UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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SUPERVALU INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Stockholders
To Be Held Wednesday, July 20, 2016
The Annual Meeting of Stockholders of SUPERVALU INC. will be held on Wednesday, July 20, 2016, at 9:30 a.m., Central Time, at the SUPERVALU INC. headquarters, 11840 Valley View Road, Eden Prairie, MN 55344, for the following purposes:

1)	to elect eleven directors;

2)	to ratify the appointment of KPMG LLP as the independent registered public accounting firm;

3)	to hold an advisory vote on executive compensation;

4)	to approve an amendment to the SUPERVALU INC. 2012 Stock Plan;

5)	to consider a stockholder proposal regarding stockholder proxy access, if properly presented at the Annual Meeting; and

6)	to transact such other business as may properly come before the meeting.
Record Date
The Board of Directors has fixed the close of business on May 23, 2016 as the record date for the purpose of determining stockholders who are entitled to notice of and to vote at the meeting. Holders of SUPERVALU’s common stock are entitled to one vote for each share held of record on the record date.
IMPORTANT: We hope you will be able to attend the meeting in person, and you are cordially invited to attend. If you expect to attend the meeting, please check the appropriate box on the proxy card when you return your proxy by mail or follow the instructions on your proxy card to vote and confirm your attendance by telephone or the Internet.
PLEASE NOTE THAT YOU WILL NEED PROOF
THAT YOU OWN SUPERVALU STOCK TO BE ADMITTED TO THE MEETING
Record stockholder: If your shares are registered directly in your name, please bring proof of stock ownership.
Shares held in street name by a broker or a bank: If your shares are held for your account in the name of a broker, bank or other nominee, please bring a current brokerage statement, letter from your stockbroker or other proof of stock ownership to the meeting.
If you need special assistance because of a disability or if you need directions to attend the meeting and vote in person, please contact the Corporate Secretary’s office, by mail at P.O. Box 990, Minneapolis, Minnesota 55440 or by telephone at (952) 828-4000.

BY ORDER OF THE BOARD OF DIRECTORS

Karla C. Robertson Executive Vice President, General Counsel and Corporate Secretary
June 7, 2016

ATTENDING THE ANNUAL MEETING OF STOCKHOLDERS
Attending in person

•	Doors open at 9:00 a.m. Central Time

•	Meeting starts at 9:30 a.m. Central Time

•	You do not need to attend the meeting to vote if you submitted your proxy in advance of the meeting

•	The use of cameras and recording devices is prohibited
Anyone can listen to the meeting live via the Internet at www.supervalu.com. Stockholders will not have the ability to vote or submit questions via this webcast. If you are not able to attend the meeting in person, you are encouraged to vote by submitting your proxy in advance of the meeting.

PROXY STATEMENT TABLE OF CONTENTS

PROXY STATEMENT
The Board of Directors of SUPERVALU INC. (“SUPERVALU,” the “Company,” “we,” “us” or “our”) is soliciting proxies for use at the 2016 Annual Meeting of Stockholders to be held on Wednesday, July 20, 2016, at 9:30 a.m., Central Time, at the Company’s headquarters, 11840 Valley View Road, Eden Prairie, MN 55344, and at any adjournment or postponement of the meeting. The proxy materials were either made available to you over the Internet or mailed to you beginning on or about June 7, 2016.
VOTING PROCEDURES
Number of Shares Outstanding
SUPERVALU’s common stock is the only class of capital stock outstanding. The holders of common stock are entitled to one vote for each share held. As of May 23, 2016, the record date for the meeting, 265,809,983 shares of common stock were outstanding and are eligible to vote at the meeting.
Vote Required; Method of Counting Votes; and Board of Directors’ Recommendations
You may vote “FOR,” “AGAINST” or “ABSTAIN” on Items 1 through 5 described below. If you submit your proxy, but abstain from voting, your shares will be counted as present at the meeting for the purpose of determining a quorum.
The table below summarizes the proposals that will be voted on, the vote required to approve each item, how votes are counted and how the Board recommends you vote:

Proposal	Vote Required	Board Recommendation	Broker Discretionary Voting Allowed	Impact of Abstention	Impact of Broker Non-Vote
Proposal 1—Election of eleven directors	Majority of votes cast (1)	For	No	None	None
Proposal 2—Ratification of the appointment of KPMG LLP as the independent registered public accounting firm	Majority of the shares present and entitled to vote	For	Yes	Against	N/A
Proposal 3—Advisory vote on executive compensation	We will consider our stockholders to have approved our executive compensation if the number of votes FOR exceeds the number of votes AGAINST	For	No	None	None
Proposal 4—Approve an amendment to the SUPERVALU INC. 2012 Stock Plan	Majority of the shares present and entitled to vote	For	No	Against	None
Proposal 5—Stockholder proposal regarding stockholder proxy access	We will consider our stockholders to have approved this stockholder proposal if the number of votes FOR exceeds the number of votes AGAINST	Against	No	Against	None

(1)
If the number of nominees exceeds the number of directors to be elected (a situation we do not anticipate), the directors shall be elected by a plurality of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors. A plurality means that the eleven director nominees who receive the highest number of votes cast will be elected.

YOUR VOTE IS VERY IMPORTANT. Whether or not you expect to attend the meeting in person, please submit your proxy vote in one of the following ways:

•	Voting by Mail. If you wish to vote by mail, please sign, date and return the enclosed proxy card promptly in the postage-paid envelope provided.

•
Voting by Telephone and the Internet. If you wish to vote by telephone or the Internet, please follow the instructions on the enclosed proxy card. If you vote by telephone or the Internet, you do not need to return the proxy card.

•
Shares Held in Street Name. If your shares are held in the name of a bank, broker or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares. Telephone and Internet voting are also available to stockholders owning stock through most major banks and brokers.

•
Revoking Your Proxy. You may revoke your proxy at any time before your shares are voted by sending a written statement to the Corporate Secretary, or by submitting another proxy with a later date. You may also revoke your proxy by voting at the meeting in person.

It is important that all stockholders vote. If you submit a proxy by mail, telephone or the Internet without indicating how you want to vote, your shares will be voted as recommended by the Board of Directors.
ATTENDING THE ANNUAL MEETING
If you plan to attend the Annual Meeting in person, you will need to provide proof that you own SUPERVALU stock in order to be admitted to the meeting.

•
Record Stockholders. If you are a record stockholder (i.e., a person who owns shares registered directly in his or her name with SUPERVALU’s transfer agent) and plan to attend the meeting, please indicate this when voting, either by marking the attendance box on the proxy card or responding affirmatively when prompted during telephone or Internet voting.

•
Owners of Shares Held in Street Name. Beneficial owners of SUPERVALU common stock held in street name by a broker, bank or other nominee will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from the broker, bank or other nominee are examples of proof of ownership. If your shares are held in street name and you want to vote in person at the meeting, you must obtain a written proxy from the broker, bank or other nominee holding your shares.

If you vote in person at the meeting, your vote will replace any votes you previously submitted by proxy.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table sets forth information with respect to the only persons or groups known to us as of May 23, 2016 to be the beneficial owners of more than five percent of SUPERVALU common stock.

Name and Address of Beneficial Owner		Amount and Nature of Beneficial Ownership	Percent of Class
(1)	BlackRock, Inc., 55 East 52nd Street, New York, NY 10055	36,306,868	13.66%
(2)	The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355	25,023,129	9.41%
(3)	North Tide Capital, 500 Boylston Street, Suite 1860, Boston, MA 02116	18,000,000	6.77%
(4)	Glenhill Advisors, LLC, 600 Fifth Avenue, 11th Floor, New York, NY 10020	14,373,757	5.41%
(5)	LSV Asset Management, 155 N. Wacker Dr., Suite 4600, Chicago, IL 60606	13,597,372	5.12%

(1)
Share ownership is as of December 31, 2015, as set forth in a Schedule 13G/A (Amendment No. 4) filed with the Securities and Exchange Commission (the “SEC”) on January 8, 2016. According to that filing, BlackRock, Inc., a parent holding company, is deemed to beneficially own 36,306,868 shares of SUPERVALU common stock, with sole dispositive power as to all of such shares and sole voting power as to 34,424,663 shares.

(2)
Share ownership is as of December 31, 2015, as set forth in a Schedule 13G/A (Amendment No. 1) filed with the SEC on February 10, 2016. According to that filing, The Vanguard Group (“Vanguard”) is deemed to beneficially own 25,023,129 shares of SUPERVALU common stock. Vanguard reported sole voting power with respect to 330,490 shares, shared voting power with respect to 13,900 shares, sole dispositive power with respect to 24,691,439 shares and shared dispositive power with respect to 331,690 shares. The filing reports that Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, Inc., has beneficial ownership of 317,790 shares as a result of its serving as investment manager of collective trust accounts, and that Vanguard Investments Australia, Ltd., a wholly owned subsidiary of The Vanguard Group, Inc., has beneficial ownership of 26,600 shares as a result of its serving as investment manager of Australian investment offerings.

(3)
Share ownership is as of December 31, 2015, as set forth in a Schedule 13G/A (Amendment No. 1) filed with the SEC on February 16, 2016. According to that filing, each of North Tide Capital, LLC (“North Tide”) and Conan Laughlin is deemed to beneficially own 18,000,000 shares of SUPERVALU common stock, and each has shared voting power and shared dispositive power with respect to all of such shares. North Tide Capital Master, LP (the “Master Fund”) is deemed to beneficially own 16,350,000 shares of SUPERVALU common stock and has shared voting power and shared dispositive power with respect to all of such shares. None of North Tide, Mr. Laughlin or the Master Fund has sole voting power or sole dispositive power with respect to any shares. Shares reported for North Tide represent shares that are beneficially owned by the Master Fund, as reported, and that are beneficially owned by a managed account client (the “Account”). North Tide serves as investment manager to both the Master Fund and the Account. Shares reported for Mr. Laughlin represent the above-referenced shares beneficially owned by the Master Fund and the Account. Mr. Laughlin serves as the Manager of North Tide. Each of the reporting persons disclaims beneficial ownership of the shares except to the extent of its or his pecuniary interest therein.

(4)
Share ownership is as of February 22, 2016, as set forth in a Schedule 13G filed with the SEC on March 3, 2016. According to that filing, (i) each of Glenhill Advisors, LLC and Glenn J. Krevlin is deemed to beneficially own 14,373,757 shares of SUPERVALU common stock, with sole dispositive power as to all of such shares, sole voting power as to 11,093,666 shares and shared voting power as to 3,280,091 shares; (ii) Glenhill Capital Advisors, LLC is deemed to beneficially own 14,373,757 shares of SUPERVALU common stock, with sole dispositive power and sole voting power as to none of such shares and shared voting power and shared dispositive power as to all of such shares; and (iii) Greenhill Capital Management, LLC is deemed to beneficially own 11,093,666 shares of SUPERVALU common stock, with sole dispositive power and sole voting power as to none of such shares and shared voting power and shared dispositive power as to all of such shares. Glenn J. Krevlin is the managing member and control person of Glenhill Advisors, LLC and is the sole shareholder of Krevlin Management, Inc. Krevlin Management, Inc. is the managing member of Glenhill Capital Advisors, LLC, which is the investment manager of Glenhill Capital Overseas Master Fund, LP and Glenhill Long Fund, LP, each a security holder of SUPERVALU. Glenhill Advisors, LLC is the managing member of Glenhill Capital Management, LLC. Glenhill Capital Management, LLC is the managing member of Glenhill Long GP, LLC, and is sole shareholder of Glenhill Capital Overseas GP, Ltd. Glenhill Capital Overseas GP, Ltd. is general partner of Glenhill Capital Overseas Master Fund, LP. Glenhill Long GP, LLC is the general partner of Glenhill Long Fund, LP. Glenhill Capital Advisors, LLC is also the investment manager for certain third party accounts for which SUPERVALU shares are held and managed by one or more of the reporting persons for the benefit of such third parties. Such reporting persons have dispositive power and share certain voting power with respect to such shares, and receive management fees and performance-related fees in connection therewith. As of March 3, 2016, there are 3,280,091 shares of SUPERVALU common stock held in such third party managed accounts.

(5)
Share ownership is as of December 31, 2015, as set forth in a Schedule 13G filed with the SEC on February 12, 2016. According to that filing, LSV Asset Management is deemed to beneficially own 13,597,372 shares of SUPERVALU common stock, with sole dispositive power as to all of such shares and sole voting power as to 6,999,291 shares.

SECURITY OWNERSHIP OF MANAGEMENT
The following table sets forth information as of May 23, 2016 concerning beneficial ownership of SUPERVALU’s common stock by each director and director nominee, for each of the executive officers named in the Summary Compensation Table (the “Named Executive Officers” or “NEOs”) and for all of our directors and executive officers as a group.
The definition of beneficial ownership for proxy statement purposes includes shares over which a person has sole or shared voting power or dispositive power, whether or not a person has any economic interest in the shares. The definition also includes shares that a person has a right to acquire currently or within 60 days.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class
Donald R. Chappel	242,820	*
Irwin S. Cohen	213,071	*
Philip L. Francis	169,639	*
Eric G. Johnson	76,793	*
Mathew M. Pendo	28,736	*
Matthew E. Rubel	164,539	*
Francesca Ruiz de Luzuriaga	18,143	*
Wayne C. Sales	347,278	*
Frank A. Savage	54,754	*
Gerald L. Storch	106,382	*
Mary A. Winston	4,809	*
Mark Gross	—	*
Bruce H. Besanko	687,453	*
Susan S. Grafton	193,933	*
Mark L. Van Buskirk	276,699	*
Ritchie L. Casteel	225,551	*
Michele A. Murphy	466,687	*
Sam Duncan	1,942,466	*
Janel S. Haugarth	575,305	*
All current directors and executive officers as a group (21 persons)	4,006,394	1.51%

*	Less than 1%

(1)
All persons listed have sole voting and investment power with respect to all of the shares listed except the following non-employee directors who have sole voting power, but no investment power, over shares held in the Directors’ Deferred Compensation Plan, as follows: Mr. Chappel, 226,680 shares; Mr. Cohen, 200,791 shares; Mr. Francis, 151,359 shares; Mr. Johnson, 76,793 shares; Mr. Pendo, 28,736 shares; Mr. Rubel, 151,399 shares; Ms. Luzuriaga, 13,143 shares; Mr. Sales, 294,322 shares; Mr. Savage, 54,754 shares; Mr. Storch, 106,382 shares; and Ms. Winston, 4,809 shares.

(2)
Includes shares underlying options exercisable or exercisable within 60 days of May 23, 2016, as follows: Mr. Chappel, 6,140 shares; Mr. Cohen, 12,280 shares; Mr. Francis, 12,280 shares; Mr. Rubel, 6,140 shares; Mr. Sales, 12,280 shares; Mr. Besanko, 445,981 shares; Ms. Grafton, 133,897 shares; Mr. Van Buskirk, 239,055 shares; Mr. Casteel, 175,904 shares; Ms. Murphy, 391,442 shares; Mr. Duncan, 1,725,764 shares; Ms. Haugarth, 408,865 shares; and all current directors and executive officers as a group, 2,100,726 shares.

MEETINGS OF THE BOARD OF DIRECTORS
The Board of Directors held eight regularly scheduled meetings and 11 special meetings during fiscal 2016. Each incumbent director attended at least 75% of the meetings of the Board and its committees on which the director served.

COMMITTEES OF THE BOARD OF DIRECTORS
The Board maintained three standing committees during fiscal 2016: Audit, Corporate Governance and Nominating, and Leadership Development and Compensation. Each of the Audit, Corporate Governance and Nominating, and Leadership Development and Compensation Committees has a separate written charter that is available on SUPERVALU’s website at www.supervalu.com. Click on the “Investors” link and then the caption “Corporate Governance.”
Membership on the Audit, Corporate Governance and Nominating, and Leadership Development and Compensation Committees is limited to non-employee directors who are independent under the New York Stock Exchange (“NYSE”) listing standards and under the rules of the SEC. For fiscal 2016, the Board of Directors determined that each of the following non-employee directors who served on one or more of such committees during fiscal 2016 was independent: Donald R. Chappel, Irwin S. Cohen, Philip L. Francis, Eric G. Johnson, Mathew M. Pendo, Matthew E. Rubel, Francesca Ruiz de Luzuriaga, Frank A. Savage and John T. Standley. No changes were made to the composition of the Board committees during fiscal 2016 other than Ms. Luzuriaga was appointed to the Audit Committee on July 22, 2015 following the 2015 Annual Meeting of Stockholders to replace Mr. Standley who did not stand for reelection as a director.
The following table lists the current membership on each Board committee:

Director	Audit Committee	Corporate Governance and Nominating Committee	Leadership Development and Compensation Committee
Donald R. Chappel	X		X
Irwin S. Cohen	Chair
Philip L. Francis		Chair
Eric G. Johnson		X
Mathew M. Pendo			X
Matthew E. Rubel			Chair
Francesca Ruiz de Luzuriaga	X
Frank A. Savage		X
Audit Committee
The following directors served on the Audit Committee in fiscal 2016: Donald R. Chappel, Irwin S. Cohen (Chairman), Francesca Ruiz de Luzuriaga and John T. Standley. Ms. Luzuriaga was appointed to the Audit Committee on July 22, 2015 following the 2015 Annual Meeting of Stockholders to replace Mr. Standley who did not stand for reelection as a director. The Board determined that all such members of the Audit Committee were financially literate under the NYSE listing standards and that each member qualified as an “audit committee financial expert” under the NYSE listing standards and the rules of the SEC. The Audit Committee met eight times during fiscal 2016.
The primary responsibilities of the Audit Committee are to assist the Board of Directors in:

•	its oversight of our accounting and financial reporting principles and policies, and our internal controls and procedures;

•	its review and oversight of our financial statements and the independent registered public accounting firm;

•	selecting, appointing, compensating, evaluating and, where deemed appropriate, replacing the independent registered public accounting firm, which reports directly to the Audit Committee;

•	evaluating the independence of the independent registered public accounting firm;

•	its oversight of our major financial risk exposures and assessment of the steps that we have taken to assess and manage such exposures; and

•	its oversight of our compliance with legal and regulatory requirements.
In addition, the Audit Committee has the responsibility to:

•	review the scope of the annual audit plan and organizational structure of the internal auditors, and the results of the internal auditor’s activities;

•	regularly meet separately with the senior internal audit executive and the independent registered public accounting firm;

•
review reports by the independent registered public accounting firm describing and assessing our internal controls and discuss the adequacy and effectiveness of our internal controls and any specified audit procedures taken in light of any material weakness or significant deficiencies identified by us or the independent registered public accounting firm; and

•
establish procedures concerning the receipt, retention and treatment of complaints regarding financial reporting, accounting, internal accounting controls or auditing and federal securities law matters.

Corporate Governance and Nominating Committee
The following directors served on the Corporate Governance and Nominating Committee in fiscal 2016: Philip L. Francis (Chairman), Eric G. Johnson and Frank A. Savage. The Corporate Governance and Nominating Committee met seven times during fiscal 2016.
The primary responsibility of the Corporate Governance and Nominating Committee is to recommend a framework to assist the Board in fulfilling its corporate governance responsibilities. In carrying out this responsibility, the Corporate Governance and Nominating Committee establishes and regularly reviews the Board’s policies and procedures, which include:

•	criteria for the size and composition of the Board;

•	policies on the structure and operations of the Board, including its leadership structure and committees;

•	procedures for the conduct of Board meetings, including executive sessions of the Board;

•	policies on director retirement and resignation; and

•	criteria regarding personal qualifications needed for Board membership.
In addition, the Corporate Governance and Nominating Committee has the responsibility to:

•	consider and recommend nominations for Board membership and the composition of Board committees;

•	evaluate our Board practices and those of other well-managed companies and recommend appropriate changes to the Board (see “Board Practices” below);

•	evaluate the members of our Board on an annual basis and provide opportunities for director education;

•	consider governance issues raised by stockholders and recommend appropriate responses to the Board; and

•	consider appropriate compensation for directors.
For a description of the Corporate Governance and Nominating Committee’s processes and procedures for the consideration and determination of director compensation, see “Director Compensation.”
Leadership Development and Compensation Committee
The following directors served on the Leadership Development and Compensation Committee in fiscal 2016: Donald R. Chappel, Mathew M. Pendo and Matthew E. Rubel (Chairman). The Leadership Development and Compensation Committee met 12 times during fiscal 2016.
The primary responsibilities of the Leadership Development and Compensation Committee are to:

•	determine the process to evaluate the performance of the Chief Executive Officer (the “CEO”);

•	review and recommend to the independent members of the Board the compensation of the CEO;

•	review and recommend to the Board major changes in executive compensation programs, executive stock options and retirement plans for officers;

•	consider and make recommendations to the Board concerning the annual election of corporate officers and the succession plan for the CEO;

•	approve the compensation, including annual salaries and incentives, of “Section 16” officers and any other corporate officers who directly report to the CEO;

•	review and approve performance targets under our annual and long-term incentive compensation plans;

•	approve equity grants and awards under our stock plan, and approve bonus and other incentive plans of “Section 16” officers and any other corporate officers who directly report to the CEO;

•
retain or obtain the advice of and terminate any compensation consultant used to assist in the evaluation of directors and senior executives, including the CEO, and any outside legal counsel and other advisers, and to approve the terms of and fees for such retention; and

•	review with management the Compensation Discussion and Analysis and related disclosures.
For a description of the Leadership Development and Compensation Committee’s processes and procedures for the consideration and determination of executive compensation, see “Compensation Discussion and Analysis.”
In addition to the independence requirements of the NYSE for directors and compensation committee members, the Leadership Development and Compensation Committee members also qualify as “non-employee directors” under Rule 16b-3 of the Exchange Act and as “outside directors” under Section 162(m) of the Internal Revenue Code (the “Code”).
Compensation Committee Interlocks and Insider Participation
The following directors served on the Leadership Development and Compensation Committee in fiscal 2016: Donald R. Chappel, Mathew M. Pendo and Matthew E. Rubel (Chairman). None of these individuals has ever served as an officer or employee of the Company or any of the Company’s subsidiaries or has any relationships with the Company or any of its subsidiaries requiring disclosure under “Board Practices—Policy and Procedures Regarding Transactions with Related Persons” below.
BOARD PRACTICES
In order to help our stockholders better understand our Board practices, we are including the following description of current practices. The Corporate Governance and Nominating Committee periodically reviews these practices.

Governance Highlights
✓	Independent Board Leadership: The independent directors on the Board have selected an independent Non-Executive Chairman of the Board to lead our Board governance functions.
✓	Majority Independent Directors: A super-majority of our Board is independent, and only independent directors serve on our Board committees.
✓	Board Refreshment: Seven of our eleven director nominees have served on our Board for less than three years.
✓	Annual Election of Directors: Our directors are elected annually.
✓
Board Evaluations: Our Board and each committee conducts an annual performance evaluation of itself, and directors conduct similar individual evaluations, which process is facilitated by an outside consultant.

✓	Diverse Experiences Represented on Board: Our Board nominees have broad perspectives, experiences and knowledge relevant to our business and include gender and ethnic diversity.
✓	Majority Voting: Our directors are elected by a majority vote, except in the case of a contested election. Any director who does not receive a majority vote must tender his or her resignation.
✓	No Poison Pill: We do not have a poison pill.
Leadership Structure
The Board determines the best board leadership structure for SUPERVALU from time to time. The Board believes that it is not in the best interest of the Company or our stockholders to have an inflexible rule regarding whether the offices of Chairman and CEO must be separate. When a vacancy occurs in the office of either the Chairman or the CEO, the Board will consider the specific characteristics and circumstances existing at that time and will determine whether the role of Chairman should be separate from that of the CEO and, if the roles are separate, whether the Chairman should be selected from the independent directors or from management.
In recent years, the Board has determined that it is in the best interests of the Company that the positions of Chairman of the Board and CEO be separate. The Board believes that this separation is appropriate as it allows the CEO to focus on leading the Company’s business operations and driving the Company’s growth strategies, while the Chairman focuses on leading the Board in its consideration of strategic issues and monitoring corporate governance and other stockholder issues. To the extent that the Chairman of the Board is not independent, the Board has appointed a separate independent lead director.

Mr. Storch, an independent director, has served as the Non-Executive Chairman of the Board since January 2014. The primary responsibilities of our Non-Executive Chairman currently include:

•	ensuring that the respective responsibilities of the Board and management are understood, and that the boundaries between the Board and management responsibilities are respected;

•
working with the CEO to develop an appropriate schedule of Board meetings and seeking to ensure that the Board can perform its duties responsibly while recognizing and supporting the operational demands of the Company;

•	working with the CEO and Board members to develop the agendas for the Board meetings;

•	conferring with the Corporate Governance and Nominating Committee regarding recommendations for the membership of the Board’s committees and the selection and rotation of committee chairs;

•	chairing all meetings of the Board and presiding at all stockholder meetings;

•
scheduling, developing the agenda for and presiding at all executive sessions of the Board and at meetings of the Board’s outside directors, and communicating to the CEO the substance of the discussions occurring at such sessions and meetings;

•
acting as principal liaison between the non-employee directors and the CEO on sensitive issues, although any non-employee director maintains the right to communicate directly with the CEO on any matter;

•	serving as an ex officio member of each committee and working with the Board committee chairs on the performance of their designated roles and responsibilities;

•
assessing and advising the CEO as to the quality, quantity and timeliness of the flow of information from management that is necessary for the Board to effectively and responsibly perform its duties. Although management is responsible for the preparation of materials for the Board, the Non-Executive Chairman will consider requests from any Board member regarding the inclusion of specific information in such material and all directors maintain the right to communicate directly with members of management;

•	recommending to the Board the retention of any consultants who will report directly to the Board on board matters (as opposed to committee consultants);

•	acting as a direct conduit to the Board for major stockholders and for other stockholders, employees and the public as appropriate;

•	monitoring significant issues and risks between meetings of the Board and assuring that the entire Board becomes involved when appropriate;

•	leading the Board in anticipating and responding to crises, including temporary incapacity of the CEO;

•	upon recommendation of the Corporate Governance and Nominating Committee, interviewing candidates for the Board who are proposed to be presented to the Board for consideration;

•	in conjunction with the Corporate Governance and Nominating Committee, overseeing the evaluation process regarding the performance of individual directors;

•
working with the Chair of the Leadership Development and Compensation Committee on the process for compensating and evaluating the CEO, consistent with the principle that the CEO reports to the full Board and not to the Non-Executive Chairman;

•	working with the Chair of the Leadership Development and Compensation Committee on succession planning for the CEO and senior management;

•	assisting the Board and the Company in assuring compliance with and implementation of the Governance Principles (as described below); and

•	chairing the Executive Committee of the Board if one is established.
Evaluation of Board Performance
In order to continue to evaluate and improve the effectiveness of the Board, under the guidance of the Corporate Governance and Nominating Committee, our directors annually evaluate the Board’s performance and the performance of each committee of the Board. The evaluation process includes a survey of the individual views of directors, a summary of which is then shared with the Board and the applicable committee. Our directors also conduct similar individual self evaluations. The Board, committees and individual directors conducted these evaluations for fiscal 2016 with the assistance of an outside consultant.
Size of the Board
Under our Bylaws, the minimum number of directors who may serve on the Board is the minimum number of directors permitted by the Delaware General Corporation Law. The exact number of directors will be determined from time to time by a majority of the whole Board of Directors or the holders of at least 75% of the stock of the Company entitled to vote, considered for the purpose as one class. The Board believes that the size of the Board should accommodate the objectives of effective discussion and decision making and adequate staffing of Board committees.
The Board of Directors currently consists of 12 members. The Board increased the size of the Board from 11 to 12 members in April 2016 with the appointment of Mary A. Winston as a director effective April 27, 2016. Ms. Winston is standing for election as a nominee to the Board for the first time. Mr. Rubel, a current director, will not be standing for reelection as a director at the 2016 Annual Meeting of Stockholders. The Board has set the size of the Board at 11 members, effective at the 2016 Annual Meeting of Stockholders. Accordingly, the Board is recommending the election of 11 directors at the 2016 Annual Meeting of Stockholders.
Symphony Designees
Pursuant to a Tender Offer Agreement (the “Tender Offer Agreement”) the Company entered into with Symphony Investors LLC (“Symphony”) and Cerberus Capital Management, L.P. in connection with the sale of the Company’s New Albertson’s, Inc. (“NAI”) subsidiary in March 2013, the Company agreed that Symphony could designate up to three directors to the Board. These designation rights ended on March 21, 2015. At that time, Messrs. Pendo and Savage were Symphony designees. The Corporate Governance and Nominating Committee and the Board believed last year and continue to believe that Messrs. Pendo and Savage have been and will continue to be qualified independent directors for the Company.
The Company had also agreed in the Tender Offer Agreement to certain obligations with respect to appointing the Symphony designees to the Corporate Governance and Nominating and Leadership Development and Compensation Committees. This obligation similarly terminated on March 21, 2015. However, Messrs. Pendo and Savage continue to serve on one or more Board committees and the Board expects this will continue. Several other rights and obligations under the Tender Offer Agreement expired on March 21, 2015; however, certain of the “standstill” provisions continue until March 21, 2020.
Director Independence
The Board believes that a majority of its members should be independent, non-employee directors. It is the Board’s policy that no more than one member of the Board will be an employee of SUPERVALU. This management member will typically be the CEO. Currently, Mr. Gross, the Company’s President and Chief Executive Officer, is the only employee member of the Board.
The Board of Directors has determined that each of the following current non-employee members of the Board is an independent director under the NYSE listing standards and the rules of the SEC: Donald R. Chappel, Irwin S. Cohen, Philip L. Francis, Eric G. Johnson, Mathew M. Pendo, Matthew E. Rubel, Francesca Ruiz de Luzuriaga, Wayne C. Sales, Frank A. Savage, Gerald L. Storch and Mary A. Winston. Mr. Gross is the only current employee director and director nominee, and he is not independent.
In determining the independence of the current non-employee directors, the Board considered the following transactions, relationships and arrangements:

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Symphony Designees. As discussed above under “—Symphony Designees,” Messrs. Pendo and Savage were designated as directors under the Tender Offer Agreement by Symphony. Before Symphony distributed its shares of SUPERVALU common stock to its eight members pro rata, Symphony had been the Company’s largest stockholder and an affiliate of AB Acquisition, a Cerberus-led consortium and the entity that acquired NAI from the Company. Cerberus had owned 38.8% of Symphony before the distribution and owns a significant amount of AB Acquisition, which is the ultimate parent entity of each of Albertson’s LLC and NAI. At the time of their appointment as directors in April 2014, the Board determined that their status as directors designated by Symphony would not interfere with either Mr. Pendo’s or Mr. Savage’s exercise of independent judgment in carrying out the responsibilities of a director. The Board’s consideration of this matter included the absence of any employment relationship or voting agreement, informal or formal, between Messrs. Pendo and Savage with Symphony or Cerberus, and the fact that Mr. Pendo and Mr. Savage each met the requirements for independence under the NYSE listing standards and the rules of the SEC. Messrs. Pendo and Savage are no longer Symphony designees, and Symphony no longer owns its shares of

SUPERVALU common stock. The Board has determined that each of Messrs. Pendo and Savage meets the requirements for independence under the NYSE listing standards and the rules of the SEC.

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Mr. Pendo. Mr. Pendo is a Managing Director at Oaktree Capital. Oaktree is one of the investment managers for SUPERVALU’s pension plan. Oaktree manages approximately $110 million of the pension plan assets, or roughly five percent of the pension plan’s assets, and receives approximately $600,000 annually in fees directly from the pension plan. The approximately $110 million of assets being managed by Oaktree is less than one percent of Oaktree’s assets under management, and the fees constitute less than one percent of Oaktree’s gross revenues in each of its last three fiscal years. Additionally, our pension plan uses a third party that selects and negotiates with these investment managers. Accordingly, the Board considered that the relationship was not material to either company and, therefore, does not impair Mr. Pendo’s independence.

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Mr. Savage. Mr. Savage’s son is a vice president at Bank of America. We use Bank of America for cash management services, and Bank of America is a lender in our revolving credit facility and underwriter of long-term debt. For cash management services, we have paid Bank of America approximately $1.5 million in total service fees during the last three fiscal years. In its role as a lender and underwriter on debt transactions, we have paid Bank of America approximately $4.8 million during the last three fiscal years. The aggregate of these amounts represented less than one percent of the consolidated gross revenues of Bank of America and the Company for each company’s last fiscal year. These transactions were entered into in the ordinary course of business and at arm’s length, our relationships with Bank of America predated Mr. Savage’s service on the Board and Mr. Savage’s son is not directly involved with the relationships between Bank of America and the Company. Accordingly, the Board determined that these relationships were not material to either company and, therefore, do not impair Mr. Savage’s independence.

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Mr. Johnson. In determining the independence of Mr. Johnson, the Board considered the relationship between the Company and Baldwin Richardson. See “Policy and Procedures Regarding Transactions with Related Persons—Transactions with Related Persons—Director Mr. Johnson, Baldwin Richardson” below for additional detail regarding this relationship. The Board determined that this relationship would not interfere with Mr. Johnson’s exercise of independent judgment in carrying out the responsibilities of a director and that Mr. Johnson met the requirements for independence under the NYSE listing standards and the rules of the SEC.

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Ms. Luzuriaga. Ms. Luzuriaga’s brother-in-law is Senior Vice President and Chief Accounting Officer at Chubb. Chubb is one of our insurance companies and we have paid approximately $500,000 in total insurance premiums to Chubb over the past three fiscal years. This aggregate amount represented less than one percent of the consolidated gross revenues of Chubb and the Company for each company’s last fiscal year. These transactions were entered into in the ordinary course of business and at arm’s length. Additionally, our relationship with Chubb predated Ms. Luzuriaga’s service on the Board, and Ms. Luzuriaga’s brother-in-law is in a role where he would not be directly involved with the relationship between Chubb and the Company. Accordingly, the Board determined that this relationship was not material to either company and, therefore, does not impair Ms. Luzuriaga’s independence.

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Mr. Sales. Mr. Sales was our Executive Chairman and served as our President and Chief Executive Officer from July 2012 to February 2013. Mr. Sales has not had any transactions, relationships and arrangements with us since that time other than his service as a director. The Board determined that, since more than three years have passed since Mr. Sales served as an executive officer of the Company, he is now independent.

Outside Board Memberships
The Board has determined that in order for directors to fulfill their duties as directors, there should be a limit on the number of public company boards on which each director may serve. Currently, no director can serve on more than five public company boards, including our Board. Additionally, any director who also serves as a chief executive officer generally should not serve on more than two public company boards, including our Board, in addition to their employer’s board. Pursuant to this policy, service on the board of a parent and its wholly owned subsidiary counts as a single board.
Director Retirement
It is Board policy that, unless determined otherwise by the Corporate Governance and Nominating Committee, non-employee directors retire at the annual meeting following the date they attain the age of 74 and that non-employee directors may serve a maximum term of 15 years. Directors who change the occupation they held when initially elected to the Board are expected to offer to resign from the Board. The Corporate Governance and Nominating Committee will review the continuation of Board membership under the new occupation and make a recommendation to the full Board.
In January 2016, the Corporate Governance and Nominating Committee considered again that Mr. Cohen would be over 74 years of age when he would be eligible for re-nomination to the Board at the 2016 Annual Meeting of Stockholders.

Pursuant to the Company’s Governance Principles, the Corporate Governance and Nominating Committee determined to waive the retirement age limitation as it applies to Mr. Cohen so that Mr. Cohen could stand for re-nomination at the 2016 Annual Meeting of Stockholders. In reaching this determination, the Corporate Governance and Nominating Committee considered Mr. Cohen’s significant contributions to the Board, including his service as Audit Committee Chair, his qualifications and experience, his level of involvement with the Company and his ongoing devotion of time and effort to his service as a director. The Corporate Governance and Nominating Committee also considered that the Board’s overall average tenure was relatively short, at approximately four and one-half years, such that Mr. Cohen’s experience would complement the overall balance of experience and knowledge of the Company on the Board. The Corporate Governance and Nominating Committee also considered that the Board and each committee conduct thorough, annual board and committee evaluations. That review was facilitated by a third-party consultant and provided relevant information on how well the Audit Committee and Board function. After considering the foregoing factors, the Corporate Governance and Nominating Committee determined that it was in the best interests of the Company’s stockholders to permit Mr. Cohen to stand for reelection to another term on the Board.
Selection of Directors
The Corporate Governance and Nominating Committee is the standing committee responsible for determining the slate of director nominees for election by stockholders. The Corporate Governance and Nominating Committee considers and evaluates potential Board candidates based on the criteria set forth below and makes its recommendation to the full Board. The criteria applied to director candidates stress independence, integrity, experience and sound judgment in areas relevant to our business, financial acumen, interpersonal skills, a proven record of accomplishment, a willingness to commit sufficient time to the Board, the ability to challenge and stimulate management and diversity. The Corporate Governance and Nominating Committee views diversity in its broadest sense, which includes gender, ethnicity, education, experience and leadership qualities. The Corporate Governance and Nominating Committee uses the same process and criteria for evaluating all nominees, regardless of whether the nominee is submitted by a stockholder or by some other source.
Directors and management are encouraged to submit the name of any candidate they believe to be qualified to serve on the Board, together with background information on the candidate, to the Chairperson of the Corporate Governance and Nominating Committee. In accordance with procedures set forth in our Bylaws, stockholders may propose, and the Corporate Governance and Nominating Committee will consider, nominees for election to the Board of Directors by giving timely written notice to the Corporate Secretary, which for this Proxy must have been received at our principal executive offices no later than the close of business on March 24, 2016 and no earlier than February 23, 2016. Any such notice must include the name of the nominee, a biographical sketch and resume, contact information and such other background materials on such nominee as the Corporate Governance and Nominating Committee may request.
Executive Sessions of Outside Directors
Non-employee directors typically meet together as a group in executive session, without the CEO or any other employees in attendance, during each regularly scheduled Board meeting to, among other things, assess the quality of the meetings and then to provide its observations to the CEO. In addition, the Non-Executive Chairman (or lead director when the Chairman is not independent) has the authority to call meetings of the independent directors, including to address matters for which any non-independent director may have a conflict of interest. The Non-Executive Chairman presides over each executive session of the Board unless the Non-Executive Chairman is not an independent director, in which case the lead director presides over each such executive session. As an independent director, Mr. Storch has presided over each executive session of the Board since being appointed the Non-Executive Chairman in January 2014. In addition, at least once a year, the independent directors meet in executive session without members of management or the non-independent directors present.
Board’s Role in Risk Oversight
The Board takes an active role in risk oversight related to the Company both as a full Board and through its committees. Through detailed reviews, discussions and presentations by the leaders of the Company’s businesses, the Board reviews and advises on risk with respect to the Company’s businesses, including strategies and financial plans, with attention and focus on the risks to achievement of these strategies and plans. Such risks include those inherent in the Company’s businesses as well as the risks from external sources such as competitors, the economy and regulatory and legislative developments. In addition, the heads of certain of the Company’s key functional areas regularly update the Board on risks in their areas.
In addition, the Company conducts an annual enterprise-wide risk assessment. A formal report is delivered to the Audit Committee, the chair of which provides a synopsis to the Board. Risk assessment updates are provided to the Audit Committee and the Board on a regular basis and as required, and management provides updates to the Audit Committee and the Board on any material developments or actions taken with respect to the risks identified. The objectives for the risk assessment process include: (i) determining whether there are risks that require additional or higher priority mitigation efforts and executing on those mitigation efforts; (ii) developing a defined list of key risks to be shared with the Audit Committee, Board and senior management; (iii) facilitating the NYSE governance requirement that the Audit Committee discuss policies around risk assessment and risk management; (iv) facilitating discussion of the risk factors to be included in Item 1A of the Company’s Annual Report on Form 10-K; and (v) guiding the development of the internal audit plans.
Compensation Risk Assessment
The Company has historically maintained a prudent and appropriately risk-balanced approach to its incentive compensation programs to ensure that such programs promote the long-term interests of our stockholders and do not contribute to unnecessary risk taking, and will continue to do so. The Company, through its Leadership Development and Compensation Committee, regularly engages in a process to evaluate whether its executive and broad-based compensation programs contribute to unnecessary risk-taking and has concluded that the risks arising from these programs are not reasonably likely to have a material adverse effect on the Company. The Leadership Development and Compensation Committee directly engages its compensation consultant to assist it in its evaluation. In accordance with the Leadership Development and Compensation Committee’s direction, Exequity LLP (“Exequity”) performed a compensation risk assessment of the Company’s executive and broad-based compensation programs and made an independent report to the Leadership Development and Compensation Committee. The risk assessment completed by Exequity for fiscal 2016 concluded, and management agreed, that the Company’s executive and broad-based compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company, noting that no compensation program was identified that would encourage excessive risk taking.
Attendance at Stockholder Meetings
The Board does not have a formal policy regarding director attendance at the Annual Meeting of Stockholders. However, all directors are strongly encouraged to attend the meeting. All of the then-serving directors standing for re-election attended the 2015 Annual Meeting of Stockholders, except for Mr. Francis.
Stock Ownership Guidelines
Non-employee directors are required to acquire and own SUPERVALU common stock with a fair market value of five times a director’s annual retainer within five years after the director is first elected. See “Compensation Discussion and Analysis—Other Compensation-Related Policies—Executive Stock Ownership and Retention Program and Anti-Hedging/Pledging Policy” for details on our stock ownership and retention guidelines for our executives.
Governance Principles
The Board maintains a formal statement of Governance Principles that sets forth the corporate governance practices for SUPERVALU. The Governance Principles are available on our website at www.supervalu.com. Click on the “Investors” link and then the caption “Corporate Governance.”
Policy and Procedures Regarding Transactions with Related Persons
Policy and Procedures
The Board of Directors of the Company has adopted a Policy and Procedures Regarding Transactions with Related Persons. This policy delegates to the Audit Committee responsibility for reviewing, approving or ratifying transactions with “related persons” that are required to be disclosed under the rules of the SEC. Under the policy, a “related person” includes any of the directors or executive officers of the Company, certain stockholders and their immediate families. The policy applies to transactions where the Company is a participant, a related person will have a direct or indirect material interest and the amount involved exceeds $120,000. Under the policy, management of the Company is responsible for disclosing to the Audit Committee all material information related to any covered transaction in order to give the Audit Committee an opportunity to authorize, approve or ratify the covered transaction based upon its determination that the covered transaction is fair and reasonable and on terms no less favorable to the Company than could be obtained in a comparable arm’s-length transaction with an unrelated third party. A copy of the Policy and Procedures Regarding Transactions with Related Persons is available on SUPERVALU’s website at www.supervalu.com. Click on the “Investors” link and then the caption “Corporate Governance.”
Transactions with Related Persons
Albertson’s LLC and NAI
On April 28, 2015, Symphony distributed its shares of SUPERVALU stock to its members on a pro rata basis. See “—Director Independence—Symphony Designees” above for additional details. None of these members are beneficial owners of more than five percent of the Company’s issued and outstanding stock, and as a result Cerberus, Symphony, AB Acquisition

LLC, Albertson’s LLC and NAI and their respective affiliates ceased to be “related persons” such that transactions with these parties no longer require approval or ratification by the Audit Committee under our Policy and Procedures Regarding Transactions with Related Persons or under the rules and regulations of the SEC governing related person transactions.
We participated in the following transactions with Albertson’s LLC and/or NAI during fiscal 2016 while transactions with Albertson’s LLC and NAI still required approval or ratification by the Audit Committee under our Policy and Procedures Regarding Transactions with Related Persons or under the rules and regulations of the SEC governing related person transactions:

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Transition Services Agreement with each of Albertson’s LLC and NAI. We continued to perform services for, and receive services from, each of Albertson’s LLC and NAI pursuant to the transition services agreements (the “TSA”) entered into in March 2013 in connection with the sale of NAI. Revenues received by us under the TSA were approximately $185 million in fiscal 2016. In connection with providing these services, we have and may in the future enter into merchandising, procurement, vendor and services contracts in the ordinary course of business under which we, Albertson’s LLC and/or NAI purchase jointly. On April 16, 2015, we entered into a letter agreement with NAI and Albertson’s LLC pursuant to which we are providing services to NAI and Albertson’s LLC as needed to transition and wind down the TSA. In exchange for these transition and wind down services, we are receiving eight payments of $6.25 million every six months for aggregate fees of $50 million. These payments are separate from and incremental to the fixed and variable fees we receive under the TSA. We have and expect to continue to enter into individual arrangements with NAI and/or Albertson’s LLC to facilitate this transition and wind down.

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Trademark Cross-Licensing Agreement. We entered into a Trademark Cross Licensing Agreement with NAI and Albertson’s LLC on March 21, 2013 pursuant to which we and NAI and Albertson’s LLC have licensed to the other party and their affiliates certain names and marks.

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Escrow Agreement. As part of AB Acquisition’s purchase of NAI, NAI’s subsidiary, American Stores Company (“ASC”), retained liability on certain bonds issued by it and guaranteed by us. Our guaranty of the bonds was not released as part of our sale of NAI, and we remain liable under our guaranty. AB Acquisition has agreed to indemnify us against any payment we are required to make on our guaranty and ASC has deposited cash into an escrow account, which gives us a first priority security interest and the trustee for the ASC bonds a second priority security interest in the escrow account. The principal amount of the bonds outstanding is approximately $5 million, and at least that amount of cash is maintained in the escrow account.

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Operating and Supply Agreements. In connection with AB Acquisition’s purchase of NAI, we entered into an Operating and Supply Agreement with NAI under which we operate a distribution center owned by NAI for an initial term of five years, subject to renewal at our option for two additional five-year terms and certain termination rights of NAI and us. We exercised our first extension option, subject to such termination rights. We provide wholesale distribution of products to certain NAI banners and SUPERVALU independent retail customers from this distribution center. NAI and SUPERVALU are also party to an agreement for the Company to provide services related to supplying cosmetics products, such as promotional, inventory ordering, vendor negotiations and management of vendor promotional funding. The Company receives approximately $150,000 per year under this separate services agreement. In addition, SUPERVALU continued to provide wholesale distribution of certain products to certain stores owned by Albertson’s LLC that were not part of AB Acquisition’s purchase of NAI. This distribution ended in late September 2015. Net sales from these operating and supply agreements and supply and service relationships were approximately $100 million for fiscal 2016.

The approval of each of these agreements originally entered into in March 2013 was made by the Board of Directors in connection with our sale of NAI to AB Acquisition and related transactions. At the same time, the Board ratified under the Policy and Procedures Regarding Transactions with Related Persons our ongoing provision of goods and services pursuant to the TSA with each of Albertson’s LLC and NAI, as well as under the Operating and Supply Agreement with NAI and the supply arrangements with NAI and Albertson’s LLC. As described above, we have amended certain of these agreements and we have also entered into new agreements related to the original agreements. The Audit Committee approved or ratified each of these amendments and new agreements under the Policy and Procedures Regarding Transactions with Related Persons.
In addition to these arrangements, the Audit Committee previously approved the Company continuing to enter into merchandising, procurement, vendor and services arrangements and agreements under which the Company, Albertson’s LLC and/or NAI purchase jointly if such arrangement or agreement is (1) in the ordinary course of business under the TSA or (2) on terms fair and reasonable to the Company and no less favorable to the Company than could be obtained without involvement by either Albertson’s LLC or NAI. Whether any arrangement is in the ordinary course of business or is on terms fair and reasonable to the Company and no less favorable to the Company than could be obtained without involvement by either Albertson’s LLC or NAI was determined by a management steering committee overseeing the operation of the TSA and then reviewed by the Audit Committee as appropriate and required under the Policy and Procedures Regarding Transactions with Related Persons.
The Audit Committee also ratified under the Policy and Procedures Regarding Transactions with Related Persons the Company’s continued participation in a joint sourcing program with an affiliate of Cerberus pursuant to which SUPERVALU purchased from unrelated third parties approximately $14.8 million of goods and services in fiscal 2016.
On May 28, 2015, the Company entered into a letter agreement with NAI and Albertson’s LLC. Pursuant to this letter agreement, the Company and NAI and Albertson’s LLC (and certain of their affiliates, including Safeway, with respect to provisions of the letter agreement applicable to them) agreed to resolve several issues that had arisen under the TSA, the Stock Purchase Agreement pursuant to which the Company sold NAI, and the Operating and Supply Agreement mentioned above, and the Company received certain additional rights and benefits. The matters resolved and rights received included (i) NAI, Albertson’s LLC and AB Acquisition agreeing to no longer challenge, and waive all rights relating to, the Company’s filing with the IRS in fiscal 2015 for a change in accounting method for NAI and its subsidiaries pursuant to the tangible property repair regulations that the Company believed it had the right to make, but that Albertson’s had challenged, under the Stock Purchase Agreement and for which the Company had recognized approximately $69 million of discrete tax benefits in discontinued operations during the third quarter of fiscal 2015; (ii) reducing certain payments the Company must make under the Operating and Supply Agreement; (iii) granting the Company certain rights related to potential future transactions involving distribution centers and supply arrangements; (iv) resolving various administrative and operational matters under the TSA and the Stock Purchase Agreement; and (v) providing for a potential discretionary bonus of up to $10 million from NAI and Albertson’s LLC to the Company related to the transition and wind down of the TSA to be determined at the sole discretion of NAI and Albertson’s LLC. In consideration for the resolution of these matters and the granting of the additional rights and benefits to the Company, the Company agreed to pay an aggregate of $34.5 million to AB Acquisition.
Director Mr. Johnson, Baldwin Richardson
Mr. Johnson, a director of the Company, is the President and Chief Executive Officer of Baldwin Richardson Foods Company (“Baldwin Richardson”). The equity in Baldwin Richardson is owned as follows: 68% by Mr. Johnson; 29% by an irrevocable trust (for which Mr. Johnson does not serve as trustee) for the benefit of his four adult children who live outside of his household; and 3% by unrelated parties. The Company purchased approximately $885,000 in retail products from Baldwin Richardson during fiscal 2016 and approximately $110,000 during the first two 28 day fiscal periods of fiscal 2017. The amount purchased during fiscal 2016 represented less than one percent of the consolidated gross revenues of Baldwin Richardson and the Company, respectively, for each company’s 2016 fiscal year. The relationship between the Company and Baldwin Richardson began several years before Mr. Johnson became a director, and these transactions were entered into in the ordinary course of business and at arm’s length. The Audit Committee ratified this ongoing relationship with Baldwin Richardson under our Policy and Procedures Regarding Transactions with Related Persons. The Board determined that this relationship would not interfere with Mr. Johnson’s exercise of independent judgment in carrying out the responsibilities of a director and that Mr. Johnson met the requirements for independence under the NYSE listing standards and the rules of the SEC.
ELECTION OF DIRECTORS (ITEM 1)
Directors are elected for a term of one year. If a vacancy exists or occurs during the year, the vacant directorship may be filled by the vote of the remaining directors until the next annual meeting, at which time the stockholders elect a director to fill the vacancy. There are currently 12 members of the Board. Mr. Rubel, a current director, will not be standing for reelection as a director at the 2016 Annual Meeting of Stockholders. The Board has set the size of the Board at 11 members, effective at the 2016 Annual Meeting of Stockholders. Accordingly, the Board is recommending the election of 11 directors at the 2016 Annual Meeting of Stockholders.
Our Bylaws require directors to be elected by the majority of the votes cast with respect to such director in uncontested elections. A majority of the votes cast means that the number of shares voted “FOR” a director must exceed the number of votes cast “AGAINST” that director. In a contested election, a situation in which the number of nominees exceeds the number of directors to be elected, the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. A plurality means that the nominees receiving the highest number of votes cast will be elected.
If a nominee who is serving as a director is not elected at the annual meeting, under Delaware law the director would continue to serve on the Board as a “holdover director.” However, under our Bylaws, any director who fails to be elected must offer to tender his or her resignation to the Board of Directors. The Corporate Governance and Nominating Committee

will then make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the Corporate Governance and Nominating Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. The director who tenders his or her resignation will not participate in the Board’s decision. If a nominee who was not already serving as a director is not elected at the annual meeting, under Delaware law that nominee would not become a director and would not serve on the Board of Directors as a “holdover director.”
In fiscal 2016, the Corporate Governance and Nominating Committee engaged Spencer Stuart to assist in identifying possible new director candidates for the Board or for a Board of Directors of Save-A-Lot if we were to spin-off Save-A-Lot into a stand-alone public company. Ms. Winston was identified through this search process and appointed as a member of the Board effective April 27, 2016. Spencer Stuart assisted the Corporate Governance and Nominating Committee in evaluating the potential director candidates, including Ms. Winston.
Donald R. Chappel, Irwin S. Cohen, Philip L. Francis, Mark Gross, Eric G. Johnson, Mathew M. Pendo, Francesca Ruiz de Luzuriaga, Wayne C. Sales, Frank A. Savage, Gerald L. Storch and Mary A. Winston are nominated for one-year terms expiring in 2017. The Board of Directors has been informed that each nominee is willing to serve as a director. However, if any nominee is unable to serve or for good cause will not serve, the proxies may be voted for another person as the persons named on the proxies decide.
The Board of Directors recommends a vote “FOR” the election of Donald R. Chappel, Irwin S. Cohen, Philip L. Francis, Mark Gross, Eric G. Johnson, Mathew M. Pendo, Francesca Ruiz de Luzuriaga, Wayne C. Sales, Frank A. Savage, Gerald L. Storch and Mary A. Winston as directors.

NOMINEES FOR ELECTION AS DIRECTORS AT THE ANNUAL MEETING
FOR A ONE-YEAR TERM EXPIRING IN 2017
The following sets forth information, as of May 23, 2016, concerning the eleven nominees for election as director:

Donald R. Chappel, age 64

Mr. Chappel, a director of SUPERVALU since 2010, serves as Senior Vice President and Chief Financial Officer of The Williams Companies, Inc., a position he has held since April 2003. Williams is one of the leading energy infrastructure companies in North America. Williams owns an approximate 60% interest in Williams Partners L.P. (“Williams Partners”), including all of the general partnership interest. Williams Partners is a large-cap master limited partnership (“MLP”) with operations across the natural gas value chain from gathering, processing and interstate transportation of natural gas and natural gas liquids to petchem production of ethylene, propylene and other olefins. Williams Partners was formerly known as Access Midstream Partners, L.P. and in February 2015 merged with another energy infrastructure MLP controlled by Williams also known as Williams Partners L.P. (“Pre-Merger Williams Partners”). Access Midstream Partners was the surviving entity in the merger and changed its name to Williams Partners L.P.

Mr. Chappel has served as a director of the general partner of Williams Partners since 2012 and as its Chief Financial Officer since December 31, 2014. Mr. Chappel served as Chief Financial Officer and a director of the general partner of Pre-Merger Williams Partners from 2005 until its merger in 2015. Mr. Chappel was Chief Financial Officer, from 2007, and a director, from 2008, of the general partner of Williams Pipeline Partners L.P., until its merger with Pre-Merger Williams Partners in 2010. Williams Pipeline Partners L.P. was an energy pipeline MLP formed and controlled by Williams. Prior to joining Williams, Mr. Chappel held various financial, administrative and operational leadership positions. Mr. Chappel is included in Institutional Investor magazine’s Best CFOs listing for 2006 to 2008 and 2010 to 2014. Among his many qualifications, Mr. Chappel brings significant experience in finance and accounting as a senior finance executive of several large public companies.

Mr. Chappel serves as a director of two non-profit organizations, The Children’s Hospital Foundation at St. Francis and Family & Children’s Services of Oklahoma.

Irwin S. Cohen, age 75

Mr. Cohen, a director of SUPERVALU since 2003, is a Retired Partner of Deloitte & Touche LLP, a professional services firm providing audit, tax, financial advisory and consulting services. Mr. Cohen, who joined Deloitte in 1962 and became a partner in 1972, served as the Global Managing Partner of the Consumer Products, Retail and Services Practice of Deloitte from 1997 to 2003. Mr. Cohen also founded and led Deloitte’s Consumer Products, Retail and Services Practice as it grew to serve over 100 countries in Europe, Asia Pacific and the Americas. Mr. Cohen brings considerable experience in retail and accounting as a result of his experience with Deloitte.

Mr. Cohen is also a director and chair of the Audit Committee of Stein Mart Inc., a discount fashion retailer with sales in excess of $1 billion. In addition, he currently serves or has served on the boards of several private and non-profit companies.

Philip L. Francis, age 69

Mr. Francis, a director of SUPERVALU since 2006, retired in 2012 from PetSmart, Inc. after serving ten years as Chief Executive Officer and two years as the Executive Chairman. PetSmart is a specialty retailer of services and solutions for pets. Prior to joining PetSmart, Mr. Francis was the President and CEO of Shaw’s Supermarkets, Inc. and Cardinal Foods. His formal education includes a Bachelor of Science degree from the University of Illinois in Agricultural Science and an MBA in Marketing and Management from Indiana University. Among his many qualifications, Mr. Francis brings significant retail industry experience, as well as experience in business strategy as a senior executive of a large public company.

Mr. Francis is a director of At Home Group Inc. He previously served as a director of PetSmart, Inc. from 1989 to 2012, and as a director of CareFusion from 2009 until it was sold in March 2015. He is active with several non-profit or service organizations that include Teach for America, Greater Phoenix Leadership (past chairman), Federal Reserve Board-Western Region Advisory Council, and TGEN—Translational Genomics Research Institute. He is a past campaign chair and board chair of Valley of the Sun United Way, active in UMOM (homeless) and ASU Idea Enterprise.

Mark Gross, age 53

Mr. Gross was named President and Chief Executive Officer of the Company effective February 5, 2016. Prior to joining the Company, Mr. Gross had served since 2006 as President of Surry Investment Advisors LLC, an advisory firm that Mr. Gross founded to provide consulting services to grocery distributors and retailers with respect to strategic and operational matters. In this role, Mr. Gross assisted grocery clients on several multi-billion dollar acquisitions and divestitures and consulted with private equity firms with respect to investments in food retail, distribution and consumer packaged goods sectors. From 1997 to 2006, Mr. Gross worked at C&S Wholesale Grocers, including serving as Co-President of C&S’s overall operations from 2005 to 2006. Additionally, during his tenure with C&S, Mr. Gross served as Chief Financial Officer, General Counsel, and President of its affiliated retail grocery operations.

Among his many qualifications, Mr. Gross brings a wealth of grocery wholesale and retail industry experience, including significant experience in business strategy and operations as a senior executive of a large grocery wholesale company and as an advisor to several grocery companies and investors. Mr. Gross graduated cum laude from the University of Pennsylvania Law School and holds a BA from Dartmouth College where he graduated with honors in his major.

Eric G. Johnson, age 65

Mr. Johnson, a director of SUPERVALU since July 2013, is the President and Chief Executive Officer of Baldwin Richardson Foods Company (“Baldwin Richardson”), one of the largest African-American-owned businesses in the food industry, a position he has held since 1997. Baldwin Richardson is a major producer of products and ingredients for McDonald’s, Kellogg, General Mills and Frito Lay. Baldwin Richardson also has retail brands and foodservice products that it distributes nationally. Mr. Johnson purchased Baldwin Ice Cream Co. in 1992, and, in 1997, he completed the acquisition of Richardson Foods from Quaker Oats Company to form Baldwin Richardson. From 1989 to 1991, Mr. Johnson served as Chief Executive Officer of Johnson Products Company. Among his many qualifications, Mr. Johnson brings considerable food industry and business experience from the perspective of a manufacturer and supplier of food products to the retail and foodservice markets.

Mr. Johnson serves as a member of the Board of Directors for Lincoln National Corporation and is chairman of its Finance Committee. He also sits on the Board of Trustees for Babson College and serves on the Board of the Urban League of Rochester. Mr. Johnson is a graduate of Babson College.

Mathew M. Pendo, age 52

Mr. Pendo, a director of SUPERVALU since April 2014, serves as Managing Director of Oaktree Capital, an investment firm that specializes in less efficient markets and alternative investments, and has held that position since June 2015. Prior to joining Oaktree, from September 2013 until June 2015, Mr. Pendo served as a Managing Director at Sandler O’Neill Partners, an investment banking boutique focused on the financial services industry. Prior to joining Sandler O’Neill Partners, Mr. Pendo served as the Chief Investment Officer for the Troubled Asset Relief Program (“TARP”) at the U.S. Department of the Treasury from November 2010 until March 2013. He previously served as Managing Director Investment Banking for Barclays Capital from 2003 until October 2010, where he served as Co-Head of the Industrials Group and the U.S. Investment Banking Group.

Mr. Pendo previously served as a director of Ally Financial Inc., a bank holding company focused on the auto finance and online banking industries, from 2013 to 2015. Mr. Pendo holds a Bachelor of Arts in Economics from Princeton University and received a Distinguished Service Award from the U.S. Department of Treasury for his work overseeing TARP’s investment activities. Among his many qualifications, Mr. Pendo brings substantial financial and investment banking experience to the Board.

Francesca Ruiz de Luzuriaga, age 62

Ms. Luzuriaga, a director of SUPERVALU since July 2015, has been an independent business development consultant since 2000. Previously, she was the Chief Operating Officer of Mattel Interactive, a business unit of Mattel, Inc., one of the major toy manufacturers in the world, from 1999 to 2000. Prior to holding this position, she served Mattel as its Executive Vice President, Worldwide Business Planning and Resources, from 1997 to 1999, and as its Chief Financial Officer from 1995 to 1997. Among her many qualifications, Ms. Luzuriaga brings substantial prior leadership experience in the operations and strategy side of businesses, both in the United States and internationally, as well as financial expertise and experience in corporate finance.

Ms. Luzuriaga is a director and serves as the chair of the Audit Committee for Office Depot, Inc. Previously, she was a director of OfficeMax Incorporated from 1998 to November 2013. Since January 2012, she has been a director of SCAN Health Plan, a not-for-profit Medicare Advantage health plan. From 2002 until 2005, she was also a director of Providian Financial Corporation.

Wayne C. Sales, age 66

Mr. Sales has been a director of SUPERVALU since 2006 and was Non-Executive Chairman of the Board from 2010 to 2012. He served as Executive Chairman of the Board and as Chief Executive Officer and President of SUPERVALU from July 2012 to February 2013. He is the retired Vice Chairman of Canadian Tire Corporation, Limited, Canada’s most-shopped general merchandise retailer and the country’s largest independent gasoline retailer, which he led as Chief Executive Officer and President from 2000 to 2006.

Mr. Sales’ retail executive experience spans more than 35 years. Prior to joining Canadian Tire in 1991, he served in several senior leadership positions with the U.S. division of Kmart Corporation in the areas of marketing, merchandising and store operations. Mr. Sales’ accomplishments earned him several industry awards, including Distinguished Retailer of the Year in 2004 by the Retail Council of Canada and CEO of the Year by Canadian Business Magazine in 2005. In 2009, Mr. Sales was also inducted into the Canadian Marketing Hall of Legends. Among his many qualifications, Mr. Sales brings extensive leadership and business experience in the retail industry as the former chief executive officer of two large public companies, including SUPERVALU.

Mr. Sales has previously served as a director of other public companies, including Toys “R” Us, Inc. from April 2014 to November 2015, and Tim Hortons Inc., the fourth-largest publicly traded quick service restaurant chain in North America based on market capitalization, from 2006 to 2014. Mr. Sales retired from his board positions with Georgia Gulf Corp, a leading integrated North American manufacturer of chemicals and vinyl-based building and home improvement products, and Discovery Air Inc., a specialty aviation company, when he became Chief Executive Officer and President of the Company in 2012.

Frank A. Savage, age 68

Mr. Savage, a director of SUPERVALU since April 2014, has been a senior advisor to investment banking firm Lazard Ltd. (“Lazard”) since January 2014 and served as Vice Chairman of U.S. Investment Banking at Lazard from 2009 to December 2013. He was the Co-Head of Lazard’s Restructuring Group from June 1999 to December 2013 and also served on Lazard’s Deputy Chairman Committee from 2006 to December 2013. Prior to joining Lazard, Mr. Savage served as Co-Head of the Restructuring Practice at investment banking firm BT Alex. Brown Inc. and before that was the Head of the Restructuring Group at investment bank UBS AG. Mr. Savage holds a degree from the University of Pennsylvania’s Wharton School of Business. Among his many qualifications, Mr. Savage brings extensive financial, restructuring and investment banking experience to the Board.

Mr. Savage has served as a director of Rite Aid Corporation since June 2015.

Gerald L. Storch, age 59

Mr. Storch, the Non-Executive Chairman and a director of SUPERVALU since January 2014, is Chief Executive Officer of Hudson’s Bay Company, a retail business group, and has held that position since January 2015. Prior to that, Mr. Storch was Founder, Chairman and Chief Executive Officer of Storch Advisors, Inc., a senior management advisory and consulting firm focused primarily on retailing, e-commerce, consumer products and services, and consumer financial services, from 2013 to January 2015. From 2006 to 2013, Mr. Storch was Chairman and Chief Executive Officer of Toys “R” Us, Inc., where he helped grow the company into a $13 billion global retailer, including expanding the company’s e-commerce business and overseeing several mergers and acquisitions. Prior to his tenure at Toys “R” Us, Mr. Storch served as Vice Chairman of Target Corporation, a $70 billion retailer. During more than a decade with Target, Mr. Storch led the retailer’s e-commerce site, target.com, the Target grocery business and the Target Financial Services credit card business, and oversaw Marshall Field’s Department Stores. Among his many qualifications, Mr. Storch brings substantial business and leadership experience in retail to the Board as a current chief executive officer and as the former chief executive officer and former senior executive officer of two large public companies.

Mr. Storch currently serves as a member of the Board of Directors of Hudson's Bay Company, Bristol Myers Squibb Company and Fanatics Inc. Mr. Storch received a Master of Business Administration from Harvard Business School, a Juris Doctor from Harvard Law School and a Bachelor of Arts from Harvard College.

Mary A. Winston, age 54

Ms. Winston, a director of SUPERVALU since April 27, 2016, served as Executive Vice President – Chief Financial Officer of Family Dollar Stores, Inc., a discount retailer with more than 8,300 stores and nearly $11 billion in revenues prior to its acquisition by Dollar Tree in July 2015, from 2012 until August 2015. Before joining Family Dollar, from 2008 to 2012, Ms. Winston served as Senior Vice President and Chief Financial Officer for Giant Eagle, Inc., a regional grocery and fuel retailer. Ms. Winston was President and Founder of WinsCo Financial, LLC, a financial solutions consulting firm, from 2007 to 2008 and served as Executive Vice President and Chief Financial Officer of Scholastic Corporation, a children’s publishing and media company, from 2004 to 2007. Among her many qualifications, Ms. Winston brings corporate executive leadership experience as well as extensive financial management and leadership.

Ms. Winston has served as a director of Dover Corporation, a diversified manufacturing company, since 2005 and is the chair of its Audit Committee, and as a director of Domtar Corporation, a paper manufacturer and marketer, since December 2015. Ms. Winston previously served as a director of Plexus Corporation, an electronic manufacturing services company, from 2008 to February 2016.

DIRECTOR COMPENSATION
Annual compensation for non-employee directors is comprised of the following components: cash compensation, consisting of an annual retainer and committee retainer, and equity compensation, consisting of an annual deferred retainer payable in SUPERVALU common stock. In addition, our non-employee directors may receive stock options from time to time. Each of these components is described in more detail below.
The Corporate Governance and Nominating Committee reviews the compensation of our directors on a periodic basis. Based upon its review, the Corporate Governance and Nominating Committee makes recommendations to the Board of Directors. In fiscal 2016, the Corporate Governance and Nominating Committee, in consultation with Exequity, the Committee’s independent compensation consultant, reviewed the Company’s director compensation relative to the Company’s peer group. Based on this review, the Corporate Governance and Nominating Committee recommended, and the Board of Directors approved, making no changes to director compensation.

Annual Board/Committee and Chairperson Retainers
Non-employee directors receive an annual cash retainer of $85,000 per year. In addition, the Chairperson of each Board committee receives the following annual retainer: Audit Committee Chairperson and Leadership Development and Compensation Committee Chairperson, $25,000; and Corporate Governance and Nominating Committee Chairperson, $20,000. Also, each non-employee director committee member receives the following annual retainer for each committee served on: Audit Committee, $15,000; Leadership Development and Compensation Committee, $15,000; and Corporate Governance and Nominating Committee, $10,000. Mr. Storch receives an annual cash retainer of $150,000 per year for his role as Non-Executive Chairman, in addition to his compensation as a non-employee director. The $85,000 cash retainer is prorated for directors who are appointed to the Board between annual meeting dates based on their appointment date.
Annual Deferred Stock Retainer
We also compensate each non-employee director by providing him or her with $115,000 in SUPERVALU common stock as soon as administratively practicable after each annual meeting of stockholders and upon the completion of any then-existing black-out period. The trustee of the SUPERVALU INC. Directors’ Deferred Compensation Plan (2009 Restatement) (the “Directors’ Deferred Compensation Plan”) described below, purchases shares of SUPERVALU common stock that are then allocated to the director in an account under the trust. Alternatively, we may from time to time deliver newly issued shares of SUPERVALU common stock to the trustee rather than the trustee purchasing shares on the open market. The number of shares allocated to each director is based upon the price of the Company’s common stock on the date the shares are credited. As described below, Mr. Sales is not eligible to participate in the Directors’ Deferred Compensation Plan and received $115,000 in cash in place of the common stock for fiscal 2016. The annual deferred stock retainer is prorated for directors who are appointed to the Board between annual meeting dates.
The following table summarizes the components of annual compensation for directors:

Cash retainer	$85,000
Lead Director retainer, if any	$25,000
Non-Executive Chairman retainer	$150,000
Corporate Governance and Nominating Committee retainer	$10,000
Audit Committee and Leadership Development and Compensation Committee retainer	$15,000 per committee
Corporate Governance and Nominating Committee Chair retainer	$20,000
Audit Committee Chair and Leadership Development and Compensation Committee Chair retainer	$25,000 per committee
Deferred Stock retainer	$115,000
Deferred Compensation Program
Directors may elect to defer payment of their cash retainers under the Directors’ Deferred Compensation Plan. Under the Directors’ Deferred Compensation Plan, a non-employee director may elect to have payment of all or a portion of the cash retainers deferred and credited to a deferred stock account or into a deferred cash account. If a director chooses to defer cash retainers into a deferred stock account, SUPERVALU then credits the director’s account with an additional amount equal to 10% of the amount of cash retainers the director has elected to defer and contributes the total amount in the director’s account to a grantor (“rabbi”) trust that uses the amount to purchase shares of SUPERVALU common stock, which are then allocated to an account for the director under the trust. Alternatively, we may from time to time deliver newly issued shares of SUPERVALU common stock to the trustee rather than the trustee purchasing shares on the open market. Each director is entitled to direct the trustee to vote all shares allocated to the director’s account in the trust. The common stock in each director’s deferred stock account will be distributed to the director after the director leaves the Board, in accordance with the director’s payment election. Until that time, the trust assets remain subject to the claims of our creditors. Dividends paid on the shares of common stock held in each of the directors’ accounts are used to purchase additional shares for these accounts each quarter. If a director chooses to defer all or a portion of cash retainers into a deferred cash account, interest is payable on the amount of deferred cash compensation at an annual rate equal to the twelve-month rolling average of Moody’s Corporate Average Bond Index for the twelve-month period ending in the month of October preceding the first day of the calendar year. Payment in cash is made from the cash account after the director leaves the Board, in accordance with the director’s payment election. Non-employee directors who are former employees of SUPERVALU, including Mr. Sales, are not eligible to participate in the Directors’ Deferred Compensation Plan.

Reimbursements and Expenses
Non-employee directors are reimbursed for expenses (including costs of travel, food and lodging) incurred in attending Board, committee and stockholder meetings. While travel to such meetings may include the use of the Company aircraft, if available or appropriate under the circumstances, the directors generally use commercial air service. Directors are also reimbursed for participation in director education programs in the amount up to $7,500 for each director, plus expenses, to be used every two years.
From time to time, spouses may join non-employee directors on the Company aircraft when a non-employee director is traveling to or from a Board, committee or stockholder meeting or any other meeting of the Company where such non-employee director is invited to do so by the CEO. This travel may result in the non-employee director recognizing income for tax purposes. The Company does not reimburse the non-employee director for the taxes incurred in connection with such income.
Non-employee directors are eligible to use the Company aircraft for personal purposes to the extent that the Company aircraft is already traveling on Company business or at the direction of the CEO and there is available space for such non-employee director. Any such personal use of the Company aircraft may result in the non-employee director recognizing income for tax purposes, and the Company does not reimburse the non-employee directors for any taxes incurred in connection with such personal use.
The table below sets forth the compensation paid to non-employee directors who served during fiscal 2016 for their service during that year:
DIRECTOR COMPENSATION FOR FISCAL 2016

Name	Fees Earned or Paid In Cash ($)(2)	Stock Awards ($)(3)	Option Awards(4)	Total ($)
Donald R. Chappel	115,000	126,500	—	241,500
Irwin S. Cohen	125,000	123,750	—	248,750
Philip L. Francis	115,000	115,000	—	230,000
Eric G. Johnson	95,000	124,500	—	219,500
Mathew M. Pendo	100,000	115,000	—	215,000
Matthew E. Rubel	125,000	118,125	—	243,125
Francesca Ruiz de Luzuriaga	100,000	115,000	—	215,000
Wayne C. Sales	200,000	—	—	200,000
Frank A. Savage	95,000	124,500	—	219,500
John T. Standley(1)	—	—	—	—
Gerald L. Storch	235,000	138,500	—	373,500

(1)
Mr. Standley did not stand for reelection as a director when his term ended at the 2015 Annual Meeting of Stockholders on July 22, 2015. The compensation for his service was paid to him in fiscal 2015 in accordance with our historic compensation payment schedule.

(2)
Reflects the amount of cash compensation earned in fiscal 2016 for Board and committee service. Amounts shown include any amounts deferred by the director under the Director’s Deferred Compensation Plan described above.

(3)
Includes (a) the annual deferred stock retainer for each director as described above and (b) any additional shares of common stock awarded to a director as a result of the director’s deferral of fees earned under the Director’s Deferred Compensation Plan described above. The grant date fair value of stock awards are calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”). Refer to Note 1—Summary of Significant Accounting Policies and Note 10—Stock-Based Awards within Part II, Item 8 of our Annual Report on Form 10-K for the fiscal year ended February 27, 2016 for our policy and assumptions made in determining the grant date fair value of stock-based awards. The amounts shown above also reflect the full grant date fair value of stock awards made during fiscal 2016. As of February 27, 2016, the last day of our fiscal year, each of our non-employee directors had shares credited to their account under the Director’s Deferred Compensation Plan Trust as follows: Mr. Chappel, 226,680 shares; Mr. Cohen, 200,791 shares; Mr. Francis, 151,359 shares; Mr. Johnson, 76,793 shares; Mr. Pendo, 28,736 shares; Mr. Rubel, 151,399 shares; Ms. Luzuriaga, 13,143 shares; Mr. Sales, 294,322 shares; Mr. Savage, 54,754 shares; and Mr. Storch, 106,382 shares.

(4)
As of February 27, 2016, the last day of our fiscal year, each of the following non-employee directors had the following stock options outstanding: Mr. Chappel, 6,140 shares; Mr. Cohen, 12,280 shares; Mr. Francis, 12,280 shares; Mr. Rubel, 6,140 shares; and Mr. Sales, 12,280 shares.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) provides an overview of our fiscal 2016 business events and highlights along with a detailed explanation of our executive compensation philosophy and programs, and decisions made with respect to compensation for the Named Executive Officers (“NEOs”) below. Our fiscal 2016 included 52 weeks, starting on March 1, 2015 and ending on February 27, 2016.

Named Executive Officers	Title(s) Held During/Since Fiscal 2016	Dates During/Since Fiscal 2016
Mark Gross	-President and Chief Executive Officer	February 5, 2016 to present
Bruce H. Besanko	-Executive Vice President, Chief Operating Officer and Chief Financial Officer	April 18, 2016 to present
	-Executive Vice President, Chief Operating Officer	October 1, 2015 to April 17, 2016
	-Executive Vice President, Chief Financial Officer	March 1, 2015 to September 30, 2015
Susan S. Grafton	-Senior Vice President, Finance, and Chief Accounting Officer	April 18, 2016 to present
	-Executive Vice President, Chief Financial Officer	October 1, 2015 to April 17, 2016
	-Senior Vice President, Finance, and Chief Accounting Officer	March 1, 2015 to September 30, 2015
Mark L. Van Buskirk	-Executive Vice President, Merchandising, Marketing, Retail & Pharmacy	March 1, 2015 to present
Ritchie L. Casteel	-Former President, Save-A-Lot	March 1, 2015 to March 11, 2016
Michele A. Murphy	-Former Executive Vice President, Human Resources and Communications	March 1, 2015 to May 20, 2016
Sam Duncan	-Former Special Advisor to the Board -Former President and Chief Executive Officer	February 5, 2016 to February 29, 2016 March 1, 2015 to February 4, 2016
Janel S. Haugarth	-Former Executive Vice President & President, Independent Business and Supply Chain Services	March 1, 2015 to December 26, 2015
Compensation provided to our NEOs is also outlined in the Summary Compensation Table on page 39 of this Proxy Statement and other compensation-related tables that follow in this Proxy Statement.
Business Overview
We operate our business in three segments: Wholesale (formerly known as Independent Business), Save-A-Lot and Retail (formerly known as Retail Food). SUPERVALU, through our Wholesale segment, is one of the largest wholesale distributors to independent retail customers across the United States. Save-A-Lot is one of the nation’s largest hard discount grocery retailers by store count. Our Retail business operates traditional grocery stores under the five regionally-based banners of Cub Foods, Shoppers Food & Pharmacy, Shop ‘n Save, Farm Fresh and Hornbacher’s, and also operates two retail stores under the Rainbow banner and two retail stores under the County Market banner. We leverage our distribution operations by providing wholesale distribution and business service solutions to our independent retail customers and distribution to our Retail stores through the Wholesale segment. Our Save-A-Lot distribution operations are leveraged by providing wholesale distribution and service solutions to our licensees, and distribution to Save-A-Lot corporate stores.
Fiscal 2016 Significant Business Events and Financial Highlights
Fiscal 2016 was a year that included several leadership transitions as we positioned ourselves for the future.
CEO Transition
On September 28, 2015, Mr. Duncan notified the Board of Directors of his intention to retire as President and Chief Executive Officer following the end of our 2016 fiscal year. Mr. Duncan served as President and Chief Executive Officer until February 4, 2016, completing his three-year contract. Under Mr. Duncan’s leadership, we have been keenly focused on building a solid foundation for our future and re-establishing SUPERVALU as a strong grocery wholesaler and retailer. The Board appointed Mr. Gross to serve as President and Chief Executive Officer effective as of February 5, 2016. Mr. Gross joined us with 20 years of grocery and wholesale leadership experience. To help support the leadership transition, Mr. Duncan remained employed as a special advisor to the Board and as a director on the Board through February 29, 2016. Our vision under Mr. Gross’s leadership is to be the leading distributor of consumable products and provider of services to retailers, including our own retail banners, in the United States. This overarching vision will help guide our decision-making, allocation of resources and business unit strategies. More details on Mr. Duncan’s and Mr. Gross’s pay packages can be found under “CEO Pay Highlights” below.
To help maintain leadership continuity through the transition to a new President and CEO, the Company’s Board of Directors also appointed Mr. Besanko, at the time the Company’s Chief Financial Officer, to Chief Operating Officer, and Ms. Grafton, at the time the Company’s Chief Accounting Officer, to the role of Chief Financial Officer, each effective October 1, 2015. With the transition, Ms. Grafton retained her responsibilities as Chief Accounting Officer. On April 18, 2016, after Mr. Gross commenced employment and the Board having evaluated the Company’s leadership structure, Mr. Besanko was appointed Executive Vice President, Chief Operating Officer and Chief Financial Officer, and Ms. Grafton was appointed Senior Vice President, Finance, and Chief Accounting Officer.
Potential Save-A-Lot Separation
In July 2015, we announced that we are exploring a separation of our Save-A-Lot business, and that as a part of that process we have been preparing to allow for a possible spin-off of Save-A-Lot into a stand-alone, publicly traded company. We believe that separating Save-A-Lot from SUPERVALU is in the best interests of both SUPERVALU and Save-A-Lot. As two distinct companies, we believe each will be better positioned to focus on its respective businesses, customers, strategic priorities and to capitalize on growth opportunities.
On December 14, 2015, Eric A. Claus was appointed Chief Executive Officer of Save-A-Lot. Mr. Claus would be expected to serve as the Chief Executive Officer of Save-A-Lot after a separation and report to the Save-A-Lot board of directors. Mr. Claus joined the Company after spending the past two-plus years as the Chairman, President and Chief Executive Officer of Red Apple Stores Inc., a chain of value retail stores in Canada and having more than 30 years in the retail industry where he has gained deep experience in both hard discount and grocery retail. Mr. Casteel, the former President of Save-A-Lot, terminated from his position as President of Save-A-Lot effective March 11, 2016. At this time, Save-A-Lot does not plan to hire a replacement for Mr. Casteel’s position.
Wholesale Business Leadership Change
On November 16, 2015, Ms. Haugarth, our former Executive Vice President & President, Independent Business and Supply Chain Services, provided notice of her intention to retire on December 26, 2015. Ms. Haugarth had spent nearly 40 years with the Company and served in a variety of leadership positions and roles of increasing responsibility, including having been an executive vice president with the Company since 2006. Under her leadership and direction, we consolidated and realigned our wholesale operations, introduced a National Sales Expo attracting more than 4,000 attendees the past two years, launched new professional services programs to support the expanding needs of independent retailers, and led the procurement and growth of new business for our Wholesale segment.
Effective upon Ms. Haugarth’s retirement, Michael Stigers, then President of Cub Foods, was appointed Executive Vice President, Independent Business and Supply Chain, which title was changed to Executive Vice President, Wholesale, with the renaming of that business segment. Mr. Stigers, who started his grocery career in 1974, has more than 40 years of experience in the grocery industry. Mr. Stigers joined SUPERVALU in 2011, and has served in roles as President of Shaw’s, one of our formerly owned retail banners, and as President of Northern Region, formerly one of the three sales regions within our Wholesale segment.
New Corporate Development and Innovation Leadership
On April 25, 2016, James Weidenheimer commenced employment with us as Executive Vice President, Corporate Development and Chief Innovation Officer. Mr. Weidenheimer brings more than 15 years of leadership experience in the wholesale industry. We believe his expertise in procurement, distribution and logistics will be valuable as we execute on our vision and consider how to best structure new offerings for our customers.
Financial Highlights
During fiscal 2016, we focused on increasing sales and operating cash flow, improving our balance sheet and generating returns for our stockholders.
The wholesale and retail grocery markets remain highly competitive, and we did not meet certain of our performance expectations for the year. In particular, we did not achieve the top-line sales results we planned. Our Wholesale sales were negatively impacted in part by the loss of a larger customer and softer year-over-year sales to existing customers. We also experienced lower Save-A-Lot network and Retail identical store sales (“ID sales”). Our Save-A-Lot ID sales results were driven by a lower number of product units sold and product cost deflation passed on to our licensees. However, despite the lower ID sales, Save-A-Lot’s net sales increased in fiscal 2016 after adjusting for last year’s additional week. In Retail, we believe our lower ID sales were driven by adjustments to pricing and promotional activity to partially mitigate compressed pharmacy margins.

Despite our sales results, we were able to keep Adjusted EBITDA in fiscal 2016 generally flat to last year, after adjusting for last year’s additional week, largely in line with our plan. We utilize Adjusted EBITDA, a non-GAAP measure, to analyze underlying core business trends, to understand operating performance and for compensation purposes as discussed below. We believe Adjusted EBITDA performance provides our leaders and investors with useful supplemental information, such as additional understanding of the underlying factors and trends affecting our core business.
We recognize the importance of continuing to make prudent investments in our business, especially those that enable improved execution and a lower cost structure. We implemented targeted cost control initiatives in fiscal 2016 that focused on overhead expenses, and the success of those initiatives partially offset the impact of our lower sales. Cost control will continue to be a focus, including in connection with the continued wind down and termination of the transition services agreements with NAI and Albertson’s LLC. We strongly believe that an efficient cost structure will allow us to further invest in our business with the goal of lowering prices for our customers. In addition to our focus on our cost structure, we believe it is also important to continue to focus on a strong balance sheet and credit profile. In fiscal 2016, we redeemed the remaining $278 million of the Company’s 8.00% Senior Notes due May 2016, we reduced our total debt by approximately $169 million and we amended, repriced and extended our revolving credit facility to reduce our rates on borrowings and letters of credit and the facility fees, as well as extend its maturity by approximately sixteen months.
In recognition of the importance of prudent expense control, we added an overhead expense metric to our annual incentive plan in fiscal 2016. More details about this new annual incentive plan metric, as well as our sales and Adjusted EBITDA metrics, can be found under “Components of Executive Compensation—Annual Incentive Plan” in this CD&A and Appendix A to this Proxy Statement.
We understand the importance of developing programs, strategies and initiatives that will deliver both top-line sales growth and bottom-line profitability, and our new leadership team is committed to executing our vision to do so.
“Say on Pay” Considerations and Stockholder Outreach
We believe that open dialogue with our stockholders and incorporating their feedback in our compensation decisions is important. At the 2015 Annual Meeting of Stockholders, our stockholders voted to approve, on an advisory basis, the compensation of our NEOs with 70.7% of the shares voting “For” the proposal, down from our prior year’s results. The Board and the Leadership Development and Compensation Committee of the Board (the “Committee”) viewed this result as an expression of some concern by our stockholders with our executive compensation programs and have taken into account those results in determining executive compensation policies and decisions. For example, we have made the following changes to our compensation practices for fiscal 2017:

•
We modified our long-term incentive compensation program to include performance share units with 3-year goals in fiscal 2017 to better align compensation to our long-term performance. More information on the performance share units program can be found under “Significant Compensation Decisions—Fiscal 2017” in this CD&A below.

•
The additional incentive opportunities awarded to certain NEOs in fiscal 2015 and to Mr. Duncan in fiscal 2016 are not expected to be continued in fiscal 2017. These additional incentives in the previous two years were awarded, in part, in recognition of our leadership’s efforts related to stabilizing our business and continuing our turn-around. With the implementation of our performance share units program in fiscal 2017, our executive leaders will have the opportunity to be rewarded in the future by meeting objective performance goals and through appreciation of our stock price.

•
In fiscal 2016, we did not have any guaranteed annual incentive payments for our NEOs as we had in past years. Guaranteed annual incentive payments is not a preferred practice, and in past years was the result of a legacy change-of-control agreement for a leader who was critical for the success of our turn-around efforts. We do not expect to utilize annual incentive guarantees in future employment agreements.

•	We expanded disclosure about our annual incentive program to provide additional details about minimum thresholds for each performance metric.
In fiscal 2016, we reached out to many of our larger stockholders to discuss, among other matters, our executive compensation programs and our governance practices, and to answer any questions. These conversations were constructive and created open dialogue with our stockholders about our executive compensation programs.
Compensation Philosophy & Pay for Performance
Our executive compensation program is designed to reward strong financial performance, effective strategic leadership and the creation of long-term value for our stockholders. Top talent is valuable to the Company and our stockholders, and our compensation programs need to be structured in a way that allows us to attract, motivate and retain leaders who help us achieve our objectives. We design our compensation programs to:

•	align our executives’ interests with our stockholders by delivering a greater percentage of variable pay as leaders reach more senior levels in the organization;

•	enhance both alignment with our stockholders’ interests and executive retention through the use of multi-year vesting and stock ownership guidelines for our executives;

•	maintain an emphasis on consistent and sustainable top-line and bottom-line growth, while discouraging excessive risk-taking; and

•	provide competitive total direct compensation for leaders at all levels in our organization.
In keeping with our pay for performance philosophy, it is our intention to make a significant portion of our NEOs’ compensation dependent on objective performance criteria or performance of our common stock. Our fiscal 2016 annual incentive program was tied to sales, Adjusted EBITDA and Adjusted Overhead Expense goals, with achievement of a minimum Adjusted EBITDA threshold required for any payout under this program. In addition, the value of our long-term incentive awards is closely tied to our long-term stock price performance. Both forms of compensation are discussed in more detail later in this CD&A.
In fiscal 2016, we believe our annual incentive results were aligned with business performance. Annual incentive payouts to our NEOs in fiscal 2016 ranged from 49% to 57% of target payout, compared to 97% to 150% last year.
Executive Compensation Practices
We endeavor to maintain executive compensation policies and programs that align with best practices, as well as our long-term stockholder interests. The following compensation practices were in effect during fiscal 2016:

✓
Pay versus Performance: A significant portion of the compensation opportunities for our executives is based on the achievement of performance objectives and the Committee continually reviews the relationship between executive compensation and Company performance.

✓
Median Compensation Targets: Total direct compensation for our executives is assessed in comparison to the median of our Peer Group (as defined below). The Committee ultimately considers median pay, recommendations from our head of HR, internal equity relationships and the advice of the Committee’s compensation consultant in determining final pay decisions.

✓
Stock Ownership and Retention Guidelines: We have stock ownership and retention guidelines in place for our directors and executives to encourage them to build and maintain an ownership position in our common stock.

✓
No Repricing: Option exercise prices are set at the closing price of our stock on the date of grant and may not be reduced or replaced with a lower exercise price without stockholder approval (except to adjust for stock splits or similar transactions).

✓
Recoupment Policy: Our recoupment (or clawback) policy is in place to provide for recovery of amounts paid under our annual incentive plan and awards under our long-term incentive plan in the event an accounting restatement is required due to material noncompliance with financial reporting requirements that results in performance-based compensation that would have been a lower amount if calculated on restated results.

✓	Anti-Hedging and Pledging Policy: Our directors and executive officers are prohibited from pledging, engaging in short sales, hedging and trading put and call options with respect to our securities.

✓	Restrictive Covenants: Our NEOs must adhere to restrictive covenants upon separation from SUPERVALU, including non-compete, non-solicitation and non-disclosure obligations.

✓
Use of Double Triggers: All change of control severance agreements have a double, rather than a single, trigger for benefit eligibility. This means that a change of control will not automatically entitle an executive to severance benefits; the executive must also be terminated without cause or resign for good reason (which includes suffering a diminution in compensation, a reduction in title or a material adverse diminution in his or her duties or responsibilities).

✓
Review of Compensation Peer Group: Our Peer Group is reviewed annually by the Committee and adjusted as needed to ensure that the companies remain relevant and appropriate for our executive compensation program.

✓	Review of Committee Charter: The Committee reviews its charter annually to incorporate any new best practices or other changes deemed necessary.

Significant Compensation Decisions
Fiscal 2016

•
Base Pay: The Committee approved a $75,000 increase in base salary for Mr. Casteel, his first pay increase since he was hired in 2013, to recognize the growth of the Save-A-Lot business in the prior year. Base salary increases for Mr. Besanko and Ms. Grafton were made in connection with their new positions and increased responsibilities.

•
Annual Incentive Plan: The annual incentive plan had a reduced overall weighting of 50% for the sales metrics, down from 70% for fiscal 2016, and the threshold performance for Consolidated EBITDA that needed to be met for any payout under the plan was set at 95% of target performance. In addition, an overhead expense metric was added to incentivize a focus on our cost control strategy as we continue to manage towards a lower cost structure. Ms. Grafton received an annual incentive target increase in connection with her new position and increased responsibilities.

•
Long-Term Incentive Plan: We adjusted the long-term incentive award (“LTI”) mix from 75% stock options and 25% stock-settled restricted stock units to 50% stock options and 50% restricted stock awards to provide greater retention value. The Committee approved a $100,000 increase in LTI opportunity for Mr. Van Buskirk in recognition of strong performance in the prior year and to more closely align his LTI to the market median within our Peer Group. The LTI opportunities for Mr. Besanko and Ms. Grafton were also increased in connection with their new positions and increased responsibilities.

•
Compensation Package for New CEO: The terms of Mr. Gross’s employment were determined by the Committee, and ratified by the independent members of the Board, in consultation with the Committee’s independent compensation consultant. Mr. Gross’s current total compensation is slightly below the market median of our Peer Group. See “CEO Pay Highlights” below for additional details.

•
Additional Incentives For Our Former CEO: To incentivize Mr. Duncan’s significant effort, focus and dedication necessary to continue the momentum in our performance through fiscal 2016, the Committee granted, and the independent members of the Board ratified, an additional award to our CEO in the form of cash-settled restricted stock units valued at $500,000 that vested in full at the end of fiscal 2016. The Committee felt that the near-term nature of the operational objectives associated with our continued turnaround was best motivated through incentive opportunities that vested over a one-year period. The realized value of the award was $186,208.

In addition, in April 2015, to recognize the prior year growth of our business and our increase in share price, and to more closely align Mr. Duncan’s LTI to market median with our Peer Group, the Committee granted, and the independent members of the Board ratified, a $500,000 increase in LTI opportunity for Mr. Duncan. With his retirement, Mr. Duncan forfeited his entire fiscal 2016 LTI grant.
Fiscal 2017

•
Annual Incentive Plan: The annual incentive plan for fiscal 2017 retains its 95% threshold performance level for Consolidated EBITDA. In addition, the definition of the overhead expense metric has been broadened to extend our focus on cost control to additional areas of the Company.

•
Long-Term Incentive Plan: We have made changes to our long-term incentive plan for fiscal 2017 by implementing a performance share unit program with a three-year performance period and three-year cliff-vesting to better align compensation to our long-term performance. In fiscal 2017, 50% of our long-term incentive grant to our executives was made in performance share units. The performance metrics include a balance of internal company and external metrics, including the Company’s EBITDA growth over the performance period and Total Shareholder Return (TSR). The remaining fiscal 2017 grant is a mix of 25% stock options and 25% stock-settled restricted stock units. Mr. Gross received an inducement award of 50% performance share units and 50% stock options for fiscal years 2017 and 2018 in connection with the commencement of his employment.

CEO Pay Highlights
Outlined below are the components of both our current and former CEO’s target level of compensation for fiscal 2016, and the actions taken and rationale used to set each component. In fiscal 2016, the Committee approved, and the independent members of the Board of Directors ratified, an employment agreement for Mr. Gross that aligns his total compensation slightly below other CEOs in our Peer Group and aligns the percentage of his total compensation to be predominantly performance-based. This determination was made in consultation with the Committee’s independent compensation consultant and was based on reviewing market data for CEO compensation of companies in our Peer Group, as described later in this CD&A under “Assessing the Competitive Market” (referred to as our “Peer Group”). The amounts presented below for Mr. Gross are his annualized amounts for fiscal 2016 even though he was not appointed as our President and CEO until February 5, 2016.

Component	Mr. Duncan Target	Mr. Gross Target	Pay Actions and Rationale
Base Salary	$1,500,000	$1,000,000	No change was made to Mr. Duncan’s base salary due to its position above the median for our Peer Group. Mr. Gross’s base salary is consistent with the terms of his employment agreement.
Annual Incentive	$1,800,000	$1,000,000
Mr. Duncan’s annual incentive target remained at 120% of base salary. A total annual incentive payout of $1,033,651 was made for fiscal 2016 (57% of target). Mr. Gross was not eligible for an annual incentive award in fiscal 2016, but he did receive a $300,000 signing bonus. Mr. Gross will be eligible for an annual incentive target set at 100% of his base salary in fiscal 2017.

Long-Term Incentive (“LTI”) (1)	$3,500,000	$3,000,000
An annual LTI award in the form of a non-qualified stock option and restricted stock award was granted to Mr. Duncan on April 30, 2015, with a grant date fair value of $1,749,773 and $1,750,001, respectively.

Target Total Direct Compensation(1)	$6,300,000	$5,000,000
(1) Does not include Mr. Duncan’s cash-settled restricted stock award with a grant date fair value of $500,000.
In connection with Mr. Gross’s election as President and Chief Executive Officer, the Committee approved, and the independent members of the Board of Directors ratified, the following inducement and other long-term incentive awards as a part of a letter agreement between the Company and Mr. Gross setting forth the terms of his employment:

•
Signing Bonus – Mr. Gross received a cash signing bonus of $300,000, which is subject to repayment if Mr. Gross is terminated for cause or resigns for any reason other than good reason prior to the first anniversary of his start date.

•
Inducement Long-Term Incentive Awards – Mr. Gross was granted a long-term incentive award having an aggregate grant date fair value of $6 million. This inducement long-term incentive award, together with the stock option described below, represent Mr. Gross’s annual long-term incentive awards for fiscal years 2017 and 2018. The award is comprised of:

◦
50% Stock Options – The first 50% of the award was granted in the form of stock options on his start date. The number of inducement stock options was determined based on the Black-Scholes assumptions set forth in the Company’s Form 10-K filed with the SEC on April 28, 2015, but using the prevailing risk-free interest rate and the closing price of a share of our common stock on the date of grant (Mr. Gross’s start date). The inducement stock options will vest ratably on the first three anniversaries of his start date. If Mr. Gross’s employment is terminated by us without cause or he resigns for good reason, any unvested inducement stock options will vest as to a prorated portion of the options scheduled to vest on the next anniversary of his start date.

◦
50% Performance Shares – The other 50% of the award was granted in the form of performance share units granted at the same time that long-term incentive awards were granted to other senior management for fiscal 2017. The inducement performance share units will vest at the end of a three-year performance period (consisting of fiscal years 2017 – 2019) based on the attainment of performance goals set by the Committee. If Mr. Gross’s employment is terminated by us without cause or he resigns for good reason during the performance period, the inducement performance share units will vest as to a portion of the award based on the actual attainment of performance goals over the entire three-year performance period and prorated for the portion of that period during which he was employed.

•
Other Long-Term Incentive Awards – Subject to Mr. Gross’s continued employment, Mr. Gross will be granted stock options in respect of our 2018 fiscal year with a grant date fair value of $500,000, having terms consistent with the inducement stock options.

Oversight of the Compensation Process
Our annual review of executive compensation occurs at the April meeting of the Committee and the Board. As delegated by the Board, compensation for our NEOs is reviewed and approved by the Committee and, with respect to the CEO, ratified by the independent members of the Board. As part of that review, the Committee takes into consideration competitive market analyses, annual performance evaluations and the recommendations of our Executive Vice President, Human Resources and Communications, the Committee’s compensation consultant and, other than with respect to the CEO’s pay, the CEO. The Committee reviews at least annually the relationship of target compensation levels for each NEO relative to the median pay levels of executives at companies in our Peer Group for base salary, annual incentives and long-term equity compensation and relative to the compensation target for the CEO. The Committee also reviews at least annually internal equity relationships for comparable positions across the Company. With respect to the compensation of our CEO, the recommendations are not shared with the CEO during this process and the CEO does not participate in any such review, approval or ratification.
Role of Executive Officers
The CEO provides the Committee with his evaluation of the other NEOs and his recommendations for their pay, which the Committee is free to endorse, modify or reject. The Committee is supported in its work by our management and its primary liaisons have been the Executive Vice President, Human Resources and Communications and the Executive Vice President, General Counsel and Corporate Secretary, who acts as the Committee’s secretary and helps coordinate the Committee’s meetings and provides support to the Committee in the execution of its duties.
Role of the Compensation Consultant
The Committee has the authority to retain outside compensation consultants to assist in the evaluation of executive compensation or to otherwise advise the Committee. The Committee directs the work of such consultants, and decisions regarding compensation of our NEOs are ultimately made by the Committee as delegated by the Board and, in the case of our CEO, ratified by the independent members of the Board.
During fiscal 2016, the Committee continued to retain Exequity, a nationally recognized independent provider of executive compensation advisory services with no legal or financial connection to any other service provider, to serve as its independent compensation consultant. In fiscal 2016, Exequity supported the Committee by providing competitive data on compensation and relative performance of Peer Group companies (which information allows the Committee to make informed decisions with the benefit of understanding the factors shaping the external marketplace for executive compensation); provided an updated comprehensive review of our executive compensation program; provided input and suggested approaches with respect to our pay programs; made presentations on regulatory and legislative matters affecting executive compensation; and consulted on other matters as requested.
The Committee determined that the work of Exequity did not raise any conflicts of interest in fiscal 2016. In making this assessment, the Committee considered the applicable SEC and NYSE independence factors, including the other services Exequity provided to the Company, the level of fees received from the Company as a percentage of Exequity’s total revenue, policies and procedures employed by Exequity to prevent conflicts of interest, and whether the individual Exequity advisers to the Committee own any Company stock or have any business or personal relationships with members of the Committee or our executive officers.
The Committee has adopted a policy whereby any consulting work done by its independent compensation consultant with expected billings in excess of $25,000, excluding work for the Committee, is subject to pre-approval by the Committee Chair. Exequity and its affiliates did not perform any work in fiscal 2016 for the Company outside of Exequity’s role as an executive compensation consultant to the Committee and as a consultant to the Corporate Governance and Nominating Committee regarding director compensation.
Assessing the Competitive Market
We assess our executives’ compensation opportunities with reference to the median of the competitive market. In assessing competitiveness, the Committee reviews compensation information from our Peer Group, as well as compensation information available from third-party surveys. This information is used to inform the Committee of competitive pay practices, including the relative mix among elements of compensation. This information is also used to determine, as a point of reference for each NEO, a midpoint (or median) within the competitive compensation range, for base salary, annual incentive, long-term equity incentive and the total of these elements.
The Committee also recognizes that comparative pay assessments have inherent limitations, due to the lack of precise comparability of executive positions between companies, as well as the companies themselves. As a result, the competitive medians are used only as a guide and are not the sole determinative factor in making compensation decisions for the NEOs. In exercising its judgment, the Committee looks beyond the competitive market data and considers individual job responsibilities, individual performance, experience, compensation history, internal comparisons and compensation at former employers (in the case of new hires) and our performance.
The third-party compensation surveys used by the Committee provide data on similarly-sized organizations based on revenue and industry. In fiscal 2016, the Committee referenced comparable positions from our Peer Group and Equilar’s Executive Compensation Survey in determining market median pay for our NEOs.
Peer Group
In April 2015, Exequity assisted the Committee in reviewing and updating our Peer Group so that it is aligned to our industry (wholesale distribution company with regional retail grocery segments), revenue base (approximately $18 billion in annual revenue) and employee base (approximately 38,000 employees). Based upon the Committee’s assessment of operational comparability and the competitive landscape, the changes made to our Peer Group for fiscal 2016 were to add SpartanNash Company and TechData Corporation now that data is available for each of them following their merger and financial restatement, respectively.
Our fiscal 2016 Peer Group consisted of 16 companies that have median revenues of approximately $18.3 billion.

Fiscal 2016 Peer Group
Dollar General Corporation	Staples, Inc.
Kohl’s Corporation	SYNNEX Corporation
Office Depot, Inc.	Sysco Corporation
Publix Super Markets, Inc.	TechData Corporation
Rite Aid Corporation	Toys “R” Us, Inc.
Safeway Inc.	W.W. Grainger, Inc.
Sears Holdings Corporation	WESCO International, Inc.
SpartanNash Company	Whole Foods Market, Inc.
Components of Executive Compensation
Our executive compensation programs are structured to provide a mix of fixed and variable compensation, with variable compensation delivered via annual and long-term incentives that meet the pay for performance and stockholder alignment principles of our compensation philosophy.

The fundamental elements of our fiscal 2016 executive compensation program and the key characteristics and objective(s) of each element are presented in the following table.

Component	Key Characteristic	Objective(s)
Base Salary	Fixed compensation paid on a weekly basis, reviewed annually and adjusted as deemed appropriate.
Market competitive pay: Intended to compensate executives fairly for services rendered during the year, set at a level to fairly reflect the responsibility level and value to the Company of the position held, and to support retention and recruitment of key executive talent.

Annual Incentive Plan	Variable cash bonus payment opportunity based on achievement of key corporate and business unit performance goals and individual contributions to that performance.	Pay for performance and market competitive pay: Intended to motivate and reward executives for achieving specific performance goals over annual performance periods.
Long-Term Incentives and Other Stock-Based Awards
Variable equity compensation generally granted in the form of non-qualified stock options and restricted stock awards. In addition to our long-term incentive program, we made additional cash-settled restricted stock unit grants to our former CEO.

Long-term stockholder alignment, pay for performance and market competitive pay: Intended to reinforce the alignment between the interests of our executives and our stockholders and to motivate executives by tying incentives to performance of our common stock.

Health, Welfare and Retirement Benefits	Provides protection against financial catastrophe that may result from illness, disability or death and that provides an opportunity to save for a competitive level of retirement income.	Market competitive pay: Intended to promote employee health and well-being, consistent with broad-based plans offered to all salaried employees, and support employees in attaining financial security.
Deferred Compensation	Provides for tax planning opportunities commonly provided to executives.	Market competitive pay: Intended to provide competitive benefits that assist us in attracting and retaining executive officers.
Post-Employment Compensation
Provides for lump sum cash benefits, continuation of welfare benefits and outplacement services in the event of termination without cause or a termination without cause or for good reason following a change of control.
Market competitive pay: Intended to ensure retention of executives for business continuity leading up to and following a significant corporate transaction or in the event of involuntary termination.
Base Salaries
We pay NEOs and other executives an annual base salary. Base salary levels for our NEOs are based on individual performance and experience, job responsibility and internal equity, and also take into consideration the competitive market median. For fiscal 2016, the Committee determined that as part of its focus on pay for performance, base salaries for NEOs and certain other officers would be increased only in cases where the incumbent assumed additional responsibilities, including leading a larger operation, or in recognition of significant achievements. This method is consistent with the approach to base salaries used in previous years.
The NEOs who received a base salary increase in fiscal 2016 were Mr. Besanko, Ms. Grafton and Mr. Casteel. The Committee increased Mr. Besanko’s base salary from $675,000 to $750,000 effective on October 1, 2015 in connection with his promotion to the position of Executive Vice President, Chief Operating Officer to more closely align his base salary with the market median and to recognize the significant increase in breadth of job responsibility of his new role. The Committee similarly increased Ms. Grafton’s base salary from $400,000 to $500,000 effective on October 1, 2015 in connection with her promotion to Executive Vice President, Chief Financial Officer and to recognize the significant increase in breadth of job responsibility of her new role. The Committee increased Mr. Casteel’s base salary from $450,000 to $525,000 effective on April 25, 2015 to more closely align his base salary with the market median and to recognize the performance and growth of the Save-A-Lot business in fiscal 2015.
Annual Incentive Plan
We provide our executives with annual incentive compensation through plans that are designed to align a significant portion of their total cash compensation with the financial performance of the Company and our business segments. Each executive is assigned a target amount of annual incentive compensation as part of his or her total cash compensation, but the amount of annual incentive compensation actually paid depends on the performance of the Company and our relevant business segments.
Annual incentive targets and payouts. Target amounts of annual incentive compensation for each NEO were determined based on job responsibilities, internal parity, Peer Group data and input from the Committee’s external compensation consultant. The Committee established annual minimum, target and maximum bonus opportunities expressed as a percentage of base salary for each NEO in fiscal 2016, which were then ratified by the independent members of the Board for the CEO. The Committee’s objectives were to set targets such that total cash compensation (base salary and annual incentive at target)

was generally aligned with the Peer Group median, with a substantial portion of compensation linked to corporate performance. Individuals with greater job responsibilities or scope generally had a greater proportion of their total cash compensation tied to Company performance through the annual incentive plan. The following annual incentive plan targets and payouts were approved by the Committee:
Annual Incentive Plan Targets and Payouts for our NEOs(1)

NEO	Base Salary (fiscal 2016 year-end)	Incentive Target as % of Base Salary	Incentive Target in Dollars	Weighted Payout Percentage	Payment Earned
Bruce H. Besanko	$750,000	94%(2)	$705,288	57%	$405,012
Susan S. Grafton	$500,000	54%(3)	$270,673	57%	$155,434
Mark L. Van Buskirk	$600,000	75%	$450,000	49%	$219,204
Ritchie L. Casteel	$525,000	73%(4)	$385,096	53%	$205,145
Michele A. Murphy	$425,000	75%	$318,750	57%	$183,042
Sam Duncan	$1,500,000	120%	$1,800,000	57%	$1,033,651
Janel S. Haugarth	$625,000	83%(5)	$516,827	58%	$301,325

(1)	Mr. Gross was not eligible for an annual incentive award in fiscal 2016. He will be eligible for participation in our annual incentive plan, based on corporate-wide financial targets, in fiscal 2017.

(2)	Mr. Besanko’s incentive target remained at 100% and his base salary increased due to his promotion to Executive Vice President, Chief Operating Officer on October 1, 2015.

(3)	Ms. Grafton’s base salary increased and her incentive target increased from 50% to 75% as a part of her promotion to Executive Vice President, Chief Financial Officer on October 1, 2015.

(4)	Mr. Casteel’s incentive target remained at 75% and he received a base salary increase on April 25, 2015.

(5)	Ms. Haugarth retired from the Company on December 26, 2015.
Annual incentive metrics. Our annual incentive plans for NEOs in fiscal 2016 had sales, Adjusted EBITDA and Adjusted Overhead Expense for the performance metrics. Messrs. Besanko and Duncan and Mses. Grafton and Murphy participated in our “corporate” annual incentive plan, while Messrs. Van Buskirk and Casteel and Ms. Haugarth participated in annual incentive plans that measured performance in their respective business segments, as reflected in the table below.
Our sales metrics, which include net sales for our Wholesale segment and ID sales for our Save-A-Lot and Retail Food segments, place an emphasis on driving sales in all of our segments and affiliating new customers in our Wholesale segment, along with continuing our strategic efforts around business growth. Our Adjusted EBITDA metrics create a focus on delivering strong bottom-line performance. Our Adjusted Overhead Expense metric creates a focus on controlling costs as we continue to manage towards a lower cost structure. Metrics for all executives are tracked regularly, are well-understood and our executives can deliver against these metrics by taking actions to improve operating performance.
Our Adjusted EBITDA metrics that we used for our annual incentive plans in fiscal 2016 are mostly the same as the Adjusted EBITDA we publicly reported in our financial statements and earnings releases for fiscal 2016, explained in more detail in Appendix A. However, as explained below under “—Discretionary Adjustments,” our Adjusted EBITDA results for our annual incentive plans varied from our publicly reported Adjusted EBITDA because the Committee exercised negative discretion (i.e., a reduction in bonus payout) in making an adjustment to our Consolidated Adjusted EBITDA results for purposes of our annual incentive plans in fiscal 2016.
To reinforce the importance of balancing growth and profitability across the business, we utilized an Adjusted EBITDA payout qualifier under each annual incentive plan to ensure we met a minimum performance level before any payout under each such plan. If the applicable minimum Adjusted EBITDA performance threshold had not been met for a plan, the plan would not have paid out any incentive amount for that metric or for its sales metric, regardless of its sales performance. Additionally, our Consolidated Adjusted EBITDA was a qualifier for all plans. If we did not achieve a minimum Consolidated Adjusted EBITDA of 95% of our target Consolidated Adjusted EBITDA, then no bonus would be paid under any annual incentive plan. For fiscal 2016, our Consolidated Adjusted EBITDA exceeded its minimum threshold.
Our Adjusted Overhead Expense metric was added as a metric to all NEO bonus plans in fiscal 2016. It is a non-GAAP supplemental expense measure we use to manage administrative costs that generally can vary based on the extent of administrative support services needed for the Company or to service other entities. Costs that are included in the metric include payroll and non-payroll expenses for corporate, banner and region support functions, net of income from the Company’s transition services agreements. Adjusted Overhead Expense results are adjusted for publicly reported one-time items that occur in accordance with our accounting guidelines and may include discretionary adjustments as discussed below under “—Discretionary Adjustments.” See Appendix A for additional detail.

Metrics and weightings under the annual incentive plan for each of our NEOs in fiscal 2016 were as follows:
Annual Incentive Plan Metrics and Weightings for our NEOs

Metric	Bruce H. Besanko	Susan S. Grafton	Mark L. Van Buskirk	Ritchie L. Casteel	Michele A. Murphy	Sam Duncan	Janel S. Haugarth
Consolidated Adjusted EBITDA	30%*	30%*	15%	15%	30%*	30%*	15%
Wholesale Sales	20%	20%	—	—	20%	20%	50%
Wholesale Adjusted EBITDA	—	—	—	—	—	—	15%*
Save-A-Lot Network ID Sales	15%	15%	—	50%	15%	15%	—
Save-A-Lot Adjusted EBITDA	—	—	—	15%*	—	—	—
Retail ID Sales	15%	15%	50%	—	15%	15%	—
Retail Adjusted EBITDA	—	—	15%*	—	—	—	—
Adjusted Overhead Expense	20%	20%	20%	20%	20%	20%	20%
*Note: weightings in bold italics represent a plan qualifier for the associated individual. If the plan qualifier threshold were not met, the plan would not have paid out anything for that individual.
Annual incentive performance. The amount actually paid to an eligible employee for a particular year may range from 0 percent to 200 percent of the employee’s prorated target amount for that year. The fiscal 2016 targets that the Committee established for the performance metrics were intended to encourage our executives to meet or exceed operational goals. At the time the performance targets were set, the target goals were characterized as “stretch, but attainable,” meaning that depending on our ability to grow sales and Adjusted EBITDA while controlling our costs, this level of performance was uncertain, but could reasonably be achieved. The following table illustrates the target and actual performance attained for each fiscal 2016 annual incentive plan metric:
Annual Incentive Plan Metric Performance for our NEOs

	Threshold	Target	Result (1)	Unweighted Payout
Metric	(dollars in millions; 52 weeks)			Percentage
Consolidated Adjusted EBITDA	$746	$785	$763	58%
Wholesale Sales	$8,005	$8,426	$7,935	—%
Wholesale Adjusted EBITDA	$271	$301	$286	64%
Save-A-Lot Network ID Sales	1.00%	3.50%	-1.40%	—%
Save-A-Lot Adjusted EBITDA	$211	$235	$213	30%
Retail ID Sales	0.45%	2.95%	-2.45%	—%
Retail Adjusted EBITDA	$270	$300	$247	—%
Adjusted Overhead Expense	$371	$353	$300	200%

(1)
As explained below under “—Discretionary Adjustments,” our Consolidated Adjusted EBITDA results for our annual incentive plans varied from our publicly reported results because the Committee exercised negative discretion in making an adjustment to the metrics results for purposes of our annual incentive plan in fiscal 2016.

Discretionary Adjustments. In April of each year, following preparation of our consolidated financial statements, the Committee reviews the quality of our performance and determines the extent to which performance goals under the annual incentive plan are met. In making its determination, the Committee may apply discretion such that the numbers used for our annual incentive performance goals may differ from the numbers reported in our financial statements. In applying this discretion, the Committee may exclude all or a portion of both the positive or negative effect of external events that are outside the control of our executives, such as natural disasters, litigation or changes in accounting or taxation standards. These adjustments may also exclude all or a portion of both the positive or negative effect of unusual or significant strategic events that are within the control of our executives, but that are undertaken with an expectation of improving our long-term financial performance.
For fiscal 2016, the Committee approved, and the independent members of the Board ratified with respect to the CEO, one discretionary adjustment that impacted our NEOs and reduced their fiscal 2016 annual incentive plan payouts. In fiscal 2016, we did not make a discretionary 401(k) match to employees. The resulting reduction in expenses had a positive impact on Consolidated Adjusted EBITDA and Adjusted Overhead Expense performance compared to our operating plan by that same amount. Management requested, and the Committee approved, and the independent members of the Board ratified with respect to the CEO, that the favorability resulting from having no discretionary match be excluded from all incentive results.
Long-Term Incentives and Other Stock-Based Awards
We provide LTI compensation opportunities to reinforce the link between the interests of our executives and stockholders. The awards are intended to motivate our executives to improve financial performance over multiple years, to reward our executives for achieving our long-term objectives and to drive retention for key employees. Equity awards are necessary to make our compensation program competitive with the market, yet represent a variable, at-risk pay component that meets the objectives of our compensation philosophy.
Generally in April or May of each year, the Committee reviews and approves annual grants of stock-based awards to all equity-eligible employees. LTI amounts for our NEOs are informed by internal equity considerations as well as survey and Peer Group data, but the Committee does not target a specific percentile ranking against our Peer Group.
For fiscal 2016, the Committee approved our annual LTI compensation in the form of stock options and stock-settled restricted stock awards. The fiscal 2016 LTI awards for each of our NEOs were comprised of 50% of non-qualified stock options and 50% of restricted stock awards, each of which vest ratably over three years. Stock options have value only to the extent that the price of our stock rises between the grant date and exercise date, and restricted stock awards reward and retain NEOs by offering them the opportunity to receive SUPERVALU common stock if they remain employed through the date the restrictions lapse. The exercise price of our non-qualified stock options is the closing stock price on the date of the grant.
We currently make all LTI and other stock-based awards under our Amended and Restated SUPERVALU INC. 2012 Stock Plan (the “2012 Stock Plan”) that was approved by our stockholders at our 2014 Annual Meeting of Stockholders. The following table details the number of stock options, stock-settled restricted stock awards and cash-settled restricted stock units granted to our NEOs in fiscal 2016:

NEO	Stock Options Granted	Stock-Settled Restricted Stock Awards Granted	Cash-Settled Restricted Stock Units Granted
Mark Gross	1,625,172	—	—
Bruce H. Besanko	162,016	72,081	—
Susan S. Grafton	81,469	32,707	—
Mark L. Van Buskirk	78,211	34,130	—
Ritchie L. Casteel	87,987	38,396	—
Michele A. Murphy	87,987	38,396	—
Sam Duncan	456,230	199,090	56,883
Janel S. Haugarth	130,351	56,883	—
The fiscal 2016 LTI awards included a retirement provision for employees who are at least 60 years old and have 15 years of service. The employees who meet these retirement criteria will have up to five years to exercise stock options following retirement from the Company.
Fiscal 2016 Named Executive Officer Compensation
Our executive compensation program directly links a substantial portion of executive compensation to our performance through the annual and long-term incentive plans. Total direct compensation includes base salary, annual incentive compensation and long-term incentive compensation. The mix of targeted total direct compensation elements for our CEO and other NEOs is shown below, with each element of compensation described as a percentage of targeted total direct compensation. The amounts shown for Mr. Gross are based on the annual total direct compensation set forth in his employment agreement.

Pay Mix: CEO (Mr. Gross) Target Total Direct Compensation	Pay Mix: Other NEOs Target Total Direct Compensation

Our compensation programs are structured to align the interests of our executive officers with the interests of our stockholders by placing a substantial amount of pay at-risk. Mr. Gross’s targeted total direct compensation pay mix ties 80% of pay directly to Company performance and Company stock performance. This percentage is in line with the at-risk pay for our former CEO. The average targeted total direct compensation pay mix for our other NEOs ties 70% of pay to Company performance and Company stock performance.
Other NEOs
The pay and performance discussion for our CEOs is included on page 28 of this Proxy Statement. The following sections discuss the pay for our other NEOs. The annual incentive awards and long-term incentives for these NEOs are discussed above under “Components of Executive Compensation Program—Annual Incentive Plan” and “Components of Executive Compensation Program—Long-Term Incentives and Other Stock-Based Awards,” respectively.
Bruce H. Besanko
Mr. Besanko served as Executive Vice President, Chief Operating Officer from October 2015 to April 2016. Prior to his promotion to this position, he served as Executive Vice President, Chief Financial Officer since joining the Company in August 2013. In consultation with its independent compensation consultant, the Committee reviewed market data for our Peer Group regarding chief operating officer compensation (as described in “Assessing the Competitive Market” above) and determined that Mr. Besanko’s annual target total direct compensation be increased to $2,900,000. This includes a base salary of $750,000, an annual incentive target of $750,000 and an annual LTI award value of $1,400,000.
In connection with his promotion to Executive Vice President, Chief Operating Officer, on October 23, 2015, Mr. Besanko was awarded a $200,000 equity grant, comprised equally of stock options and restricted stock. These awards vest ratably on the first three anniversaries of the grant date.
Effective April 18, 2016, Mr. Besanko was appointed to his current role of Executive Vice President, Chief Operating Officer and Chief Financial Officer.
Susan S. Grafton
Ms. Grafton served as Executive Vice President, Chief Financial Officer from October 2015 to April 2016. Prior to her promotion to this position, she served as Senior Vice President, Finance, and Chief Accounting Officer. In consultation with its independent compensation consultant, the Committee reviewed market data for our Peer Group regarding chief financial officer compensation (as described in “Assessing the Competitive Market” above) and determined that Ms. Grafton’s annual target total direct compensation should be increased to $1,525,000. This includes a base salary of $500,000, an annual incentive target of $375,000 and an annual LTI award value of $650,000.
Effective April 18, 2016, Ms. Grafton was appointed to her current role of Senior Vice President, Finance, and Chief Accounting Officer.
Mark L. Van Buskirk
Mr. Van Buskirk served as Executive Vice President, Merchandising, Marketing, Retail & Pharmacy in fiscal 2015 and continues to serve in that position. The Committee reviewed market data for our Peer Group regarding merchandising and retail executive compensation (as described in “Assessing the Competitive Market” above) in consultation with its independent compensation consultant and approved for Mr. Van Buskirk an LTI increase of $100,000 – from $500,000 to $600,000 – during fiscal 2016. With this increase, the annual target total direct compensation for Mr. Van Buskirk increased to

$1,650,000. This includes a base salary of $600,000, an annual incentive target of $450,000 and an annual LTI award value of $600,000.
Ritchie L. Casteel
Mr. Casteel had served as President & CEO of Save-A-Lot since he joined the Company in February 2013 until December 2015, at which time he served only as President of Save-A-Lot until his employment terminated on March 11, 2016. The Committee reviewed market data for our Peer Group regarding division/group heads of similar sized companies (as described in “Assessing the Competitive Market” above) in consultation with its independent compensation consultant and approved for Mr. Casteel a base pay increase of $75,000 – from $450,000 to $525,000 – during fiscal 2016. The new annual target total direct compensation for Mr. Casteel thus increased to $1,593,750 for fiscal 2016. This included a base salary of $525,000, an annual incentive target of $393,750 and an annual LTI award value of $675,000.
Michele A. Murphy
Ms. Murphy, who retired effective May 20, 2016, served as Executive Vice President, Human Resources and Communications since 2013. The Committee reviewed market data for our Peer Group in consultation with its independent compensation consultant and determined that no changes to Ms. Murphy’s compensation were necessary during fiscal 2016. As determined by the Committee, Ms. Murphy’s annual target total direct compensation remained at $1,418,750. This included a base salary of $425,000, an annual incentive target of $318,750 and an annual LTI award value of $675,000.
Janel S. Haugarth
Ms. Haugarth had served as Executive Vice President & President, Independent Business and Supply Chain Services from October 2012 until her retirement in December 2015. She had been an executive of the Company since June 2006. The Committee reviewed market data for our Peer Group in consultation with its independent compensation consultant and determined that no changes to Ms. Haugarth’s compensation were necessary during fiscal 2016. As determined by the Committee, Ms. Haugarth’s annual target total direct compensation remained at $2,250,000. This included a base salary of $625,000, an annual incentive target of $625,000 and an annual LTI award value of $1,000,000.
In fiscal 2016, the Board approved, and Ms. Haugarth accepted, the same form of change of control agreement as our other NEOs, which has more restrictive change of control protections. This change of control agreement is more fully described below under “Executive Compensation—Post-Employment Compensation—Executive Change of Control Agreements.”
As part of Ms. Haugarth’s retirement on December 26, 2015, she received certain payouts associated with her retirement. Values from these payouts are reported in the Summary Compensation Table on page 39 of this Proxy Statement.
Post-Employment Compensation
We have post-employment arrangements in place for our NEOs that define the amounts each NEO would be entitled to receive in the event of a termination of his or her employment by SUPERVALU, as described in more detail in “Executive Compensation—Post-Employment Compensation” below. These arrangements are generally competitive with the typical protection provided to similarly-situated executives, and are therefore deemed by the Committee to be aligned with typical practices.
Other Compensation-Related Policies
In addition to the compensation programs detailed above, we have several other policies and programs that impact the compensation of our NEOs and that help support the continued retention and recruitment of key executive talent.
Perquisites
We currently do not offer any perquisites to our executives. In fiscal 2016, we allowed the reasonable personal use of Company-provided aircraft by Mr. Duncan, our former President and Chief Executive Officer. To the extent Mr. Duncan used the aircraft for personal use, our policy permitted other employees to travel with the CEO if their destination is the same or in close proximity to the CEO’s destination. No tax indemnification is provided to cover the individual tax on personal travel. On March 8, 2016, SUPERVALU entered into an Aircraft Time Sharing Agreement with Mr. Gross, with respect to his personal use of Company-provided aircraft. The terms of the agreement require Mr. Gross to reimburse the Company for incremental costs of his personal use of Company-provided aircraft.
Executive Stock Ownership and Retention Program and Anti-Hedging/Pledging Policy
The Company has an executive stock ownership and retention program for our NEOs and other executives so that these executives will experience the same downside risk and upside potential as our stockholders experience. The current stock ownership and retention program requirements for our senior officers, including our NEOs, are as follows:

Position	Multiple of Base Salary
Chief Executive Officer	5 times
Chief Financial Officer	4 times
Executive Vice Presidents	3 times
Corporate Senior Vice Presidents & Business Unit Presidents	1 times
For purposes of complying with our executive stock ownership and retention program, stock is considered owned if the shares are owned outright, if the shares are owned by immediate family members or legal entities established for their benefit, or if the shares are in the form of unvested restricted stock or stock-settled restricted stock units. Neither outstanding unexercised stock options nor cash-settled restricted stock units are considered owned for purposes of our program.
Until an executive has met the ownership multiple set forth above, the executive is required to retain shares equal to 50% of the net after-tax profit received from stock option exercises or the vesting of restricted stock or restricted stock units. This 50% retention requirement can be satisfied on either an individual basis for each stock option exercise or restricted stock or restricted stock unit vesting event, or on a cumulative basis by aggregating all shares held from the exercise of stock options or the vesting of restricted stock or restricted stock units from the date the executive first met our stock ownership requirement.
In fiscal 2016, all of our NEOs were in compliance with our executive stock ownership and retention program through compliance with the retention requirements. Certain of our NEOs continue to work towards satisfying the ownership multiples set forth above.
Our NEOs and other senior officers may not pledge owned shares as security, enter into any risk hedging arrangements or engage in any short sales or trading in put and call options with respect to the Company’s securities.
Recoupment Policy
Our recoupment (or “clawback”) policy allows for recovery of the following compensation elements:

•	all amounts paid under the annual incentive plan, including any discretionary amounts, that were paid with respect to any fiscal year that is restated; and

•
all awards under the long-term incentive program, the 2007 Stock Plan, the 2012 Stock Plan or any preceding or successor plans that were issued or paid with respect to any fiscal year that is restated.

This policy applies in the event there is an accounting restatement due to the material noncompliance under any financial reporting requirements that results in performance-based compensation that would have been a lower amount if it had been calculated based on such restated results.
Deductibility of Compensation
Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to certain of our NEOs to $1 million annually. Compensation that is “qualified performance-based compensation” generally is not subject to the $1 million deduction limit. We consider the tax deductibility of any element of executive compensation as a factor in our overall compensation program. It is our intent to qualify all compensation paid to our top executives, where practicable under our compensation policies, for deductibility under the Section 162(m) limits in order to maximize our income tax deductions. However, the Committee may approve (as ratified by the independent members of the Board with regard to the CEO) compensation that may not qualify for the compensation deduction if, in light of all applicable circumstances, it would be in our best interest for such compensation to be paid.
In fiscal 2016, the Committee established an annual incentive pool for NEOs as well as other executives whose compensation is determined by the Committee. This “umbrella” plan structure creates a pool from which annual incentive payments can be made if we achieve certain financial targets; however, the actual amount of any payout is based on the performance of our annual incentive plans described above. This structure is intended to provide compensation that is exempt from the $1 million annual deduction limit of Section 162(m) of the Internal Revenue Code. In fiscal 2016, we exceeded the performance threshold of our umbrella plan.

REPORT OF THE LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE
The Leadership Development and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted,

Matthew E. Rubel, Chairperson Donald R. Chappel Mathew M. Pendo

EXECUTIVE COMPENSATION
The following tables and accompanying narrative disclosure should be read in conjunction with the “Compensation Discussion and Analysis,” which sets forth the objectives of SUPERVALU’s executive compensation and benefit program.
The table below shows compensation for the last three fiscal years for the individuals who served as Chief Executive Officer and Chief Financial Officer during fiscal 2016 and each of the other three most highly compensated executive officers who were still serving at the end of fiscal 2016 and one additional individual for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of fiscal 2016.
SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Mark Gross	2016	61,538	300,000	—	3,374,995	—	—	64,084	3,800,617
President and Chief
Executive Officer(8)
Bruce H. Besanko	2016	705,289	—	600,004	590,953	405,012	—	161,671	2,462,929
Executive Vice President,	2015	687,981	—	309,998	749,912	654,485	—	12,445	2,414,821
Chief Operating Officer	2014	371,250	1,500,000	1,746,000	1,260,938	202,431	—	85,957	5,166,576
and Chief Financial
Officer(9)
Susan S. Grafton	2016	440,385	250,000	287,495	312,450	155,434	—	1,510	1,447,274
Senior Vice President,
Finance, and Chief
Accounting Officer(10)
Mark L. Van Buskirk	2016	600,000	—	300,003	299,955	219,204	—	30,822	1,449,984
Executive Vice President,
Merchandising, Marketing,
Retail & Pharmacy
Ritchie L. Casteel	2016	513,461	—	337,501	337,448	205,145	—	471	1,394,026
Former President,	2015	458,654	—	268,748	506,189	506,401	77,729	6,455	1,824,176
Save-A-Lot(11)
Michele A. Murphy	2016	425,000	—	337,501	337,448	183,042	2,903	23,155	1,309,049
Former Executive Vice	2015	433,173	—	228,750	506,189	309,063	23	19,359	1,496,557
President, Human	2014	417,308	130,000	203,124	536,744	167,595	8,254	163,510	1,626,535
Resources &
Communications(12)
Sam Duncan	2016	1,500,000	—	2,250,003	1,749,733	1,033,651	—	82,102	6,615,489
Former President and Chief	2015	1,528,846	—	1,250,003	2,249,736	1,745,294	18,791	125,180	6,917,850
Executive Officer(13)	2014	1,500,000	—	—	2,385,525	820,260	—	240,823	4,946,608
Janel S. Haugarth	2016	516,827	—	500,002	499,922	301,325	8,388	350,237	2,176,701
Former Executive Vice	2015	637,019	925,000	249,998	749,912	—	1,029,051	7,607	3,598,587
President & President,	2014	625,000	1,000,000	—	795,176	—	13,144	4,593	2,437,913
Independent Business and
Supply Chain Services (14)

(1)
Amounts shown are not reduced to reflect an NEO’s election, if any, to defer receipt of salary under the Executive Deferred Compensation Plan described below. In fiscal 2015, amounts are based on a 53 week fiscal year.

(2)
Amounts for fiscal 2016 reflect bonuses paid in connection with an executive’s hire with SUPERVALU. Mr. Gross’s amount is explained further in the “Compensation Discussion and Analysis—CEO Pay Highlights.” For Ms. Grafton, the bonus amount is the second and final installment of a signing bonus that was paid after her one year anniversary.

(3)
The amounts shown in this column reflect the full aggregate grant date fair value calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”) for: (a) fiscal 2016, 2015 and 2014 for restricted stock awards and (b) fiscal 2016 for both cash-settled and stock-settled restricted stock units. Details for the 2016 grants are provided in the Grants of Plan-Based Awards Table below. In accordance with FASB ASC 718, the grant date fair value for the restricted stock and the restricted stock units equals the closing stock price on the date of grant. Refer to Note 1—Summary of Significant Accounting Policies and Note 10—Stock-Based Awards within Part II, Item 8 of our Annual Report on Form 10-K for the fiscal year ended February 27, 2016 for our policy and assumptions made in determining the grant date fair value of stock-based awards. Note that the amounts reported in this column do not necessarily correspond to the actual economic value that will be received by our NEOs from restricted stock and restricted stock units upon vesting.

(4)
The amounts shown in this column reflect the full aggregate grant date fair value of option awards granted in fiscal years 2016, 2015 and 2014 calculated in accordance with FASB ASC 718. Refer to Note 1—Summary of Significant Accounting Policies and Note 10—Stock-Based Awards within Part II, Item 8 of our Annual Report on Form 10-K for the fiscal year ended February 27, 2016 for our policy and assumptions made in determining the grant date fair value of option awards. Note that the amounts reported in this column do not necessarily correspond to the actual economic value that will be received by our NEOs from the options.

(5)
Non-equity incentive plan compensation for fiscal 2016 and 2015 represents the amounts earned in recognition of the achievement of performance goals under our annual incentive plan. Non-equity incentive plan compensation for fiscal 2014 represents the aggregate amount earned in recognition of the achievement of performance goals under a semi-annual incentive plan that was in effect for fiscal 2014.

(6)
This column represents both changes in pension value for our NEOs and above-market interest earnings on deferred compensation. The changes in values were as follows: Mr. Casteel, $(29,150) for fiscal 2016, and $77,729 for fiscal 2015; Mr. Duncan, $(11,595) for fiscal 2016, $18,791 for fiscal 2015, and $(641) for fiscal 2014; Ms. Haugarth, $(597,105) for fiscal 2016, $1,028,897 for fiscal 2015, and $(37,963) for fiscal 2014. No other NEOs were eligible for pension benefits. While Mr. Casteel is not eligible for new pension benefits due to his start date with the Company, he is receiving his Albertson’s pension plan benefit that merged into the Qualified Retirement Plan (as defined below) after his pension start date and prior to his start date with the Company. While Mr. Duncan was not eligible for new pension benefits due to his start date with the Company, he has frozen benefits based on prior service with Albertson’s under an Albertson’s pension plan that merged into the Qualified Retirement Plan. The decrease in pension value for fiscal 2016 resulted from a change in the discount rate. The above-market interest earnings on deferred compensation were as follows: Ms. Murphy, $2,903 for fiscal 2016, $23 for fiscal 2015, and $8,254 for fiscal 2014; Ms. Haugarth, $8,388 for fiscal 2016, $154 for fiscal 2015, and $13,144 for fiscal 2014. None of the other NEOs had above-market interest earnings on deferred compensation.

(7)	The following components comprise the amounts of “All Other Compensation” for our NEOs for fiscal 2016:

Name	Health Savings Account Employer Contributions ($)	Life Insurance ($)(a)	Aircraft ($)(b)	New Hire Benefits ($)(c)	Termination Benefits ($)(d)	Deferred Comp Company Match ($)(e)	Total ($)
Mark Gross	—	—	—	64,084	—	—	64,084
Bruce H. Besanko	—	949	—	160,397	—	325	161,671
Susan S. Grafton	883	627	—	—	—	—	1,510
Mark L. Van Buskirk	883	806	—	—	—	29,133	30,822
Ritchie L. Casteel	—	471	—	—	—	—	471
Michele A. Murphy	441	571	—	—	—	22,143	23,155
Sam Duncan	—	2,016	80,086	—	—	—	82,102
Janel S. Haugarth	727	700	—	—	348,810	—	350,237

(a)	Represents premiums paid for current employee life insurance coverage under the group term life policy maintained by the Company for the benefit of the NEO.

(b)
For Mr. Duncan, this amount is associated with his personal use of the Company aircraft. We calculate the incremental cost to the Company of any personal use of the corporate aircraft based on the cost of fuel, trip-related maintenance, crew travel expenses, on-board catering, landing fees, trip-related hangar and parking costs and other variable costs. Because the corporate aircraft is primarily for business travel, we do not include the fixed costs that do not change based on usage, such as pilots’ salaries, the purchase cost of the corporate aircraft and the cost of maintenance not related to trips. No tax indemnification is provided by the Company relating to personal use of the aircraft.

(c)
For Mr. Gross, this amount represents $10,542 for relocation expenses under the Company’s standard relocation program, as well as $3,542 in tax indemnification payments related to those relocation expenses, and $50,000 associated with attorney consultation fees related to review of his employment agreement. For Mr. Besanko, this represents $160,397 for relocation expenses.

(d)
In connection with Ms. Haugarth’s retirement, Ms. Haugarth received $163,642 in accrued vacation payout and $137,879 in pension make-up provision determined as an amount representing the additional benefit that would have been payable if there had been no deferrals under the Executive Deferred Compensation Plan (Pension Make-Up Benefit) described on page 45. For Ms. Haugarth it also represents $47,470 of intrinsic value on her May 7, 2013 stock option grant from the acceleration of vesting on 91,288 shares in conjunction with her retirement. The value is the difference between the strike price of $6.49 and the $7.01 stock price on her last day with the Company.

(e)	For fiscal 2016, this includes contributions accrued for the Company’s deferred compensation plan participants as a Company match.

(8)	Mr. Gross was appointed to serve as President and Chief Executive Officer effective February 5, 2016.

(9)
Mr. Besanko was appointed to serve as Executive Vice President, Chief Operating Officer effective October 1, 2015. Prior to that, Mr. Besanko held the role of Executive Vice President, Chief Financial Officer. After fiscal 2016, Mr. Besanko was appointed to the role of Executive Vice President, Chief Operating Officer and Chief Financial Officer.

(10)
Ms. Grafton was appointed to serve as Executive Vice President, Chief Financial Officer effective October 1, 2015. After fiscal 2016, Ms. Grafton was appointed to the role of Senior Vice President, Finance, and Chief Accounting Officer.

(11)	Mr. Casteel’s employment with the Company terminated in fiscal 2017 effective March 11, 2016.

(12)	Ms. Murphy retired as Executive Vice President, Human Resources & Communications in fiscal 2017 effective May 20, 2016.

(13)	Mr. Duncan retired as President and Chief Executive Officer effective February 4, 2016. Mr. Duncan remained employed as a special advisor to the Board until February 29, 2016.

(14)	Ms. Haugarth retired as Executive Vice President and President, Independent Business and Supply Chain Services effective December 26, 2015.
GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2016

Name	Grant Date	Approval Date	Estimated Possible Payouts under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)		Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)
Mark Gross (5)			—	—	—
	2/5/2016	1/31/2016						1,625,172	4.25	(2)	3,374,995

Bruce H. Besanko (6)			176,322	705,288	1,410,576
	4/30/2015	4/23/2015						130,351	8.79	(2)	499,922
	10/23/2015	9/29/2015						31,665	6.58	(2)	91,031
	4/30/2015	4/23/2015				56,883	(3)				500,002
	10/23/2015	9/29/2015				15,198	(3)				100,003
Susan S. Grafton			67,668	270,673	541,346
	4/30/2015	4/23/2015						22,811	8.79	(7)	87,485
	4/30/2015	4/23/2015						58,658	8.79	(2)	224,965
	4/30/2015	4/23/2015				7,110	(7)				62,497
	4/30/2015	4/23/2015				25,597	(3)				224,998
Mark L. Van Buskirk			112,500	450,000	900,000
	4/30/2015	4/23/2015						78,211	8.79	(2)	299,955
	4/30/2015	4/23/2015				34,130	(3)				300,003
Ritchie L. Casteel			96,274	385,096	770,192
	4/30/2015	4/23/2015						87,987	8.79	(2)	337,448
	4/30/2015	4/23/2015				38,396	(3)				337,501
Michele A. Murphy			79,688	318,750	637,500
	4/30/2015	4/23/2015						87,987	8.79	(2)	337,448
	4/30/2015	4/23/2015				38,396	(3)				337,501
Sam Duncan			450,000	1,800,000	3,600,000
	4/30/2015	4/23/2015						456,230	8.79	(2)	1,749,733
	4/30/2015	4/23/2015				199,090	(3)				1,750,001
	4/30/2015	4/23/2015				56,883	(4)				500,002
Janel S. Haugarth			129,207	516,827	1,033,654
	4/30/2015	4/23/2015						130,351	8.79	(2)	499,922
	4/30/2015	4/23/2015				56,883	(3)				500,002

(1)
Represents range of possible payouts under our annual incentive plan. The actual amount of the award earned for fiscal 2016 is presented in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Annual incentive awards are performance-based, and are only paid if certain minimum performance criteria are met. The threshold amount represents the minimum payout that will be earned, if the minimum performance criteria for each metric are met. The threshold amount represents a payout of 25% of the participant’s annual target award and the maximum amount reflects a payout of 200% of such target award. The threshold, target and maximum amounts have been prorated for any NEO who had an adjustment to his or her base salary or annual incentive target during fiscal 2016. The annual incentive plan and these prorations are described above in “Compensation Discussion and Analysis—Components of Executive Compensation Program—Annual Incentive Plan.”

(2)	Represents options granted under our 2012 Stock Plan. The options vest with respect to 34 percent, 33 percent and 33 percent on each of the first, second and third anniversaries of the grant date.

(3)
Represents a stock-settled restricted stock unit granted under our 2012 Stock Plan. The award vests with respect to 34 percent, 33 percent and 33 percent on each of the first, second and third anniversaries of the grant date.

(4)
Represents a cash-settled restricted stock unit granted under our 2012 Stock Plan. The award vested on February 27, 2016. This award was to incentivize Mr. Duncan’s significant effort, focus and dedication necessary to continue the momentum in our performance through fiscal 2016.

(5)
Mr. Gross’s option award was granted in connection with his commencement of employment. The difference in Mr. Gross’s target inducement option value of $3,000,000 and the grant date fair value of $3,374,994 is the result of a new valuation that was performed on the award after the grant date. A complete volatility analysis was unable to be used in calculating the number of option shares at grant, and the valuation from the April 30, 2015 annual grant was used. It is typical to use the valuation from the annual grant; however, given the size and recipient of the award, management felt it necessary to get an updated valuation and volatility analysis. The volatility change from 48.99% to 56.48% was the primary driver that resulted in the higher Black-Scholes value and resulting grant date fair value.

(6)	Mr. Besanko’s October 23, 2015 option and restricted stock grants were granted in connection with his promotion to Executive Vice President, Chief Operating Officer.

(7)
Ms. Grafton’s stock option and restricted stock grant, which are under our 2012 Stock Plan, represent the second portion of her make-whole award granted in connection with her hire. These awards vest 50 percent on the first two anniversaries of the grant date.

OUTSTANDING EQUITY AWARDS AT FEBRUARY 27, 2016

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held that have not Vested		Market Value of Shares or Units of Stock that have not Vested ($)(20)
Mark Gross			1,625,172	(1)	4.25	2/5/2026
Totals:			1,625,172
Bruce H. Besanko			31,665	(2)	6.58	10/23/2025	15,198	(7)	74,926
			130,351	(3)	8.79	4/30/2025	56,883	(8)	280,433
	75,255	(4)	146,082	(4)	7.50	5/16/2024	21,999	(9)	108,455
	150,000	(5)	75,000	(5)	7.76	8/7/2023	75,000	(10)	369,750
	103,365	(6)	50,910	(6)	7.76	8/7/2023
Totals:	328,620		434,008				169,080		833,564
Susan S. Grafton			22,811	(11)	8.79	4/30/2025	7,110	(13)	35,052
			58,658	(3)	8.79	4/30/2025	25,597	(8)	126,193
	33,865	(4)	65,737	(4)	7.50	5/16/2024	9,900	(9)	48,807
	18,174	(12)	35,277	(12)	7.11	4/25/2024	11,603	(14)	57,203
Totals:	52,039		182,483				54,210		267,255
Mark L. Van Buskirk			78,211	(3)	8.79	4/30/2025	34,130	(8)	168,261
	37,628	(4)	73,040	(4)	7.50	5/16/2024	11,000	(9)	54,230
	92,672	(15)	45,643	(15)	6.49	5/7/2023
Totals:	130,300		196,894				45,130		222,491
Ritchie L. Casteel
	50,797	(16)			7.50	3/11/2017
	125,107	(16)			6.49	3/11/2017
Totals:	175,904
Michele A. Murphy	29,916	(17)			8.79	5/20/2021	7,425	(9)	36,605
	100,100	(4)	49,302	(4)	7.50	5/20/2021
	186,726	(17)			6.49	6/20/2016
	44,700	(17)			2.28	7/17/2022
	30,000	(17)			12.68	6/4/2017
	15,000	(17)			16.07	5/28/2016
Totals:	406,442		49,302				7,425		36,605
Sam Duncan
	225,764	(18)			7.50	2/28/2017
	1,500,000	(18)			3.88	2/28/2017
Totals:	1,725,764
Janel S. Haugarth	44,319	(19)			8.79	12/26/2020	10,999	(9)	54,225
	148,296	(4)	73,041	(4)	7.50	12/26/2020
	156,250	(19)			2.28	7/17/2022
	60,000	(19)			12.68	6/4/2017
	30,000	(19)			16.07	5/28/2016
	30,000	(19)			16.07	5/28/2016
Totals:	468,865		73,041				10,999		54,225

(1)	This non-qualified stock option vests 34 percent, 33 percent and 33 percent on each anniversary of the grant date, with vesting dates of February 5, 2017, February 5, 2018 and February 5, 2019.

(2)	This non-qualified stock option vests 34 percent, 33 percent and 33 percent on each anniversary of the grant date, with vesting dates of October 23, 2016, October 23, 2017 and October 23, 2018.

(3)	This non-qualified stock option vests 34 percent, 33 percent and 33 percent on each anniversary of the grant date, with vesting dates of April 30, 2016, April 30, 2017 and April 30, 2018.

(4)	This non-qualified stock option vests 34 percent, 33 percent and 33 percent on each anniversary of the grant date, with vesting dates of May 16, 2015, May 16, 2016 and May 16, 2017.

(5)	This non-qualified stock option vests 34 percent, 33 percent and 33 percent on each anniversary of the grant date, with vesting dates of August 7, 2015, August 7, 2016 and August 7, 2017.

(6)	This non-qualified stock option vests in three equal installments per year, with vesting dates of August 7, 2014, August 7, 2015 and August 7, 2016.

(7)
Represents a restricted stock award granted in connection with the promotion of Mr. Besanko to Executive Vice President, Chief Operating Officer. The award vests in three equal installments per year, with vesting dates on October 23, 2016, October 23, 2017 and October 23, 2018.

(8)	Represents a restricted stock award that vests 34 percent, 33 percent and 33 percent on each anniversary of the grant date, with vesting dates of April 30, 2016, April 30, 2017 and April 30, 2018.

(9)
Represents a stock-settled restricted stock unit that vests 34 percent, 33 percent and 33 percent on each anniversary of the grant date, with vesting dates of May 16, 2015, May 16, 2016 and May 16, 2017.

(10)
Represents a restricted stock award granted in connection with the hiring of Mr. Besanko as Executive Vice President, Chief Financial Officer. The award vests in three equal installments per year, with vesting dates on August 7, 2014, August 7, 2015 and August 7, 2016.

(11)	This non-qualified stock option vests 50 percent on each anniversary of the grant date, with vesting dates of April 30, 2016 and April 30, 2017.

(12)	This non-qualified stock option vests 34 percent, 33 percent and 33 percent on each anniversary of the grant date, with vesting dates of April 25, 2015, April 25, 2016 and April 25, 2017.

(13)
Represents the second portion of a restricted stock award granted in connection with the hiring of Ms. Grafton. The award vests 50 percent on each anniversary of the grant date, with vesting dates on April 30, 2016 and April 30, 2017.

(14)
Represents a restricted stock award granted in connection with the hiring of Ms. Grafton. The award vests 34 percent, 33 percent, 33 percent on each anniversary of the grant date, with vesting dates on April 25, 2015, April 25, 2016 and April 25, 2017.

(15)	This non-qualified stock option vests 34 percent, 33 percent and 33 percent on each anniversary of the grant date, with vesting dates of May 7, 2014, May 7, 2015 and May 7, 2016.

(16)	Mr. Casteel’s employment terminated on March 11, 2016. His unvested equity awards were forfeited and his vested stock options will expire on March 11, 2017.

(17)	Ms. Murphy’s employment terminated on May 20, 2016. Her unvested equity awards forfeited and her vested stock options will expire between May 28, 2016 and July 17, 2022 (dates shown in table).

(18)	Mr. Duncan’s employment terminated on February 29, 2016. His unvested equity awards were forfeited and his vested stock options will expire on February 28, 2017.

(19)
Ms. Haugarth’s employment terminated on December 26, 2015. Any unvested equity awards that were scheduled to vest by the end of May 2016 were accelerated, but the rest of her unvested equity awards were forfeited. Her vested stock options will expire between May 28, 2016 and July 17, 2022 (dates shown in table).

(20)
The amounts shown in this column are calculated using a per share value of $4.93, the closing market price of a share of our common stock on the NYSE on February 26, 2016 (the last trading day of our 2016 fiscal year).

OPTION EXERCISES AND STOCK VESTED FOR FISCAL 2016

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(1) (#)	Value Realized on Exercise(1)($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2)($)
Mark Gross	—	—	—	—
Bruce H. Besanko	—	—	86,334	770,709
Susan S. Grafton	—	—	11,078	111,025
Mark L. Van Buskirk	—	—	5,667	51,230
Ritchie L. Casteel	—	—	7,650	69,156
Michele A. Murphy	—	—	38,948	348,334
Sam Duncan	—	—	90,883	587,793
Janel S. Haugarth	—	—	30,674	238,033

(1)	There were no options exercised by our NEOs in fiscal 2016.

(2)
Amounts reflect the market value of the Company’s common stock on the day the stock vested, determined by multiplying the number of shares acquired on vesting by the closing sales price for the Company’s common stock on the NYSE on the vesting date, and, with respect to Mr. Duncan, the amounts also include a cash-settled restricted stock unit that vested on February 27, 2016 and paid out in cash shortly thereafter.

Retirement Benefits
We previously provided various retirement benefits to certain of our executives. All of these plans have since been frozen with respect to benefits for grandfathered participants and the plans were previously closed to new participants. The following retirement plans are described in more detail below following the Pension Benefits In 2016 table: (1) SUPERVALU INC. Retirement Plan (the “Qualified Retirement Plan”), (2) the SUPERVALU INC. Excess Benefits Plan (the “Excess Benefits Plan”), and (3) the “Pension Make-Up Benefit” under the SUPERVALU INC. Executive Deferred Compensation Plan (the “EDCP”).
PENSION BENEFITS IN 2016

Name	Plan Name	Number of Years Credited Service(1)(#)	Present Value of Accumulated Benefit (2)($)	Payments During Last Fiscal Year ($)
Mark Gross (3)	—	—	—	—
Bruce H. Besanko (3)	—	—	—	—
Susan S. Grafton (3)	—	—	—	—
Mark L. Van Buskirk (3)	—	—	—	—
Ritchie L. Casteel (4)	Qualified Retirement Plan	23	384,528	23,880
Michele A. Murphy (3)	—	—	—	—
Sam Duncan (4)	Qualified Retirement Plan	13	156,550	—
Janel S. Haugarth (5)	Qualified Retirement Plan	30	1,332,574	13,069
	Excess Benefits Plan	30	2,946,040	459,314
	EDCP (Pension Make-Up Benefit)	30	146,028	—

(1)	The Qualified Retirement Plan caps years of credited service at 30 years. Years of credited service were frozen effective December 31, 2007.

(2)
The calculation of present value of accumulated benefit assumes: (a) a measurement date of February 27, 2016; (b) a discount rate of 4.16 percent; (c) an assumed retirement at age 62 (earliest unreduced retirement age); (d) a single life annuity form of payment; (e) the use of the RP2006 Aggregate with MP2015 Generational projection scale; and (f) no pre-retirement decrements.

(3)	Mr. Gross, Mr. Besanko, Ms. Grafton, Mr. Van Buskirk and Ms. Murphy are not eligible for any retirement benefits.

(4)
Mr. Duncan has a frozen accrued benefit based on his prior service under the Albertson’s pension plan that merged into the Qualified Retirement Plan, while Mr. Casteel commenced his Albertson’s pension plan benefit prior to his start date with the Company.

(5)
Ms. Haugarth retired from the Company on December 26, 2015 and commenced an early retirement under the Qualified Retirement Plan. Under the Excess Benefits Plan, Ms. Haugarth elected a 5-year installment at the later of age 62 or separation of service for amounts credited after calendar year 2004. For amounts credited prior to calendar year 2005, Ms. Haugarth received a lump sum distribution at retirement.

SUPERVALU INC. Retirement Plan
Participants in the Qualified Retirement Plan had at least one year of service with the Company during which 1,000 hours of service were completed and were at least age 21 when participation was closed on December 31, 2007. Accrued benefits were frozen on December 31, 2012 and were determined as one percent of final average compensation times credited service (not to exceed 30 years) plus 0.4 percent of final average compensation in excess of covered compensation times credited years of service (not to exceed 30 years). Final average compensation is defined as the highest five consecutive complete plan years of compensation and includes base pay and bonus pay, less any deferrals under the EDCP. Credited service was frozen on December 31, 2007 and was earned for years during which the participant completed at least 1,000 hours of service. Normal retirement is age 65. Accrued benefits are available unreduced at age 62 with 10 or more years of service. Early retirement is available at age 55 with 10 or more years of service. Early retirement reductions are four percent per year prior to age 62. Vesting service will continue to be recognized until separation.
There are six distribution forms: single life annuity, which is payable for the lifetime of the participant only; 5, 10 and 15 year term certain annuities, which are payable for the lifetime of the participant with a guaranteed stream of benefits payable to the named beneficiary if the participant dies before the end of the guaranteed term; and 50 percent and 100 percent joint and survivor annuities, which are payable for the lifetime of the participant with the applicable percentage of the participant’s annuity being paid to the surviving spouse or surviving joint annuitant for their lifetime. Lump sums are also available to certain limited participant groups. These distribution options are elected and payable at early or normal retirement.
SUPERVALU INC. Excess Benefits Plan
The Excess Benefits Plan was designed solely to restore the loss of qualified retirement plan benefits due to statutory limits on benefits and compensation in such plans. Participation in this plan was closed on December 31, 2007 and was limited to employees who satisfied the following requirements: (1) have a benefit in the Qualified Retirement Plan that is reduced by statutory limits; (2) were not covered under a non-qualified supplemental executive retirement plan maintained by the Company; and (3) were selected for participation by the Committee. Accrued benefits were frozen on December 31, 2012 and were determined as the additional amount that would have been paid from the Qualified Retirement Plan but for the statutory limits. Normal retirement is age 65. Accrued benefits are available unreduced at age 62 with 10 or more years of service. Early retirement is available at age 55 with 10 or more years of service. Early retirement reductions are four percent per year prior to age 62. Vesting service will continue to be recognized until separation.
There are seven distribution forms under the Excess Benefits Plan: single life annuity, which is payable for the lifetime of the participant only; 50 percent, 67 percent and 100 percent joint and survivor annuities, which are payable for the lifetime of the participant with the applicable percentage of the participant’s annuity being paid to the surviving spouse or surviving joint annuitant for their lifetime; lump sum; and annual installments over a five or ten year period. Participants who do not file timely distribution elections receive payment in the form of a single lump sum.
Distribution of benefits occurs at the election of the participant: (a) within 30 days of separation from service; (b) during the month of March following separation from service; (c) during the month of March following the later of age 62 or separation of service; or (d) during the month of March following the later of age 65 or separation from service. Participants who do not file a timely election will receive distribution during the March following separation from service. If distribution is being made to a “key employee,” the portion of the participant’s benefit attributable to benefits accrued after December 31, 2004, will be delayed for six months following separation of service. A “key employee” is determined by the definition provided by the IRS.
The Executive Deferred Compensation Plan also provides for additional make-up contributions that are credited to the participant’s account in the Executive Deferred Compensation Plan, which are described in more detail immediately below under the SUPERVALU INC. Executive Deferred Compensation Plan (Pension Make-Up Benefit).
SUPERVALU INC. Executive Deferred Compensation Plan (Pension Make-Up Benefit)
Executives who defer the receipt of pay under the EDCP, which is the Company’s non-qualified deferred compensation plan described further below, may have reduced qualified defined benefit retirement plan benefits and related non-qualified supplemental retirement benefits. To make up this loss in defined benefit retirement plan benefits, the EDCP contains a make-up provision to determine and to pay an amount representing the additional benefit that would have been payable under those plans if there had been no deferrals under the EDCP. This make-up benefit is determined by computing this additional benefit to a lump sum that is deposited in the participant’s EDCP account at retirement or separation and then distributed during March in the following plan year as a single payment. For this make-up computation, accrued benefits are determined using the Qualified Retirement Plan benefit formula as if there had been no reductions in final average pay due to deferrals. Effective December 31, 2007, credited service was frozen under the Qualified Retirement Plan and, indirectly, under this make-up provision of the EDCP. However, additional vesting service continues to be counted until separation and compensation was recognized under the Qualified Retirement Plan and, indirectly, under this make-up provision of the EDCP, through December 31, 2012 at which time accrued benefits were frozen under this make-up provision of the EDCP. If a distribution is to be made to a “key employee,” the portion of the benefit attributable to deferral after December 31, 2004, will be delayed for six months following separation from service. A “key employee” is determined by the definition provided by the IRS.
Post-Retirement Medical and Death Benefit Coverage
The Company provides limited post-retirement medical benefits for some of its employees, including certain executives who met the eligibility requirements of the plan before it was closed to new participants in 2002. Based on years of service, the Company will pay a percentage based on years of service of retiree medical and pharmacy premiums for certain employees who retire at age 55 or older with ten or more years of service. Ms. Haugarth is the only NEO who is eligible under this plan (currently at 60%). At and after age 65, the benefit is converted to a Health Reimbursement Account arrangement subject to a maximum annual benefit of up to $1,700 for each of the retiree and his or her spouse, for retirements prior to 2016, and a maximum annual benefit of up to $1,000 for each of the retiree and his or her spouse, for retirements commencing on or after January 1, 2016.

We maintain a grandfathered retirement death benefit of 140 percent of the executive’s final base salary paid to the beneficiary. Current participants have been grandfathered into this program; no new enrollment has been allowed since fiscal 2008. Ms. Haugarth is the only NEO eligible for this grandfathered benefit.
Deferred Compensation
Under our Executive Deferred Compensation Plan (2008 Statement), eligible executives may elect to defer, on a pre-tax basis, up to 50 percent of base salary and may elect to defer up to 100 percent of annual incentive compensation during the plan year. The program allows executives to save for retirement on a tax-deferred basis. Under this unfunded plan, amounts deferred by the executive accumulate on a tax-deferred basis and are credited at an effective annual interest rate equal to Moody’s Corporate Bond Index, set as of October 1 of the preceding year.
For the 2015 calendar year, executives had the opportunity to elect deferral of both fiscal 2016 base salary and bonus.
Other inactive nonqualified compensation plans also exist and are governed by the respective rules that existed while they were active. Ms. Haugarth is the only NEO who participates in any such inactive plans. The amounts of Company contributions and aggregate earnings are not included in the Summary Compensation Table.
NONQUALIFIED DEFERRED COMPENSATION IN CALENDAR 2015

Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year (1)($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Mark Gross	—	—	—	—	—
Bruce H. Besanko	5,769	288	19	—	6,077
Susan S. Grafton	—	—	—	—	—
Mark L. Van Buskirk	61,846	29,121	1,965	—	103,876
Ritchie L. Casteel	—	—	—	—	—
Michele A. Murphy	195,261	22,347	21,014	—	661,519
Sam Duncan	—	—	—	—	—
Janel S. Haugarth	—	—	45,513	—	1,169,794

(1)	Earnings for the current and inactive plans are determined based on a combination of a fixed percentage rate as well as variable interest rate methodologies based on current account balances.
SUPERVALU INC. Executive Deferred Compensation Plan
In addition to the “make-up” feature described above, the EDCP provides that an eligible executive can elect to defer between 5 and 50 percent of base salary and between 5 and 100 percent of annual incentive compensation. A new deferral election can be made before the beginning of each calendar year and is effective for that calendar year as to base salary and for the fiscal year that begins in that calendar year as to incentive compensation. The amount deferred for a year is credited to an unfunded bookkeeping account for that year and that account is credited from time to time with interest at a rate determined by reference to Moody’s Corporate Average Bond Index for the year ending in the October preceding the calendar year. With each deferral election, the employee also makes an election of (i) whether the account for that year will be distributed in a lump sum or in 5, 10 or 15 annual installments and (ii) the time when distribution of that year’s account will be paid in a lump sum or commenced in installments (either a specified date or upon separation from service). SUPERVALU may, in its discretion, credit additional amounts to a participant’s account. If distribution is to be made to a “key employee,” the portion of the benefit attributable to deferral after December 31, 2004, will be delayed for six months following separation from service. Subject to limited exceptions, all amounts are 100 percent nonforfeitable at all times. A “key employee” is determined by the definition provided by the IRS. The EDCP allowed executives the opportunity to elect deferral of both fiscal 2016 base salary and bonus.
Post-Employment Compensation
Executive Severance Plan
The Company offers an executive severance plan to provide transitional assistance to executives who are separated from employment with the Company. No changes were made to the severance plan during fiscal 2016, and the plan is summarized below:

Plan Provision		Description
Severance Triggers	•	Involuntary termination without “cause” as defined below, subject to certain exclusions.
•
“Cause” is defined as continued failure to perform duties, conviction of a felony, conduct materially and demonstrably injurious to the Company, personal dishonesty that results in substantial personal enrichment or failure to comply with certain Company policies.

Severance Benefits	•	2 times for our CEO and 1.5 times for our other NEOs, of annual base salary at time of termination.
•
2 times for our CEO and 1.5 times for our other NEOs, of the average of the performance results (expressed as a percentage) used to determine the NEOs’ bonus amounts under the annual bonus plan for the preceding three years (or all bonus amounts, if the NEO has been employed fewer than three years), multiplied by the NEO’s current target bonus amount.

	•	Pro rata annual incentive, including the portion paid in stock, and payments for each long-term incentive plan cycle, not completed as of the termination date.
	•	Reimbursement for COBRA coverage for medical and/or dental insurance.
	•	Outplacement services not to exceed $25,000, paid to an outplacement provider and not to the executive.
	•	Repayment of severance benefits received by an NEO whom the Company rehires in any capacity within six months of the termination date.
	•	Requires execution of a release of claims acceptable to the Company.
Covenants	•
Non-disclosure of confidential information; non-solicitation of employees; non-solicitation of existing or prospective customers, vendors and suppliers; non-competition; return of property; and non-disparagement covenants.

Executive Change of Control Agreements
Our objective is to provide NEOs and other executives with protection under a market competitive change of control severance agreement. The Committee believes that this benefit helps to maintain the impartiality and objectivity of our executives in the event of a change of control situation so that our stockholders’ interests are protected. The Committee reviews this change of control policy periodically to address whether these protections are consistent with the Committee’s philosophy and our competitive market, as well as in compliance with federal tax rules affecting nonqualified deferred compensation.
In November 2013, the Board approved, including only the independent members of the Board with respect to the CEO, a change of control severance agreement that the Company subsequently entered into at varying times with each of our NEOs. The change of control agreements provide each executive with certain benefits listed in the table below if the executive’s employment is involuntarily terminated without “cause” or due to a voluntary resignation for “good reason” within two years following a change of control or in certain situations prior to a change of control, known as a “double trigger.”
Each agreement includes covenants regarding confidentiality, non-competition, non-solicitation of employees, customers, vendors and suppliers, non-disparagement of the Company, return of Company property and mandatory arbitration.
A “change of control” generally includes the occurrence of any of the following events or circumstances:

•
the acquisition of 50% or more of the outstanding shares of SUPERVALU or the combined voting power of the outstanding voting shares of SUPERVALU, other than any acquisition from or by SUPERVALU or any SUPERVALU-sponsored employee benefit plan;

•
consummation of any merger or other business combination of SUPERVALU, sale or lease of all or substantially all of the assets of SUPERVALU or any combination of the foregoing, unless following such transaction SUPERVALU’s historic stockholders retain at least 60% ownership of the surviving entity and/or the purchaser or lessee; or

•
a change in our Board’s composition within any 24-month period such that a majority of the Board’s members does not include those who were members at the date of the beginning of such employment period.

“Cause” generally means:

•	the continued failure of the executive to substantially perform his or her duties after written demand and after the executive has had six months to improve performance to the Company’s expectations;

•	the conviction of, or plea of guilty or nolo contendere to, a felony;

•	the willful engaging in conduct that is materially and demonstrably injurious to SUPERVALU;

•	an act or acts of personal dishonesty intended to result in substantial personal enrichment at the expense of the Company; or

•	failure to comply with Company policies related to the Code of Business Conduct, Equal Employment Opportunities and Harassment or Workplace Violence.
“Good reason” generally means:

•	the executive’s annual base salary is reduced below the amount in effect on the date immediately prior to the change of control date;

•	the executive’s actual annual bonus is less than the target bonus as it existed on the date immediately prior to the change of control date;

•	the executive’s title is reduced from the title held on the date immediately prior to the change of control date;

•
the executive’s duties and responsibilities are materially and adversely diminished other than a general reduction of the number or scope of personnel supervised as part of the Company’s restructuring or recapitalization;

•
the program of long-term incentive compensation is materially and adversely diminished, which for these purposes means a reduction of 15% or more of the annualized target dollar amount of long-term incentive as it existed on the date immediately prior to the change of control date; or

•
the relocation of the place of employment by more than 45 miles, the failure to provide for the assumption of the agreement by any successor entity or a material breach by the Company of the agreement.

The definitions of change of control and good reason as described above are more restrictive than the definitions in effect prior to the adoption of the new form of change of control agreement in November 2013. The form of change of control agreement, as amended in fiscal 2014, is summarized below:

Agreement Provision		Description
Severance Benefits	•	2 times for our CEO and other NEOs, of annual base salary and target annual incentive, plus welfare benefits continuation.
	•	Earned but unpaid salary and accrued vacation and annual bonus plan and long-term incentive plan amounts due but not yet paid.
	•	Pro rata annual incentive based on actual performance results for the year of termination.
	•	Reimbursement for COBRA coverage for medical, dental and life insurance including a tax indemnification for such reimbursement.
	•	Outplacement services not to exceed $25,000, paid to an outplacement provider and not to the executive.
	•	“Best net” reduction of compensation to avoid excise tax.
	•	Requires execution of a release of claims acceptable to the Company.
Covenants	•
Non-disclosure of confidential information; non-solicitation of employees; non-solicitation of existing or prospective customers, vendors and suppliers; non-competition; return of property; and non-disparagement covenants.

Accelerated Vesting Provision in CEO Inducement Awards
The long-term incentive awards granted to Mr. Gross for fiscal years 2017 and 2018 provide that if Mr. Gross is terminated without cause or he resigns for good reason, the unvested stock options will vest as to a prorated portion of the options scheduled to vest on the next anniversary of his start date, and his performance share units will vest as to a portion of the award based on the actual attainment of performance goals over the entire three-year performance period and prorated for the portion of that period during which he was employed.
SUPERVALU Equity and Retirement Compensation Plans upon Change of Control
Several of our compensation and benefit plans contain provisions for enhanced benefits upon a change of control of SUPERVALU. These enhanced benefits include immediate vesting of stock options, performance stock units, restricted stock and restricted stock unit awards upon a change of control, or in the case of such equity awards granted after May 2010, if employment terminates under specified circumstances within two years of a change of control.
See the Potential Payments Table below for payments that each NEO would be entitled to receive in the event of a termination of his or her employment by SUPERVALU without cause or by the NEO for good reason, following or in anticipation of a change of control of SUPERVALU.
Potential Payments and Benefits upon Retirement, Disability or Death
There are no special benefits provided to an NEO in the event of a qualified retirement, long term disability or death with the exception of certain equity agreements. Certain of our agreements provide for continued vesting for retirement-eligible employees who are age 60 or older and have at least 15 years of service. Mses. Haugarth and Murphy are the only NEOs who meet the age and service requirements. Accelerated vesting of equity awards would occur for all NEOs upon death or disability.
See the Potential Payments Table below for payments that each NEO would be entitled to receive in the event of his or her qualified retirement, long-term disability or death.
POTENTIAL PAYMENTS TABLE
The table below sets forth the amounts each NEO would be entitled to receive, other than accrued but unpaid base salary and any benefits payable or provided under broad-based employee benefit plans and programs including accrued vacation and paid time off, in the event of qualified retirement; long-term disability; death; a termination of employment by SUPERVALU without cause; and a termination of employment by SUPERVALU without cause or by the NEO for good reason following or in anticipation of a change of control of SUPERVALU. The amounts shown assume that the retirement, disability, death, termination without cause or termination following or in anticipation of a change of control described in the preceding sentence was effective as of February 26, 2016, the last trading day of our 2016 fiscal year. These amounts do not include pension or other retirement benefits described in the Pension Benefits In 2016 table above. In addition, each NEO is entitled to receive a prorated bonus for the year of termination based on actual performance results; however, since our NEOs became entitled to these bonus payments on the last day of the fiscal year, no amount of such benefit is accelerated or enhanced by virtue of a termination of employment on that date.

Type of Payment	Retirement ($)	Disability ($)	Death ($)	Termination Without Cause (1)($)	Change of Control ($)
Mark Gross
Base salary (by plan multiple) (2)	—	—	—	2,000,000	2,000,000
Bonus (by plan multiple) (3)	—	—	—	—	2,000,000
Unvested stock options (4)(5)	—	1,105,117	1,105,117	368,372	1,105,117
Unvested restricted stock (4)	—	—	—	—	—
Health and welfare benefits	—	—	—	—	—
Outplacement services	—	—	—	25,000	25,000
Total	—	1,105,117	1,105,117	2,393,372	5,130,117
Bruce H. Besanko
Base salary (by plan multiple) (2)	—	—	—	1,125,000	1,500,000
Bonus (by plan multiple) (3)	—	—	—	769,793	1,500,000
Unvested stock options (4)	—	—	—	—	—
Unvested restricted stock (4)	—	833,564	833,564	—	833,564
Health and welfare benefits	—	—	—	17,653	17,653
Outplacement services	—	—	—	25,000	25,000
Total	—	833,564	833,564	1,937,446	3,876,217

Type of Payment	Retirement ($)	Disability ($)	Death ($)	Termination Without Cause (1)($)	Change of Control ($)
Susan S. Grafton
Base salary (by plan multiple) (2)	—	—	—	750,000	1,000,000
Bonus (by plan multiple) (3)	—	—	—	578,948	750,000
Unvested stock options (4)	—	—	—	—	—
Unvested restricted stock (4)	—	267,255	267,255	—	267,255
Health and welfare benefits	—	—	—	26,989	26,989
Outplacement services	—	—	—	25,000	25,000
Total	—	267,255	267,255	1,380,936	2,069,244
Mark L. Van Buskirk
Base salary (by plan multiple) (2)	—	—	—	900,000	1,200,000
Bonus (by plan multiple) (3)	—	—	—	343,532	900,000
Unvested stock options (4)	—	—	—	—	—
Unvested restricted stock (4)	—	222,491	222,491	—	222,491
Health and welfare benefits	—	—	—	14,626	14,626
Outplacement services	—	—	—	25,000	25,000
Total	—	222,491	222,491	1,283,158	2,362,117
Ritchie L. Casteel (6)
Base salary (by plan multiple) (2)	N/A	N/A	N/A	787,500	N/A
Bonus (by plan multiple) (3)	N/A	N/A	N/A	661,500	N/A
Unvested stock options (4)	N/A	N/A	N/A	—	N/A
Unvested restricted stock (4)	N/A	N/A	N/A	—	N/A
Health and welfare benefits	N/A	N/A	N/A	13,499	N/A
Outplacement services	N/A	N/A	N/A	25,000	N/A
Total	N/A	N/A	N/A	1,487,499	N/A
Michele A. Murphy (7)
Base salary (by plan multiple) (2)	—	N/A	N/A	N/A	N/A
Bonus (by plan multiple) (3)	—	N/A	N/A	N/A	N/A
Unvested stock options (4)	—	N/A	N/A	N/A	N/A
Unvested restricted stock (4)	—	N/A	N/A	N/A	N/A
Health and welfare benefits	—	N/A	N/A	N/A	N/A
Outplacement services	—	N/A	N/A	N/A	N/A
Total	—	N/A	N/A	N/A	N/A
Sam Duncan (7)
Base salary (by plan multiple) (2)	—	N/A	N/A	N/A	N/A
Bonus (by plan multiple) (3)	—	N/A	N/A	N/A	N/A
Unvested stock options (4)	—	N/A	N/A	N/A	N/A
Unvested restricted stock (4)	—	N/A	N/A	N/A	N/A
Health and welfare benefits	—	N/A	N/A	N/A	N/A
Outplacement services	—	N/A	N/A	N/A	N/A
Total	—	N/A	N/A	N/A	N/A
Janel S. Haugarth
Base salary (by plan multiple) (2)	—	N/A	N/A	N/A	N/A
Bonus (by plan multiple) (3)	—	N/A	N/A	N/A	N/A
Unvested stock options (8)	47,470	N/A	N/A	N/A	N/A
Unvested restricted stock (9)	135,573	N/A	N/A	N/A	N/A
Health and welfare benefits	—	N/A	N/A	N/A	N/A
Outplacement services	—	N/A	N/A	N/A	N/A
Total	183,043	N/A	N/A	N/A	N/A

(1)	These amounts exclude reimbursements for COBRA.

(2)	Base salary multiple for “Termination Without Cause” is 2x for the CEO and 1.5x for other NEOs. Base salary multiple for “Change of Control” is 2x for the CEO and other NEOs.

(3)	Bonus multiple for “Termination Without Cause” is 2x for the CEO and 1.5x for other NEOs. Bonus multiple for “Change of Control” is 2x for the CEO and other NEOs.

(4)
The values presented for unvested stock options and unvested restricted stock and restricted stock units are calculated by multiplying the number of unvested shares by the closing stock price on the NYSE on February 26, 2016 ($4.93), the last trading day of our 2016 fiscal year, net of the exercise price in the case of stock options. Unvested shares are accelerated for “Disability,” “Death” and “Change of Control.”

(5)
Mr. Gross’s employment agreement provides for a prorated payout for his February 2016 stock option grant in the event of a “Termination Without Cause”. The prorated value represents 541,724 shares multiplied by the closing stock price on the NYSE on February 26, 2016 ($4.93) net of the exercise price.

(6)
Mr. Casteel was involuntarily terminated from the Company effective March 11, 2016. Per his severance protection, Mr. Casteel received a lump sum payment of $1,449,000 plus COBRA and outplacement services as detailed in the table above.

(7)	Ms. Murphy and Mr. Duncan voluntarily retired after the fiscal year and were not eligible for any additional termination benefits.

(8)
In conjunction with Ms. Haugarth’s December 26, 2015 voluntary retirement, the values presented for unvested stock options are calculated by multiplying the number of accelerated stock options from the May 7, 2016 grant by the closing stock price on the NYSE on December 24, 2015 ($7.01), net of the exercise price.

(9)
In conjunction with Ms. Haugarth’s December 26, 2015 voluntary retirement, the value presented for unvested restricted stock is calculated by multiplying the number of accelerated shares from her April 30, 2016 vesting by the closing stock price on the NYSE on December 24, 2015 ($7.01).

REPORT OF THE AUDIT COMMITTEE
All of the members of the Audit Committee are independent directors under the NYSE listing standards and the rules of the SEC. In addition, the Board has determined that all members of the Audit Committee are financially literate under the NYSE listing standards and that all such members qualify as an “audit committee financial expert” under the rules of the SEC.
The Audit Committee operates under a written charter adopted by the Board, which is evaluated annually. The charter of the Audit Committee is available on SUPERVALU’s website at www.supervalu.com. Click on the “Investors” link and then the caption “Corporate Governance.” The Audit Committee selects, evaluates and, where deemed appropriate, replaces SUPERVALU’s independent registered public accounting firm. The Audit Committee also pre-approves all audit services, engagement fees and terms, and all permitted non-audit engagements.
Management is responsible for SUPERVALU’s internal controls and the financial reporting process. SUPERVALU’s independent registered public accounting firm is responsible for performing an audit of SUPERVALU’s consolidated financial statements and the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee’s responsibility is to monitor and oversee these processes.
In this context, the Audit Committee has reviewed SUPERVALU’s audited consolidated financial statements for fiscal 2016 and has met and held discussions with management and KPMG, the independent registered public accounting firm. Management represented to the Audit Committee that SUPERVALU’s consolidated financial statements for fiscal 2016 were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee discussed the consolidated financial statements with KPMG. The Audit Committee also discussed with KPMG the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 (Communications with Audit Committees).
The Audit Committee received the written disclosures and letter from KPMG required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning its independence, and the Audit Committee discussed with KPMG the accounting firm’s independence.
Based upon the Audit Committee’s discussions with management and KPMG and the Audit Committee’s review of the representation of management and the report of KPMG to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in SUPERVALU’s Annual Report on Form 10-K for the fiscal year ended February 27, 2016, filed with the SEC.
The Audit Committee also considered whether non-audit services provided by KPMG during fiscal 2016 were compatible with maintaining their independence and concluded that such non-audit services did not affect their independence.

Respectfully submitted,

Irwin S. Cohen, Chairperson Donald R. Chappel Francesca Ruiz de Luzuriaga

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES
The Audit Committee has a formal policy concerning the approval of audit and non-audit services to be provided by SUPERVALU’s independent registered public accounting firm. A copy of this policy can be found in the Audit Committee’s charter, which is available on SUPERVALU’s website at www.supervalu.com. Click on the “Investors” link and then the caption “Corporate Governance.” The policy requires that the Audit Committee pre-approve all audit services, engagement fees and terms and all engagements for permitted non-audit services, subject to the de minimus exceptions permitted pursuant to the Exchange Act. The Chair of the Audit Committee is authorized to grant such pre-approvals in the event there is a need for such approvals prior to the next full Audit Committee meeting, provided all such pre-approvals are then reported to the full Audit Committee at its next scheduled meeting.
During fiscal 2016 and 2015, KPMG provided various audit, audit-related and tax services to SUPERVALU. The Audit Committee pre-approved all audit services, audit-related services and tax services provided by KPMG in fiscal 2016 and 2015. The following table presents fees for professional services charged by KPMG to SUPERVALU by type and amount for fiscal 2016 and 2015.

	2016 (3)	2015 (4)
	($ in thousands)
Audit fees	$2,440	$2,410
Audit-related fees(1)	4,912	626
Total audit and audit-related fees	7,352	3,036
Tax fees(2)	—	10
All other fees	—	—
Total fees	$7,352	$3,046

(1)	Audit-related fees consist principally of fees for audits of financial statements of certain businesses and subsidiaries and audits of financial statements of certain employee benefit plans.

(2)	Tax fees consist of fees related to tax compliance, including review of tax returns.

(3)	Fees for fiscal 2016 are estimates.

(4)	Fees for fiscal 2015 reflect final amounts billed.
RATIFICATION OF THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (ITEM 2)
The Audit Committee of our Board of Directors is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm retained to audit SUPERVALU’s consolidated financial statements and our internal controls over financial reporting. The Audit Committee has appointed KPMG LLP (“KPMG”) as SUPERVALU’s independent registered public accounting firm for the fiscal year ending February 25, 2017. KPMG has been retained as SUPERVALU’s independent auditor continuously since fiscal 1999. The Audit Committee is responsible for the approval of the audit fee associated with the retention of KPMG. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. Further, in conjunction with each mandated rotation of the independent auditor’s lead engagement partner, the Audit Committee and its Chair are directly involved in the selection of KPMG’s new lead engagement partner. The members of the Audit Committee and our Board of Directors believe that the continued retention of KPMG to serve as SUPERVALU’s independent registered public accounting firm is in the best interests of our stockholders.
Stockholder ratification of the appointment of KPMG as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the appointment of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee, which is solely responsible for appointing and terminating our independent registered public accounting firm, may in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of SUPERVALU and its stockholders.
A representative of KPMG will be present at the annual meeting with the opportunity to make a statement if he or she desires and will be available to respond to questions from stockholders.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of KPMG LLP as the independent registered public accounting firm.
ADVISORY VOTE ON EXECUTIVE COMPENSATION (ITEM 3)
As required by the Exchange Act, at the 2011 Annual Meeting of Stockholders, we provided our stockholders with an advisory vote on the frequency of conducting an advisory vote on the compensation of our NEOs. Consistent with the stockholders’ preference expressed in voting at the 2011 Annual Meeting of Stockholders, the Board of Directors determined that an advisory vote on the compensation of SUPERVALU’s executive officers will be conducted every year. Therefore, we are providing stockholders with an advisory (nonbinding) vote on the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the SEC’s rules.
As described in detail under the heading “Compensation Discussion and Analysis—Compensation Philosophy & Pay for Performance,” our executive compensation programs are designed to align compensation with long-term stockholder value and the execution of strategic business imperatives and ensure that the majority of compensation opportunities are a result of pay-for-performance. Please read the “Compensation Discussion and Analysis” for additional details about the Company’s executive compensation programs, including information about the compensation of our NEOs for fiscal 2016.
The Company is presenting the following proposal, which gives stockholders the opportunity to endorse or not endorse our pay program for NEOs by voting for or against the following resolution (a “say-on-pay” vote). While the vote on the resolution is advisory in nature and, therefore, will not bind us to take any particular action, the Board of Directors intends to carefully consider the stockholder vote resulting from the proposal in making future decisions regarding the Company’s compensation programs.
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the tabular disclosure regarding such compensation, and the related narrative executive compensation disclosures contained in the Proxy Statement.”
The Board of Directors recommends a vote “FOR” approval of the compensation of the Company’s NEOs, as disclosed in this Proxy Statement.
APPROVAL OF AN AMENDMENT TO THE
SUPERVALU INC. 2012 STOCK PLAN (ITEM 4)
2012 Stock Plan and Amendment Overview
Our stockholders approved the SUPERVALU INC. 2012 Stock Plan at the 2012 Annual Meeting on July 16, 2012, and approved an amendment and restatement of the SUPERVALU INC. 2012 Stock Plan at the 2014 Annual Meeting on July 16, 2014 (as amended and restated, the “2012 Stock Plan”). We are asking our stockholders to approve an amendment to the 2012 Stock Plan to (i) increase the number of shares authorized for stock-based awards issued under the 2012 Stock Plan by 10 million shares and (ii) extend the term of the 2012 Stock Plan to ten years after the 2016 Annual Meeting. No other changes are being proposed to the 2012 Stock Plan. Our Board of Directors approved the amendment to the 2012 Stock Plan, subject to stockholder approval, on May 13, 2016.
The purpose of the 2012 Stock Plan is to promote the interests of SUPERVALU and our stockholders by aiding us in attracting and retaining employees, officers, consultants, independent contractors, advisors and non-employee directors who we expect will contribute to our future success. The 2012 Stock Plan allows us to provide participants with incentives to increase their efforts on behalf of SUPERVALU through stock-based awards that provide them with opportunities for stock ownership, further aligning the interests of participants with our stockholders.
The Board of Directors believes that stock-based awards are important in recruiting and retaining highly qualified officers, employees and non-employee directors. The 2012 Stock Plan, as proposed to be amended, will allow the Company to continue to grant stock based awards for approximately two additional years through fiscal 2019, consistent with historical grant levels, and will continue to permit us the flexibility to determine the types and specific terms of awards made to participants. This flexibility allows us to make future awards based on our objectives of aligning compensation with stockholder value. The 2012 Stock Plan is the only plan under which we may grant stock-based awards to employees.
Currently, the aggregate number of shares of our common stock that may be issued under all stock-based awards granted under the 2012 Stock Plan is the sum of (i) 51,252,236 and (ii) any shares subject to awards as of May 22, 2014 under the

2007 Stock Plan that, on or after May 22, 2014, cease for any reason to be subject to such awards (other than by reason of exercise or settlement of such awards to the extent they are exercised for or settled in vested and non-forfeitable shares).
Under the 2012 Stock Plan, as proposed to be amended, the share reserve will increase by 10 million shares, such that the aggregate number of shares of our common stock that may be issued under all stock-based awards granted under the 2012 Stock Plan will be the sum of (i) 62,054,008 (which includes shares subject to awards under the 2007 Stock Plan that have been forfeited since May 22, 2014) and (ii) any shares subject to outstanding awards as of May 23, 2016 under the 2007 Stock Plan that, on or after May 23, 2016, cease for any reason to be subject to such awards (other than by reason of exercise or settlement of such awards to the extent they are exercised for or settled in vested and non-forfeitable shares).
The following table summarizes the number of shares of SUPERVALU common stock subject to outstanding stock-based awards under the 2012 Stock Plan and the 2007 Stock Plan, along with the shares remaining available for issuance under the 2012 Stock Plan, in each case as of May 23, 2016:

	Number of Shares	As a % of Common Shares Outstanding (1)
Stock options outstanding (2)	20,211,892	7.6%
Weighted average exercise price of outstanding options	$7.64
Weighted average remaining term of outstanding options	6.16
Restricted stock units outstanding	5,072,383	1.9%
Restricted stock awards outstanding	1,290,419	0.5%
Performance share units outstanding (3)	3,101,062	1.2%
Shares available for grant	11,539,468	4.3%

(1)	Based on 265,809,983 shares of SUPERVALU common stock outstanding as of May 23, 2016.

(2)	Includes 2,563,035 stock options outstanding from the 2007 Stock Plan.

(3)	The total number of outstanding performance share units represents the maximum number of shares that could be issued under these awards.
In addition, the Board of Directors is requesting this vote by the stockholders to approve the amendment to the 2012 Stock Plan in order to obtain stockholder re-approval of the material terms of the 2012 Stock Plan for purposes of Section 162(m) of the Code. In general, Section 162(m) places a limit on the deductibility for federal income tax purposes of the compensation paid to our Chief Executive Officer and each of our three other most highly compensated executive officers (other than our Chief Financial Officer). Under Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year generally is not deductible. However, compensation that qualifies as “performance based” under Section 162(m) does not count against the $1 million deduction limitation. One of the requirements of “performance based” compensation for purposes of Section 162(m) is that the material terms of the plan under which compensation may be paid be disclosed to and approved by our stockholders and re-approved at least every five years thereafter. For purposes of Section 162(m), the material terms include (a) the employees eligible to receive compensation, (b) a description of the business criteria on which the performance goals may be based and (c) the maximum amount of compensation that can be paid to an employee under the plan. Each of these aspects of the 2012 Stock Plan, as proposed to be amended, is discussed below, and stockholder approval of this Item 4 will be deemed to constitute re-approval of the material terms of the 2012 Stock Plan, as amended, for purposes of the stockholder approval requirements of Section 162(m).
Stockholder approval of the 2012 Stock Plan, as amended, is only one of several requirements under Section 162(m) that must be satisfied for amounts realized under the 2012 Stock Plan, as amended, to qualify for the “performance based” compensation exemption under Section 162(m), and submission of the material terms of the 2012 Stock Plan, as amended, for stockholder re-approval should not be viewed as a guarantee that we will be able to deduct all compensation under the 2012 Stock Plan, as amended. Nothing in this proposal precludes us or the Committee from making any payment or granting awards that do not qualify for tax deductibility under Section 162(m).
Upon stockholder approval of the amendment to the 2012 Stock Plan, it will become effective. If the stockholders do not approve the amendment to the 2012 Stock Plan, it will not become effective, the existing 2012 Stock Plan will continue in effect, and we may continue to grant awards under the existing 2012 Stock Plan, subject to its terms, conditions and limitations.
Reasons for Approval
Fiscal years 2015 and 2016 were years of further stabilizing our business, with continued focus on increasing sales and operating cash flow, improving our balance sheet and generating returns for our stockholders. We saw positive developments in all three of our Wholesale, Save-A-Lot and Retail business segments over this period, but have continued to face industry and economic headwinds. As detailed above in “Compensation Discussion and Analysis—Fiscal 2016 Significant Business Events and Financial Highlights,” we also experienced significant transitions in our leadership team over this period, including hiring a new Chief Executive Officer and preparing for a potential separation of Save-A-Lot. Related to these events were other executive leadership team changes realigning responsibilities upon transitioning our new Chief Executive Officer into our company, addressing retirements and hiring new talent to execute on our strategies and vision for the future.
While we have made strides to better position the Company for growth and future success the past two years, we are committed to further improving the Company’s performance, and significant continued effort, focus and dedication will be necessary from our management and employees to do so. We believe it will be critical to our operations and future success that we take steps to maintain the competitiveness of our incentive pay programs and that we continue to tightly align these incentive opportunities with the interests of our stockholders. For example, we modified the long-term incentive compensation component of executive officer compensation to include performance share units in fiscal 2017. Introducing performance share units took into consideration feedback we received in connection with our 2015 Annual Meeting of Stockholders, at which stockholders, both through their voting on our “say-on-pay” vote and in conversations we had with stockholders as part of our stockholder engagement, expressed a preference for including awards that are tied to achievement of specified performance goals as part of the overall long-term incentive compensation component.
To achieve these critical objectives, as discussed more fully below, we are seeking additional shares for issuance under the 2012 Stock Plan.
Retaining and Attracting Employees

•
Our ability to recruit, retain, reward and motivate employees and officers, particularly as we execute on our vision to be the leading distributor of consumable products and provider of services to retailers in the United States and work to grow our business, depends in part on our ability to offer competitive equity compensation. We believe we would be at a competitive disadvantage if we could not continue to use stock-based awards to recruit and compensate these individuals.

•
Despite the positive developments that took place over the past two years, we have continued to face industry and economic headwinds and experienced challenges relative to our market capitalization. Given our recent stock price and market capitalization, delivering competitive compensation to our employees has required granting more shares as compared to grants made by our peer companies with higher stock values. Despite the resulting additional dilution, we believe that it is critical that we continue to retain our employees by delivering competitive levels of equity compensation.

•
By approving the amendment to the 2012 Stock Plan, based on our current stock price, we anticipate we could deliver competitive equity compensation and grant stock-based awards consistent with historic grant levels for approximately two additional years through fiscal 2019.

Aligning our Employees’ Interests with our Stockholders

•
We believe that the use of stock-based awards as part of our compensation program is important to our continued success because it fosters a pay for performance culture, which is an important element of our overall compensation program. We believe stock-based compensation motivates employees to create stockholder value because the value employees realize from stock-based compensation is based on our stock performance or other performance metrics.

•
As discussed above, we believe that stock-based compensation aligns the goals and objectives of our employees with the interests of our stockholders and promotes a focus on long-term value creation. This long-term alignment between our employees and the interests of our stockholders is critical as our management strives to execute on our vision and growth plans. Stock-based awards that are subject to time- or performance-based vesting are designed to help retain our management and employees during this period of execution and will motivate them to attain our potential.

•
As noted above, we have several new members on our management team and other new key employees. These new members of management and key employees have significant industry experience and expertise that will be critical to the execution of our vision and growth plans. However, this turnover has required additional grants of equity-based awards to help recruit key talent to join the Company and to align their goals and objectives with the interests of our stockholders. Despite these new-hire grants, which have resulted in increases in our overhang, we have limited our additional share request under the amendment to the 2012 Stock Plan, such that after giving effect to our proposed share increase, our resulting overhang would be approximately 19.3% based on awards and shares outstanding as of May 23, 2016.

•
Given our stock price, approximately 5.5 million of the approximately 20.2 million shares subject to outstanding stock option awards are significantly underwater (meaning they have an exercise price greater than $8.75) as of May 23, 2016. Stock option awards that are significantly underwater no longer have the same retentive or incentive capacity, making our ability to grant new stock awards at current stock prices even more important.

•
If we do not have the flexibility to grant stock-based awards made available by the increased reserve under the amendment to the 2012 Stock Plan, we will need to increase the cash component of our employees’ compensation in order to remain market competitive. Increasing cash compensation would increase our cash compensation expense and would divert cash that could otherwise be reinvested in the Company’s business or used to pay down debt.

We are requesting approval of the amendment to the 2012 Stock Plan in order to continue to recruit and retain the key employee talent that is vital to the execution of our vision and growth plans and to continue to tightly align compensation opportunities with the creation of stockholder value.
Corporate Governance Considerations
Our 2012 Stock Plan, as proposed to be amended, includes provisions designed to serve stockholders’ interests and promote effective corporate governance, including the following:

•
No “Evergreen Provision.” The 2012 Stock Plan specifies a fixed number of shares available for future grants and does not provide for any automatic increase based on the number of outstanding shares of our common stock.

•
No Discounted Awards. The 2012 Stock Plan prohibits the granting of stock options and stock appreciation rights with an exercise or grant price that is less than the fair market value of our common stock on the date the award is granted.

•	No Re-pricing without Stockholder Approval. The 2012 Stock Plan prohibits the re-pricing of stock options and stock appreciation rights, without first obtaining the approval of our stockholders.

•	Recoupment Policy. Any award granted under the 2012 Stock Plan will be subject to the Company’s recoupment (or “clawback”) policy.

•
No Liberal Definition of Change of Control (“COC”). No change of control would be triggered by stockholder approval of a business combination transaction, the announcement or commencement of a tender offer, or any Board assessment that a change of control is imminent.

•
“Double trigger” Accelerated Vesting following COC. All of the equity awards granted after May 2010 contain a “double trigger” COC vesting provision, meaning that if an award is continued, assumed or replaced in connection with a COC, vesting is accelerated only if there is an involuntary termination of employment or a voluntary resignation for “good reason” within two years following the COC.

Background for Approval of Additional Shares
As of May 23, 2016, we have 11,539,468 shares available for issuance of future stock-based awards under the 2012 Stock Plan. In setting and recommending to stockholders the additional number of shares to be authorized for issuance under the 2012 Stock Plan, as amended, the Board reviewed the following information with the assistance of its independent compensation consultant, Exequity:

•	The Company’s historical 3-year average gross burn rate (shares used for equity awards as a percentage of the total common shares outstanding):

Fiscal Year	Options Granted	Full-Value Shares Granted(1)	Total Granted	Weighted Average Number of Common Shares Outstanding	Burn Rate (2)
2016	5,530,958	4,807,220	10,338,178	265,902,579	3.89%
2015	5,021,814	4,583,404	9,605,218	261,717,796	3.67%
2014	10,083,257	2,466,394	12,549,651	259,915,678	4.83%
3-year average burn rate:					4.13%

(1)	Each amount shown is 2.0 times the actual number of restricted shares and share units granted.

(2)
The gross burn rate was calculated by dividing the amount shown in the “Total Granted” column by the weighted average number of our common shares outstanding. These numbers do not take into account shares forfeited or cancelled.

•
If we do not increase the shares available for issuance under our 2012 Stock Plan, then based on our historical usage rates of shares under our equity plans, we would expect to exhaust the share reserve under our 2012 Stock Plan such that there may not be enough shares for a full grant in fiscal 2018, and we would thus lose an important compensation tool aligned with stockholder interests to attract, motivate and retain highly qualified talent.

•
If approved, the issuance of the additional shares to be reserved under the 2012 Stock Plan, as amended, would dilute the holdings of stockholders by an additional 2.7% on a fully-diluted basis, based on the number of shares of our common stock outstanding as of May 23, 2016. This “full dilution overhang” as of May 23, 2016, after giving effect to the proposed share increase, is 16.2%, calculated as summarized below:

(A)		(B)		(C)		(A+B)/(A+B+C)	(A+B)/C
Total Equity Based Awards Outstanding	Plus	Shares Available for Future Use*	Divided By	Total Issued and Outstanding Common Stock		Full Dilution (Overhang)	Simple Dilution (Overhang)
					Equals

29,675,756	+	21,539,468	÷	265,809,983	=	16.2%	19.3%
* Takes into account the proposed increase of 10 million shares in addition to the approximately 11.5 million shares currently available under the 2012 Stock Plan as of May 23, 2016.
In light of the factors described above, our Board of Directors believes the additional authorized shares being requested under the amendment to the 2012 Stock Plan represents reasonable potential equity dilution, less than 20% simple dilution, a level historically acceptable to stockholders, and provides significant incentive for officers, employees, non-employee directors and consultants to increase the value of the Company for all stockholders.
The major features of the 2012 Stock Plan, as proposed to be amended, are summarized below. The full text of the 2012 Stock Plan is filed as Appendix B to this Proxy Statement as filed with the SEC and is available at the SEC’s website at www.sec.gov.
Administration
The Leadership Development and Compensation Committee (the “Committee”) administers the 2012 Stock Plan and has full power and authority to determine when and to whom awards are granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 2012 Stock Plan. In addition, the Committee can specify whether, and under what circumstances, awards to be received under the 2012 Stock Plan or amounts payable under such awards may be deferred automatically or at the election of either the holder of the award or the Committee. Subject to the provisions of the 2012 Stock Plan, the Committee may amend the terms and conditions, or accelerate the exercisability, or waive the restrictions, of an outstanding award. No action may be taken by the Committee to amend, alter, suspend, discontinue or terminate any outstanding award, prospectively or retroactively, that would adversely affect the right of the holder of an award without the consent of the holder, or to re-price any “underwater” stock option or stock appreciation right without stockholder approval. The Committee has authority to interpret the 2012 Stock Plan and establish rules and regulations for the administration of the 2012 Stock Plan.
The Committee may delegate its powers under the 2012 Stock Plan to one or more of our officers or directors, except that the Committee may not delegate its powers and duties under the plan with regard to executive officers or directors who are subject to Section 16 of the Exchange Act, or in a way that would violate Section 162(m) of the Code or contravene Section 157 of the Delaware General Corporation Law. The Board of Directors may also exercise the powers of the Committee at any time, so long as its actions would not violate Rule 16b-3 promulgated by the SEC under the Exchange Act or Section 162(m) of the Code.
Eligible Participants
Any employee, officer, consultant, independent contractor, advisor or non-employee director providing services to us or any of our affiliates, who is selected by the Committee, is eligible to receive an award under the 2012 Stock Plan, provided that such eligible participant is a natural person and, as to consultants, independent contractors and advisors, is referenced in the definition of “Employee Benefit Plan” in Rule 405 of the Securities Act of 1933, as amended. As of May 23, 2016, approximately 38,414 employees, 21 officers, 11 non-employee directors and 2,081 consultants, independent contractors and advisors of the Company were eligible as a class to be selected by the Committee to receive awards under the 2012 Stock Plan. We have not made any awards under the 2012 Stock Plan to consultants, independent contractors or advisors to the Company or its affiliates, and we have no current plans to do so.
The Committee may grant awards to eligible persons who are foreign nationals, are located outside of the United States, are United States citizens or resident aliens on global assignments in foreign nations, are compensated from a payroll maintained outside of the United States or are otherwise subject to (or could cause SUPERVALU to be subject to) legal or regulatory provisions of countries or jurisdictions outside of the United States, on terms and conditions different from those specified in the 2012 Stock Plan, which, in the judgment of the Committee, are necessary or desirable to comply with applicable foreign law and foster and promote achievement of the purposes of the 2012 Stock Plan. In this regard, the Committee may make modifications, amendments, procedures or sub-plans necessary or advisable to comply with such legal or regulatory provisions.
Shares Available For Awards
The aggregate number of shares of our common stock that may be issued under all stock-based awards made under the 2012 Stock Plan, as amended, will be the sum of (i) 62,054,008 and (ii) any shares subject to awards as of May 23, 2016 under the 2007 Stock Plan that, on or after May 23, 2016, cease for any reason to be subject to such awards (other than by reason of exercise or settlement of such awards to the extent they are exercised for or settled in vested and non-forfeitable shares). The number of shares available for issuance under the 2012 Stock Plan, as amended, pursuant to clause (ii) in the preceding sentence shall be the same number of shares counted against the aggregate number of shares available under the 2007 Stock Plan with respect to such awards. No person eligible to receive an award under the 2012 Stock Plan may be granted under the 2012 Stock Plan in any calendar year, options and stock appreciation rights for more than 2,000,000 shares in the aggregate, or if the award is payable in cash, for an amount greater than the fair market value of 2,000,000 shares at the time of payment. In addition, no person, including a “covered person” within the meaning of Section 162(m) of the Code may be granted performance based awards denominated in shares under the 2012 Stock Plan, including performance awards, restricted stock and restricted stock units, for more than 2,000,000 shares in the aggregate in any calendar year. The maximum amount payable pursuant to all performance awards denominated in cash under the 2012 Stock Plan to any participant, including any covered person, in the aggregate in any calendar year, will be $10,000,000 in value, whether payable in cash, shares or other property.
The Committee will adjust the number of shares and share limits described above in the case of a stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, issuance of warrants or other rights or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2012 Stock Plan. However, the number of shares covered by an award or to which an award relates following such adjustment will always be a whole number. Such adjustment will be made by the Committee or the Board of Directors and its determination in that respect will be final, binding and conclusive.
Accounting for Awards
If an award entitles the holder to receive or purchase shares of our common stock, the number of shares covered by such award or to which the award relates are counted on the date of grant of the award against the aggregate number of shares available for awards under the 2012 Stock Plan, as amended, as follows:

•	the number of shares available for awards will be reduced by one share for each share covered by or payable under such award or to which the award relates;

•
awards that do not entitle the holder to receive or purchase shares and awards that may be settled solely in cash will not be counted against the aggregate number of shares available for awards under the 2012 Stock Plan; and

•
shares subject to substitute awards granted in substitution or exchange for awards granted by a company acquired by us will not be counted against the aggregate number of shares available for awards under the 2012 Stock Plan.

If an award terminates, is forfeited or is cancelled without the issuance of any shares, or if any shares covered by an award or to which an award relates are not issued for any other reason (including settlement of the award in cash or payment in shares upon the exercise of a stock appreciation right award), then the number of shares counted against the aggregate number of shares available under the 2012 Stock Plan with respect to the award, to the extent of any such termination, forfeiture, cancellation or non-issuance, will again be available for granting awards under the 2012 Stock Plan. If shares of restricted stock are forfeited or otherwise reacquired by us prior to vesting, whether or not dividends have been paid on such shares, then the number of shares counted against the aggregate number of shares available under the 2012 Stock Plan with respect to the restricted stock award, to the extent of any such forfeiture or reacquisition by us, will again be available for granting awards under the 2012 Stock Plan. If (i) payment of the exercise price of any award is made through the delivery of shares by a participant or by the withholding of shares by the Company or (ii) satisfaction of any tax withholding obligations arising from any award occurs through the delivery of shares by a participant or by the withholding of shares by the Company, then the number of shares counted against the aggregate number of shares available under the 2012 Stock Plan with respect to such award, to the extent of any such delivery or withholding, shall again be available for granting awards under the 2012 Stock Plan. Any amendment to the 2012 Stock Plan that changes the manner of accounting for awards will not be applied retroactively. The amendment to the 2012 Stock Plan that stockholders are being asked to approve does not change the manner of accounting for awards.
If a company acquired by us or any of our subsidiaries has shares available under a pre-existing plan approved by its shareholders and not adopted in contemplation of such acquisition, the unused shares under that pre-existing plan may be used for awards under the 2012 Stock Plan and will not reduce the share reserve under the 2012 Stock Plan, but only if the awards are made to individuals who were not employed by or providing services to us or any of our subsidiaries immediately prior to such acquisition.
Types of Awards and Terms and Conditions
The 2012 Stock Plan permits the granting of:

•	stock options (including both incentive and non-qualified stock options);

•	stock appreciation rights (“SARs”);

•	restricted stock and restricted stock units;

•	dividend equivalents;

•	performance awards of cash, stock or property;

•	stock awards; and

•	other stock-based awards.
Awards may be granted alone, in addition to, in combination with or in substitution for, any other award granted under the 2012 Stock Plan or any other compensation plan. Awards can be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or as required by applicable law. Awards may provide that upon the grant or exercise thereof, the holder will receive cash, shares of our common stock, other securities or property, or any combination of these in a single payment, installments or on a deferred basis. The exercise price per share under any stock option and the grant price of any SAR may not be less than the fair market value of our common stock on the date of grant of such option or SAR except to satisfy legal requirements of foreign jurisdictions or if the award is a substitute award. Determinations of fair market value under the 2012 Stock Plan will be made in accordance with methods and procedures established by the Committee and for purposes of determining the fair market value of a share of our common stock will utilize the closing sale price of a share of our common stock on the NYSE on the relevant date (or if that is not a date on which exchange trading occurs, the immediately preceding trading date). The term of awards may not be longer than 10 years from the date of grant.
Stock Options
The holder of an option will be entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the Committee. The option exercise price may be payable either in cash or, at the discretion of the Committee, in other securities or other property having a fair market value on the exercise date equal to the exercise price. The Committee may, in its discretion, permit non-qualified stock options to be net exercised. Options vest and become exercisable in accordance with a schedule established by the Committee.
Stock Appreciation Rights
The holder of a SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date) of a specified number of shares of our common stock over the aggregate grant price of that number of shares under the SAR. SARs vest and become exercisable in accordance with a vesting schedule established by the Committee.
Restricted Stock and Restricted Stock Units
The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Committee (including, for example, restrictions on transfer or on the right to vote the restricted shares or to receive any dividends with respect to the shares) for a specified time period determined by the Committee. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Committee, to receive shares of our common stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Committee. Shares of restricted stock and restricted stock units will be subject to possible forfeiture until they vest upon lapse of the restrictions imposed by the Committee. The Committee may permit accelerated vesting in certain events, including the participant’s death, disability, termination or retirement or a change of control of SUPERVALU. If the participant’s employment or service as a director terminates during the vesting period for any other reason, the restricted stock and restricted stock units will be forfeited, unless the Committee determines that it would be in our best interest to waive the remaining restrictions, except if otherwise provided in the award agreement.
Dividend Equivalents
The holder of a dividend equivalent will be entitled to receive payments (in cash, shares of our common stock, other securities or other property) equivalent to the amount of cash dividends paid by us to our stockholders, with respect to the number of shares determined by the Committee. Dividend equivalents will be subject to other terms and conditions determined by the Committee, but the Committee may not grant dividend equivalents in connection with grants of options or SARs.
Performance Awards
The Committee may grant performance awards under the 2012 Stock Plan. A performance award may be denominated or payable in cash, stock (including restricted stock and restricted stock units), other securities, other awards or other property, and confers on the holder the right to receive payments, in whole or in part, upon the achievement of one or more performance goals during a performance period as established by the Committee. The performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award granted, the amount of any payment or transfer to be made pursuant to any performance award and any other terms and conditions of any performance award will be determined by the Committee. Performance awards that are granted to participants who may be covered persons and that are intended to be qualified performance-based compensation within the meaning of Section 162(m) of the Code (“qualified performance-based compensation”) must be conditioned solely on the achievement of one or more objective performance goals established by the Committee within the time prescribed by Section 162(m) of the Code, and must otherwise comply with the requirements of Section 162(m) of the Code.
Performance goals for performance awards that are granted to participants who may be covered employees and that are intended to be qualified performance-based compensation must be based solely on one or more of the following business criteria: sales (including identical store sales), revenue, costs, expenses, earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes (“EBIT”), earnings before interest, taxes, depreciation and amortization (“EBITDA”) and net earnings), EBIT or EBITDA as a percentage of net sales, earnings per share (basic or diluted), earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, margins (including one or more of gross, operating and net income margins), ratios (including one or more of price to earnings, debt to assets, debt to net assets and ratios regarding liquidity, solvency, fiscal capacity, productivity or risk), returns (including one or more of return on actual or proforma assets, net assets, equity, investment, capital and net capital employed), stockholder return (including total stockholder return relative to an index or peer group), stock price, market capitalization, cash generation, cash flow (including, without limitation, operating cash flow, free cash flow and cash flow return on equity), unit volume, working capital, market share, cost reductions, budget comparisons, sales or profitability of an identifiable business unit or product, economic profit or value added, number of customers, workforce satisfaction and diversity goals, environmental health and safety goals, employee retention, customer satisfaction, implementation or completion of key projects and strategic plan development and implementation. The measure of performance may be set by reference to an absolute standard or a comparison to specified companies or groups of companies, or other external measures. The measures may relate to SUPERVALU, one or more of our subsidiaries or one or more of our divisions or units, product lines or product categories or any combination of these. Subject to compliance with Section 162(m) of the Code, when the Committee establishes performance criteria, it may provide for the adjustment for charges related to an event or occurrence that the Committee determines is appropriate for adjustment, including asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; acquisitions; gains or losses from the disposition of businesses or assets or from the early extinguishment of debt; and unusual, extraordinary or nonrecurring events.
Stock Awards
The Committee may grant unrestricted shares of our common stock, subject to terms and conditions determined by the Committee and the limitations in the 2012 Stock Plan.
Other Stock-Based Awards
The Committee is also authorized to grant other types of awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to our common stock, subject to terms and conditions determined by the Committee and the limitations in the 2012 Stock Plan.

Duration, Termination and Amendment
No awards may be made after (i) ten years from the date of stockholder approval of the amendment to the 2012 Stock Plan or (ii) any earlier date of discontinuation or termination established pursuant to the 2012 Stock Plan, although no performance award intended to be qualified performance-based compensation will be granted under the 2012 Stock Plan after the first meeting of the Company’s stockholders that occurs in the fifth year following the year in which stockholders most recently approved the performance goals for purposes of Code Section 162(m). However, unless otherwise expressly provided in an applicable award agreement, any award granted under the 2012 Stock Plan prior to expiration may extend beyond the expiration of the 2012 Stock Plan through the award’s normal expiration date.
The Board of Directors may amend, alter, suspend, discontinue or terminate the 2012 Stock Plan at any time, although stockholder approval must be obtained for any amendment to the 2012 Stock Plan that would increase the number of shares of our common stock available under the 2012 Stock Plan, increase the award limits under the 2012 Stock Plan, permit awards of options or SARs at a price less than fair market value, permit re-pricing of options or SARs, or cause Section 162(m) of the Code to become unavailable with respect to the 2012 Stock Plan. Stockholder approval is also required for any action that requires stockholder approval under the rules and regulations of the SEC, the NYSE or any other securities exchange that are applicable to us.
Recoupment or Clawback of Awards
All awards under the 2012 Stock Plan are subject to forfeiture or other penalties pursuant to our recoupment (or “clawback”) policy, as amended from time to time, and to any forfeiture and/or penalty conditions determined by the Committee and set forth in the applicable award agreement.
Blackout Periods
Notwithstanding contrary provisions in the 2012 Stock Plan or any award agreement, SUPERVALU has the authority to establish any “blackout” period that we deem necessary or advisable with respect to any and all awards.
Prohibition on Re-pricing Awards
Without the approval of our stockholders, the Committee will not re-price, adjust or amend the exercise price of any options or the grant price of any SAR previously awarded, whether through amendment, cancellation and replacement grant or any other means, except in connection with equity restructurings and other situations in which share adjustments are specifically authorized under the 2012 Stock Plan, in order to prevent dilution or enlargement of the benefits, or potential benefits intended to be provided under the 2012 Stock Plan.
Transferability of Awards
Unless otherwise provided by the Committee, any award other than stock awards under the 2012 Stock Plan and any right under any award may only be transferred by will or by the laws of descent and distribution or by transfer of an award back to SUPERVALU, including the transfer of an award (but not any stock option) to SUPERVALU in connection with a deferral election under any of our deferred compensation plans. Incentive stock options may only be transferred by will or by the laws of descent and distribution. The Committee may permit, in its discretion, gift transfers of non-qualified stock options to or for the benefit of family members of a participant. No award (other than stock awards) or right under any award may be pledged, alienated, attached or otherwise encumbered and any purported pledge, alienation, attachment or encumbrance will be void and unenforceable against us.
Federal Income Tax Consequences
Grant of Options and SARs
The grant of a stock option (either an incentive stock option or a non-qualified stock option) or SAR is not expected to result in any taxable income for the recipient.
Exercise of Incentive Stock Options
Upon the exercise of an incentive stock option, no taxable income is realized by the optionee for purposes of regular income tax. However, the optionee may be required to recognize income for purposes of the alternative minimum tax. If stock is issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such award holder within two years after the date of grant or within one year after the exercise of the option, then (1) upon the sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as a long term capital gain and any loss sustained will be a long term capital loss, and (2) we will not be entitled to a deduction for federal income tax purposes.

If the stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of either holding period described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares, and (2) we will be entitled to deduct such amount for federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by us.
Exercise of Non-Qualified Stock Options and SARs
Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of common stock acquired on the date of exercise over the exercise price of those shares, and we generally will be entitled at that time to an income tax deduction for the same amount. Upon exercising an SAR, the amount of any cash received and the fair market value on the exercise date of any shares of common stock received are taxable to the recipient as ordinary income and generally are deductible by us.
The tax consequence upon a disposition of shares acquired through the exercise of a non-qualified stock option or SAR will depend on how long the shares have been held. Generally, there will be no tax consequence to SUPERVALU in connection with the disposition of shares acquired under a non-qualified stock option or SAR.
Restricted Stock
Recipients of grants of restricted stock generally will be required to include as taxable ordinary income the fair market value of the restricted stock at the time it vests and is no longer subject to a substantial risk of forfeiture. However, an award holder who makes an election under Code Section 83(b) within 30 days of the date of grant of the restricted stock will incur taxable ordinary income on the date of grant equal to the then current fair market value of such shares of restricted stock (determined without regard to forfeiture restrictions). With respect to the sale of shares after the forfeiture restrictions have expired, the holding period to determine whether the award recipient has long-term or short-term capital gain or loss generally begins when the restrictions expire, and the tax basis for such shares will generally be based on the fair market value of the shares on that date. However, if the award holder made an 83(b) election as described above, the holding period commences on the date of such election, and the tax basis will be equal to the fair market value of the shares on the date of the election (determined without regard to the forfeiture restrictions on the shares). Dividends, if any, that are paid or accrued while the restricted stock is subject to a substantial risk of forfeiture will also be taxed as ordinary income. We will be entitled to an income tax deduction equal to amounts the award holder includes in ordinary income at the time of such income inclusion.
Restricted Stock Units, Performance Awards and Dividend Equivalents
Recipients of grants of restricted stock units, performance awards or dividend equivalents will not incur any federal income tax liability at the time the awards are granted. Award holders will recognize ordinary income equal to (1) the amount of cash received under the terms of the award or, as applicable, (2) the fair market value of the shares received (determined as of the date of receipt) under the terms of the award. Dividend equivalents received with respect to any restricted stock unit or performance award will also be taxed as ordinary income. Cash or shares to be received pursuant to an award generally become payable when applicable forfeiture restrictions lapse; provided, however, that, if the terms of the award so provide, payment may be delayed until a later date to the extent permitted under applicable tax laws. We will be entitled to an income tax deduction for any amounts included by the award holder as ordinary income. For awards that are payable in shares, a participant’s tax basis is equal to the fair market value of the shares at the time the shares become payable. Upon the sale of the shares, appreciation (or depreciation) after the shares are paid is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.
Other Stock Grants
As to other grants of shares of our common stock made under the 2012 Stock Plan not subject to a substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to the excess of (1) the fair market value of the shares received (determined as of the date of receipt) over (2) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled to an income tax deduction for the same amount at that time.
Income Tax Deduction
Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, and assuming that stock options, SARs and other performance awards paid under the 2012

Stock Plan are qualified performance-based compensation, we generally will be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the 2012 Stock Plan.
Delivery of Shares for Tax Obligation
Under the 2012 Stock Plan, the Committee may permit participants receiving or exercising awards, subject to the discretion of the Committee and upon such terms and conditions as it may impose, to deliver shares of our common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the participant) to us to satisfy federal and state tax obligations.
Section 409A of the Code
The Committee will administer and interpret the 2012 Stock Plan and all award agreements in a manner consistent with the intent to exempt stock option, stock appreciation right, restricted stock and stock awards from the requirements of Section 409A of the Code, and to cause other forms of awards to either be exempt from or to comply with Section 409A of the Code. The 2012 Stock Plan and any award agreement may be unilaterally amended by the Committee in any manner deemed necessary or advisable in order to maintain such exemption from or compliance with Section 409A of the Code. No such action will be deemed to impair or otherwise adversely affect the rights of any holder of an award under the 2012 Stock Plan.
Awards Under the Amended 2012 Stock Plan
The amendment to the 2012 Stock Plan will not become effective until it is approved by our stockholders, and the Committee has not yet approved any awards under, subject to, or conditioned upon stockholder approval of, the 2012 Stock Plan as amended. In addition, because all awards under the 2012 Stock Plan are discretionary with the Committee, neither the number nor type of future 2012 Stock Plan awards to be received by or allocated to particular participants or groups of participants is presently determinable.
Information regarding awards made under the 2012 Stock Plan during fiscal 2016 to our directors and Named Executive Officers is provided elsewhere in this Proxy Statement. Please see the “Director Compensation” section of this Proxy Statement for additional information regarding grants under the 2012 Stock Plan to non-employee directors during the 2016 fiscal year. In addition, please refer to the “Grants of Plan-Based Awards” table on page 41 of this Proxy Statement for a listing of awards granted to our Named Executive Officers during the 2016 fiscal year. During the 2016 fiscal year, awards with respect to 2.5 million shares were granted to all current executive officers as a group under the 2012 Stock Plan, and awards with respect to 5.4 million shares were granted to other employees under the 2012 Stock Plan.
The closing sales price of a share of our common stock as reported on the New York Stock Exchange on May 23, 2016 was $4.57.
Equity Compensation Plan Information
The following table sets forth information as of February 27, 2016 about the Company’s common stock that may be issued under all of its equity compensation plans:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	19,627,477	$7.63	17,822,784 (2)
Equity compensation plans not approved by security holders	—	—	—
Total	19,627,477	$7.63	17,822,784 (2)

(1)	Includes the Company’s 2007 Stock Plan, 2012 Stock Plan and Director’s Deferred Compensation Plan.

(2)
Consists of 17,104,045 shares available for issuance under the Company’s 2012 Stock Plan and 718,739 shares available for issuance under the Director’s Deferred Compensation Plan. Includes 2007 Stock Plan option expirations, stock appreciation right expirations, restricted stock award forfeitures and restricted stock unit forfeitures since May 22, 2014 totaling 3,471,740. The 2012 Plan provides that awards that expire or are forfeited under the 2007 Stock Plan are added back to the 2012 Stock Plan reserve for issuance.

The Board of Directors recommends a vote “FOR” approval of the amendment to the 2012 Stock Plan.
STOCKHOLDER PROPOSAL REGARDING STOCKHOLDER PROXY ACCESS (ITEM 5)
The UAW Retiree Medical Benefits Trust, owner of 66,206 shares of SUPERVALU common stock, has notified us that it intends to present the following proposal at the Annual Meeting. The Board of Directors unanimously recommends a vote “AGAINST” this stockholder proposal. As required by the rules of the SEC, the text of the resolution and the supporting statement are included below exactly as submitted.
RESOLVED: Shareholders of SUPERVALU Inc. (“SUPERVALU”) ask the board of directors (“Board”) to adopt, and present for shareholder approval, a “proxy access” bylaw. The bylaw should require SUPERVALU to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (defined below) of any person nominated for election to the board by a shareholder or group (“Nominator”) satisfying the criteria below. It should also allow shareholders to vote on such nominee on SUPERVALU’s proxy card.
The number of shareholder-nominated candidates appearing in proxy materials should not exceed one quarter of the directors then comprising the Board. This bylaw, which would supplement existing rights, should provide that a Nominator must:

a)	have beneficially owned 3% or more of SUPERVALU’s outstanding common stock continuously for at least three years;

b)
give SUPERVALU, within the time period identified in its bylaws, written notice of the information required by the bylaws and any Securities and Exchange Commission rules about (i) the nominee, including consent to being named in the proxy materials and to serving as director if elected; and (ii) the Nominator, including proof it owns the required shares (information required by this subsection (b) is the “Disclosure”); and

c)
certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator’s communications with SUPERVALU shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than SUPERVALU’s proxy materials; and (c) to the best of its knowledge, the required shares were acquired in the ordinary course of business and not to change or influence control at SUPERVALU.

The Nominator may submit a statement not exceeding 500 words in support of each nominee (the “Statement”). The Board shall adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and applicable rules, and the priority to be given when nominations by multiple Nominators exceed the one-quarter limit.
Supporting Statement
We believe proxy access is a fundamental shareholder right that will make directors more accountable and enhance shareholder value. A 2014 study by the CFA Institute concluded that proxy access:
•    Would “benefit both the markets and corporate boardrooms, with little cost or disruption”

•	Has the potential to raise overall US market capitalization by up to $140.3 billion if adopted market-wide. (http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.1)
The proposed bylaw terms enjoy strong investor support. Votes on proxy access proposals averaged approximately 55% in 2015, as of July 26 (http://corpgov.law.harvard.edu/2015/08/10/proxy-access-proposals/)--and similar bylaws have been adopted by companies of various sizes across industries, including Chesapeake Energy, Hewlett-Packard, Western Union and Verizon. The Council of Institutional Investors recently issued best practices for proxy access endorsing the 3% ownership threshold (with no limit on the number of nominating shareholders in a group) we propose. (CII, “Proxy Access: Best Practices,” at 3 (Aug. 2015))
The Board of Directors unanimously recommends a vote “AGAINST” this stockholder proposal.
The Board of Directors recognizes the rising significance of the proxy access issue to many stockholders, who see it as an important accountability mechanism that allows stockholders to participate in board elections through the nomination of candidates who are presented in a company’s proxy statement. SUPERVALU is committed to strong corporate governance practices, including accountability to our stockholders, and, as a result, the Board of Directors has been monitoring the proxy access developments and will continue to monitor and discuss proxy access over the next year.

While the Board of Directors recognizes that proxy access is a topic of growing interest and will continue to monitor it, the Board of Directors believes that implementation of this proposal at this time would not be in the best interests of SUPERVALU or our stockholders given the transformative events the Board of Directors has undertaken, and SUPERVALU is expected to experience, over the next year. In January 2016, Save-A-Lot, Inc. filed an initial Form 10 Registration Statement with the SEC in connection with the possible spin-off of the Save-A-Lot business into a separate, publicly traded company. This year the Board of Directors will continue to explore the separation of our Save-A-Lot business. In addition, our Board of Directors has been focused on critical management changes that have occurred over the last several months, including the retirement of our former President and Chief Executive Officer in February 2016. A separation of Save-A-Lot, in particular, could impact the composition of our Board of Directors if, as is often the case, certain of our directors join the board of directors of Save-A-Lot in connection with any spin-off. Given the significant nature of these events, the Board of Directors believes it would be in the best interests of SUPERVALU and our stockholders to have consistency in the composition of our Board of Directors at the time we take any definitive action on proxy access.
The Board of Directors anticipates that it will consider proxy access within the next year. At that time, the Board of Directors will tailor its consideration of proxy access to the current composition and circumstances of SUPERVALU, including the outcome of the Save-A-Lot separation. In the meantime, the Board of Directors remains committed to its many strong corporate governance practices currently in effect at SUPERVALU, such as the annual election of directors, our majority voting standard for the election of directors and independent Board leadership, as well as the Board’s ongoing commitment to stockholder engagement and responsiveness to stockholder concerns.
For the foregoing reasons, the Board of Directors believes that this stockholder proposal is not in the best interests of SUPERVALU or in the best interests of our stockholders at this time.
Therefore, the Board of Directors unanimously recommends a vote “AGAINST” this stockholder proposal.
OTHER INFORMATION
SUPERVALU Mailing Address
The mailing address of our principal executive offices is: SUPERVALU INC., P.O. Box 990, Minneapolis, Minnesota 55440.
Stockholder Proposals for the 2017 Annual Meeting
In accordance with rules of the SEC, all proposals of stockholders that are requested to be included in SUPERVALU’s Proxy Statement for the 2017 Annual Meeting of Stockholders must be received by the Corporate Secretary at our principal executive offices on or before February 7, 2017, 120 days before the one-year anniversary of the mailing date of this Proxy Statement for the 2016 Annual Meeting of Stockholders. In accordance with our Bylaws, any other stockholder proposals to be presented at the 2017 Annual Meeting must be given in writing to the Corporate Secretary and received at our principal executive offices no later than the close of business on March 22, 2017 and no earlier than February 20, 2017; provided that if the number of directors to be elected to our Board of Directors is increased and we make no public announcement naming all of the nominees for director or specifying the size of the increase by at least April 11, 2017, a stockholder proposal will be deemed timely solely with respect to nominees for any new positions created by such increase in the size of the Board as long as the proposal is delivered to our Corporate Secretary at our principal executive offices not later than the close of business on the tenth day following the day on which we first make such a public announcement. The proposal must contain specific information required by our Bylaws, a copy of which is available on SUPERVALU’s website at www.supervalu.com. Click on the “Investors” link and then the caption “Corporate Governance.”
Communications with the Board of Directors
Any interested parties who desire to communicate with the Board of Directors, the non-employee members of the Board of Directors or any individual member of the Board of Directors may do so by sending a letter addressed to the director or directors in care of the Corporate Secretary at the mailing address above. All such correspondence will be forwarded to the appropriate director or directors.
Codes of Business Conduct
SUPERVALU has adopted a Code of Business Conduct that applies to its principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions and all other employees, and a Code of Business Conduct and Ethics that applies to its directors. The Codes are available on SUPERVALU’s website at www.supervalu.com. Click on the “Investors” link and then the caption “Corporate Governance.” Copies of the Codes are also available to any stockholder who submits a request to the Corporate Secretary at the mailing address above.

Expenses of Solicitation
This solicitation of proxies is being made by SUPERVALU, and we will pay the costs of such solicitation. We arrange with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to their principals, and we reimburse them for their expenses in this regard. In addition to solicitation by mail, proxies may be solicited by our employees, by telephone or personally. No additional compensation will be paid for such employee solicitation. We have also retained Alliance Advisors, LLC to assist in the solicitation of proxies for an estimated fee of approximately $20,000 plus out-of-pocket expenses.
Section 16(a) Beneficial Ownership Reporting Compliance
The rules of the SEC require our directors, executive officers and holders of more than 10% of our common stock to file reports of stock ownership and changes in ownership with the SEC. Based solely on a review of the Section 16 reports filed by our directors and executive officers and written representations of our directors and executive officers, we believe that our directors and executive officers complied with all Section 16(a) filing requirements for fiscal year 2016.
Householding
Only one copy of each of our Annual Report to Stockholders and this Proxy Statement or one copy of our Notice Regarding the Availability of Proxy Materials has been sent to multiple stockholders who share the same address and last name, unless we have received contrary instructions from one or more of those stockholders. This procedure is referred to as “householding.” We have been notified that certain intermediaries (brokers or banks) will also household proxy materials. We will deliver promptly, upon oral or written request, separate copies of the Annual Report and Proxy Statement to any stockholder at the same address. If you wish to receive separate copies of one or both of these documents, or if you do not wish to participate in householding in the future, you may write to our Corporate Secretary at SUPERVALU INC., P.O. Box 990, Minneapolis, Minnesota 55440, or call (952) 828-4000. You may contact your broker or bank to make a similar request. Stockholders sharing an address who now receive multiple copies of our Annual Report and Proxy Statement may request delivery of a single copy of each document by writing or calling us at the address or telephone number above or by contacting their broker or bank (provided the broker or bank has determined to household proxy materials).
Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on July 20, 2016
Our Notice of Annual Meeting, Proxy Statement and Annual Report are available at
http://materials.proxyvote.com/868536.
Requests for Copies of Annual Report
SUPERVALU will furnish to stockholders, without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended February 27, 2016, as filed with the SEC, upon receipt of a written request addressed to our Corporate Secretary at SUPERVALU INC., P.O. Box 990, Minneapolis, Minnesota 55440.
Owners of Shares Held in Street Name: Check the information provided to you in the proxy materials mailed to you by your bank or broker.

APPENDIX A
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION USED IN
COMPENSATION PERFORMANCE METRICS
The Company’s Consolidated Financial Statements are prepared and presented in accordance with generally accepted accounting principles (“GAAP”). The “Compensation Discussion and Analysis” contains references to certain financial measurements that are not measured in accordance with accounting principles generally accepted in the United States of America (“non-GAAP”). The Company considers certain non-GAAP financial measures to assess the performance of our businesses. The measures and items identified below, such as Adjusted EBITDA and Adjusted Overhead Expense, are provided as a supplement to our results of operations. These non-GAAP financial measurements are utilized by management to analyze underlying core business trends, to understand operating performance and as a compensation performance measure. Non-GAAP financial measures should only be considered as an additional supplement to the Company’s financial results reported in accordance with GAAP and should not be considered superior to, a substitute for or an alternative to any financial measure of performance prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Certain adjustments to our GAAP financial measures reflected below exclude certain items that are occasionally recurring in nature and may be reflected in our financial results for the foreseeable future. These measurements and items may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measurements should be reviewed in conjunction with the Company’s results reported in accordance with GAAP in its Annual Report on Form 10-K for the fiscal year ended February 27, 2016.
Adjusted EBITDA is a non-GAAP supplemental performance measure the Company uses to facilitate operating performance comparisons of our businesses on a consistent basis. In addition, management believes Adjusted EBITDA as a measure of business performance provides investors with useful supplemental information. Adjusted EBITDA provides additional understanding of other factors and trends affecting our business, which are used in the business planning process to understand expected performance, to evaluate results against those expectations, and as one of the compensation performance measures to determine achievement under the guidance of certain compensation programs and plans. Adjusted Overhead Expense is a non-GAAP supplemental expense measure the Company uses to manage administrative costs that generally can vary based on the extent of administrative support services needed for the Company or to service other entities.
ADJUSTED EBITDA
The Company defines Adjusted EBITDA as Net earnings (loss) from continuing operations, plus Interest expense, net and Income tax provision (benefit), less Net earnings attributable to noncontrolling interests calculated in accordance with GAAP, plus non-GAAP adjustments for Depreciation and amortization, LIFO charge (credit), certain employee-related costs and pension related items (including severance costs, accelerated stock-based compensation charges, pension settlement charges, multiemployer pension withdrawal charges and other items), charges and costs related to debt financing activities, non-cash asset impairment and other charges and gains (including asset write-offs, store closures, market exits and certain gains on the sale of property), goodwill and intangible asset impairment charges, costs related to the separation of businesses, legal settlement charges and gains, contract breakage costs and certain other non-cash charges or items.
These items are omitted either because they are non-cash items or are items that are not considered in our supplemental assessment of our on-going business performance. Certain of these adjustments are considered in similar supplemental analyses by other companies, such as Depreciation and amortization, LIFO charge (credit) and certain other adjustments. Adjusted EBITDA is less disposed to variances in actual performance resulting from depreciation, amortization and other noncash charges and credits, and more reflective of other factors that affect our underlying operating performance.
There are significant limitations to using Adjusted EBITDA as a financial measure including, but not limited to, it not reflecting cash expenditures for capital assets or contractual commitments, changes in working capital, income taxes and debt service expenses that are recurring in our results of operations.

A-1

The following is a reconciliation of the Net earnings from continuing operations as reported in accordance with GAAP to the non-GAAP measure of Adjusted EBITDA:

Fiscal 2016 (52 weeks)
Net earnings from continuing operations	$178
Less: net earnings attributable to noncontrolling interests	(8)
Income tax provision	85
Interest expense, net	196
Depreciation and amortization	276
LIFO charge	3
Employee-related costs	8
Store closure and asset impairment charges	12
Costs incurred for potential Save-A-Lot separation	15
Intangible asset impairment charge	6
Adjusted EBITDA	$771
ADJUSTED OVERHEAD EXPENSE
The Company defines Adjusted Overhead Expense as Selling and administrative expenses as reported in the Company’s Consolidated Statements of Operations calculated in accordance with GAAP, less the following expenses included within Selling and administrative expenses: (i) Wholesale, Save-A-Lot, Retail and corporate operating expenses; (ii) depreciation and amortization costs; (iii) pension expense; and (iv) publicly disclosed adjustment items; less transition services agreement revenues included within Net sales, net of certain related costs; plus Wholesale and Retail overhead costs included within Cost of sales.
Adjusted Overhead Expense consists of the Company’s corporate overhead expenses that management has identified are controllable in nature, as compared to costs that are operational. In determining the Adjusted Overhead Expense measure, the Company has excluded certain items from Selling and administrative expenses that are generally operational, noncash and publicly disclosed adjustment items as determined by management.
Retail store, distribution center and other operating expenses are excluded from Adjusted Overhead Expense because they are incurred at operating locations that fluctuate with operating revenue and are non-administrative in nature. Depreciation and amortization expense and pension expense are excluded because they are non-cash expenses. Transition services agreement revenues are included since administrative costs within the Adjusted Overhead Expense are higher due to the overhead costs related to servicing the transition services agreements.
The following is a reconciliation of the Selling and administrative expenses as reported in accordance with GAAP to the non-GAAP measure of Adjusted Overhead Expense:

Fiscal 2016 (52 weeks)
Selling and administrative expenses, as reported	$2,124
Less expenses and adjustments included within Selling and administrative costs and Intangible asset impairment charges:
Wholesale, Save-A-Lot, Retail and corporate operating expenses	(1,396)
Depreciation and amortization expense	(217)
Pension expense	(41)
Employee-related costs	(8)
Store closure and asset impairment charges	(12)
Costs incurred for potential Save-A-Lot separation	(15)
Plus: Merchandising, procurement and other costs included within Cost of sales	57
Less: Transition services agreement fees included within Net sales, net of certain related costs	(195)
Adjusted Overhead Expense	$297

A-2

APPENDIX B

SUPERVALU INC.
2012 STOCK PLAN
(As Amended ~~and Restated~~ July ~~16, 2014~~20, 2016)

B-1

Section 1.	Purpose	1
Section 2.	Definitions	1
Section 3.	Administration	4
(a)	Power and Authority of the Committee	4
(b)	Delegation	4
(c)	Power and Authority of the Board	4
Section 4.	Shares Available for Awards	4
(a)	Shares Available	4
(b)	Accounting for Awards	5
(c)	Adjustments	5
(d)	Award Limitations Under the Plan	5
(e)	Effect of Plans Operated by Acquired Companies	6
Section 5.	Eligibility	6
Section 6.	Awards	6
(a)	Options	6
(b)	Stock Appreciation Rights	7
(c)	Restricted Stock and Restricted Stock Units	8
(d)	Performance Awards	8
(e)	Dividend Equivalents	9
(f)	Stock Awards	9
(g)	Other Stock-Based Awards	9
(h)	General	9
Section 7.	Amendment and Termination; Corrections	11
(a)	Amendments to the Plan	11
(b)	Amendments to Awards	12
(c)	Correction of Defects, Omissions and Inconsistencies	12
Section 8.	Income Tax Withholding	12
Section 9.	General Provisions	12
(a)	No Rights to Awards	12
(b)	Award Agreements	12
(c)	Plan Provisions Control	12
(d)	No Rights of Stockholders	12
(e)	No Limit on Other Compensation Plans or Arrangements	12
(f)	No Right to Employment or Directorship	13
(g)	Governing Law	13
(h)	Severability	13
(i)	No Trust or Fund Created	13
(j)	Other Benefits	13
(k)	No Fractional Shares	13
(l)	Headings	13
(m)	Consultation With Professional Tax and Investment Advisors	13
(n)	Foreign Employees and Foreign Law Considerations	13
(o)	Blackout Periods	14
Section 10.	Clawback or Recoupment	14
Section 11.	Effective Date of the Plan; Effect on Prior Plan	14
Section 12.	Term of the Plan	14

B-2

SUPERVALU INC.
2012 STOCK PLAN
(As Amended ~~and Restated~~ July ~~16, 2014~~20, 2016)
Section 1. Purpose
The purpose of the Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining employees, officers, non-employee Directors, consultants, independent contractors and advisors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to compensate such persons through various stock-based and other arrangements and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company’s stockholders.
Section 2. Definitions
As used in the Plan, the following terms shall have the meanings set forth below:
(a)“Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.
(b)“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, Stock Award or Other Stock-Based Award granted under the Plan.
(c)“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. An Award Agreement may be in an electronic medium and need not be signed by a representative of the Company or the Participant. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.
(d)“Board” shall mean the Board of Directors of the Company.
(e)“Change of Control” shall mean what the term is defined to mean in an Award Agreement between a Participant and the Company or, in the absence of any such definition, any of the following events for Awards granted under the Plan:

(i)
the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (A) the then outstanding shares of common stock of the Company or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company or (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company;

(ii)
the consummation of any merger or other business combination of the Company, sale or lease of all or substantially all of the Company’s assets or combination of the foregoing transactions (the “Transactions”) other than a Transaction immediately following which the stockholders of the Company and any trustee or fiduciary of any Company employee benefit plan immediately prior to the Transaction own at least sixty percent (60%) of the voting power, directly or indirectly, of (A) the surviving corporation in any such merger or other business combination; (B) the purchaser or lessee of the Company’s assets or (C) both the surviving corporation and the purchaser or lessee in the event of any combination of Transactions; or

(iii)
within any 24-month period, the persons who were directors immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of a successor to the Company. For this purpose, any director who was not a director at the beginning of such period

1

shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least three-fourths of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who has expressed an intent to effect a Change of Control or engage in a proxy or other control contest).
(f)“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.
(g)“Committee” shall mean the Leadership Development and Compensation Committee of the Board or any successor committee of the Board designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m). The Company expects to have the Plan administered in accordance with the requirements for the award of “qualified performance-based compensation” within the meaning of Section 162(m).
(h)“Company” shall mean SUPERVALU INC., a Delaware corporation, or any successor corporation.
(i)“Director” shall mean a member of the Board.
(j)“Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.
(k)“Eligible Person” shall mean any employee, officer, non-employee Director, consultant, independent contractor or advisor providing services to the Company or any Affiliate who the Committee determines to be an Eligible Person. An Eligible Person must be a natural person.
(l)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(m)“Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of a Share as of a given date for purposes of the Plan shall be, if the Shares are then listed on the New York Stock Exchange, the closing sale price of one Share on the New York Stock Exchange as reported on the consolidated transaction reporting system on such date or, if the New York Stock Exchange is not open for trading on such date, on the next preceding date that the New York Stock Exchange was open for trading.
(n)“Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.
(o)“Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.
(p)“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.
(q)“Other Stock-Based Award” shall mean any right granted under Section 6(g) of the Plan.
(r)“Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.
(s)“Performance Award” shall mean any right granted under Section 6(d) of the Plan.
(t)“Performance Goal” shall mean one or more of the following performance goals, either individually, alternatively or in any combination: sales (including identical store sales), revenue, costs, expenses, earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes (“EBIT”), earnings before interest, taxes, depreciation and amortization (“EBITDA”) and net earnings), EBIT or EBITDA as a percent of net sales, earnings per share (basic or diluted), earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, margins (including one or more of gross, operating and net income margins), ratios (including one or more of price to earnings, debt to assets, debt to net assets and ratios regarding liquidity, solvency, fiscal capacity, productivity or risk), returns (including one or more of return on actual or proforma assets, net assets, equity,

2

investment, capital and net capital employed), stockholder return (including total stockholder return relative to an index or peer group), stock price, market capitalization, cash generation, cash flow (including, without limitation, operating cash flow, free cash flow and cash flow return on equity), unit volume, working capital, market share, cost reductions, budget comparisons, sales or profitability of an identifiable business unit or product, economic profit or value added, number of customers, workforce satisfaction and diversity goals, environmental health and safety goals, employee retention, customer satisfaction, implementation or completion of key projects and strategic plan development and implementation. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria. The foregoing measures may relate to the Company, one or more of its subsidiaries or one or more of its divisions or units, product lines or product categories or any combination of the foregoing. To the extent consistent with Section 162(m), the Committee may, when it establishes performance criteria, also provide for the adjustment for charges related to an event or occurrence which the Committee determines is appropriate for adjustment, including, but not limited to, any of the following events: asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; acquisitions; gains or losses from the disposition of businesses or assets or from the early extinguishment of debt; and unusual, extraordinary or nonrecurring events.
(u)“Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.
(v)“Plan” shall mean the SUPERVALU INC. 2012 Stock Plan, as amended from time to time.
(w)“Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.
(x)“Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.
(y)“Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.
(z)“Section 162(m)” shall mean Section 162(m) of the Code, or any successor provision, and the applicable Treasury Regulations promulgated thereunder.
(aa)“Section 409A” shall mean Section 409A of the Code, or any successor provision, and applicable Treasury Regulations and other applicable guidance thereunder.
(bb)    “Securities Act” shall mean the Securities Act of 1933, as amended.
(cc)“Share” or “Shares” shall mean a share or shares of common stock, $0.01 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.
(dd)    “Specified Employee” shall mean a specified employee as defined in Section 409A(a)(2)(B) of the Code or applicable proposed or final regulations under Section 409A, determined in accordance with procedures established by the Company and applied uniformly with respect to all plans maintained by the Company that are subject to Section 409A.
(ee)    “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.
(ff)    “Stock Award” shall mean any Share granted under Section 6(f) of the Plan.
(gg)    “Substitute Award” shall mean an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

3

Section 3. Administration
(a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement, provided, however, that, except as otherwise permitted in connection with an event as provided under Section 4(c) hereof, the Committee shall not reprice, adjust or amend the exercise price of Options or the grant price of Stock Appreciation Rights previously awarded to any Participant, whether through amendment, cancellation and replacement grant, or any other means; (vi) accelerate the exercisability of any Award or the lapse of any restrictions relating to any Award; (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder of the Award or the Committee; (ix) interpret and administer the Plan and any instrument or agreement, including any Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and (xii) adopt such modifications, rules, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or an Affiliate may operate, including, without limitation, establishing any special rules for Affiliates, Eligible Persons or Participants located in any particular country, in order to meet the objectives of the Plan and to ensure the viability of the intended benefits of Awards granted to Participants located in such non-United States jurisdictions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate.
(b)Delegation. The Committee may delegate its powers and duties under the Plan to one or more officers or Directors of the Company, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under the Plan (i) with regard to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act, (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m) or (iii) in such a manner as would contravene Section 157 of the Delaware General Corporation Law.
(c)Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Rule 16b-3 or Section 162(m).
Section 4. Shares Available for Awards
(a)Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be the sum of (i) ~~51,252,236~~62,054,008 and (ii) any Shares subject to awards outstanding as of May ~~22,2014~~23, 2016 under the Company’s 2007 Stock Plan that, on or after ~~the original effective date of the Plan~~May 23, 2016, cease for any reason to be subject to such awards (other than by reason of exercise or settlement of such awards to the extent they are exercised for or settled in vested and non-forfeitable Shares). The number of Shares available for issuance under the Plan pursuant to clause (ii) in the preceding sentence shall be the same number of Shares counted against the aggregate number of Shares available under the Company’s 2007 Stock Plan with respect to such awards. Shares to be issued under the Plan may be authorized but unissued Shares, treasury

4

shares or Shares acquired in the open market or otherwise. Substitute Awards and Awards that may be settled solely in cash shall not be counted against the aggregate number of Shares available under the Plan, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.
(b)Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. If an Award terminates, is forfeited or is cancelled without the issuance of any Shares, or if any Shares covered by an Award or to which an Award relates are not issued for any other reason (including settlement of the Award in cash or payment in Shares upon the exercise of a Stock Appreciation Right Award), then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such termination, forfeiture, cancellation or non-issuance, shall again be available for granting Awards under the Plan. If Shares of Restricted Stock are forfeited or otherwise reacquired by the Company prior to vesting, whether or not dividends have been paid on such Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award of Restricted Stock, to the extent of any such forfeiture or reacquisition by the Company, shall again be available for granting Awards under the Plan. If (i) payment of the exercise price of any Award is made through the delivery (either actually or by attestation) of Shares by the Participant or by the withholding of Shares by the Company, or (ii) satisfaction of any tax withholding obligations arising from any Award occurs through the delivery (either actually or by attestation) of Shares by the Participant or by the withholding of Shares by the Company, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such delivery or withholding, shall again be available for granting Awards under the Plan. No amendment to the Plan that changes the manner of accounting for Awards shall be given retroactive effect.
(c)Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase price or exercise price with respect to any Award and (iv) the limitations contained in Section 4(d) of the Plan; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number. Such adjustment shall be made by the Committee or the Board, whose determination in that respect shall be final, binding and conclusive.
(d)Award Limitations Under the Plan.

(i)
Limitation for Option and Stock Appreciation Right Awards. No Eligible Person may be granted Options, Stock Appreciation Rights or any other Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, for more than 2,000,000 Shares or, if such Award is payable in cash, for an amount greater than the Fair Market Value of 2,000,000 Shares at the time of payment (subject, in each case, to adjustment as provided for in Section 4(c) of the Plan) in the aggregate in any calendar year.

(ii)	Limitations for Performance Awards.

(A)
Performance Awards Denominated in Shares. No Eligible Person, including one who is or may be a “covered person” within the meaning of Section 162(m), may be granted Awards under the Plan that are denominated in Shares and whose vesting or settlement is subject to the satisfaction of Performance Goals (including, without limitation, Performance Awards, Restricted Stock and Restricted Stock Units), for more than 2,000,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan) in

5

the aggregate in any calendar year. The limitation contained in this Section 4(d)(ii)(A) does not apply to any Award subject to the limitations contained in Section 4(d)(i) or Section 4(d)(ii)(B).

(B)
Performance Awards Denominated in Cash. The maximum amount payable pursuant to all Performance Awards denominated in cash under the Plan to any Participant, including one who is or may be a “covered person” within the meaning of Section 162(m), in the aggregate in any calendar year shall be $10,000,000 in value, whether payable in cash, Shares or other property. The limitation contained in this Section 4(d)(ii)(B) does not apply to any Award subject to the limitations contained in Section 4(d)(i) or Section 4(d)(ii)(A).

(iii)
Limitation for Awards to Consultants and Advisors. Awards will only be granted to those consultants or advisors who may participate in an employee benefit plan as provided in the definition of “Employee Benefit Plan” in Rule 405 of the Securities Act.

(iv)
Plan-Specific Limitations. The limitations contained in this Section 4(d) shall apply only with respect to Awards granted under this Plan, and limitations on awards granted under any other stockholder approved executive incentive plan maintained by the Company will be governed solely by the terms of such other plan.

(e)Effect of Plans Operated by Acquired Companies. If a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan. Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Eligible Persons prior to such acquisition or combination.
Section 5. Eligibility
Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.
Section 6. Awards
(a)Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)
Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a purchase price below Fair Market Value on the date of grant (A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (B) if the Option is a Substitute Award.

(ii)	Option Term. The term of each Option shall be fixed by the Committee at the time of grant, but shall not be longer than 10 years from the date of grant.

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(iii)
Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made. Alternatively, the Committee may, in its discretion, permit a Non-Qualified Stock Option (but not an Incentive Stock Option) to be exercised by delivering to the Participant a number of Shares having an aggregate Fair Market Value (determined as of the date of exercise) equal to the excess, if positive, of the Fair Market Value of the Shares underlying the Non-Qualified Stock Option being exercised, on the date of exercise, over the exercise price of the Non-Qualified Stock Option for such Shares.

(iv)
Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of Options which are intended to qualify as Incentive Stock Options:

(A)
The Committee will not grant Incentive Stock Options in which the aggregate Fair Market Value (determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall exceed $100,000.

(B)
All Incentive Stock Options must be granted within 10 years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the stockholders of the Company.

(C)
Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than 10 years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, such Incentive Stock Option shall expire and no longer be exercisable no later than five years from the date of grant.

(D)
The purchase price per Share for an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option.

(E)
Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

(b)Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a per share grant price below Fair Market Value on the date of grant (A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (B) if the Stock Appreciation Right is a Substitute Award. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates

7

of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee; provided, however, that the term of each Stock Appreciation Right shall not be longer than 10 years from the date of grant. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.
(c)Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant an Award of Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)
Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of such Awards in certain events including, but not limited to, the Participant’s death, disability, termination, retirement or a Change of Control.

(ii)
Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(iii)
Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s termination of employment or resignation or removal as a Director (in either case, as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by the Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units, except as otherwise provided in the Award Agreement.

(d)Performance Awards. The Committee is hereby authorized to grant Performance Awards to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of one or more performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. Performance Awards that are granted to Eligible Persons who may be “covered employees” under Section 162(m) and that are intended to be “qualified performance-based compensation” within the meaning of Section 162(m), to the extent required by Section 162(m), shall be conditioned solely on the achievement of one or more objective Performance Goals established by the Committee within the time prescribed by Section 162(m), and shall otherwise comply with the requirements of Section 162(m), as described below.

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(i)
Timing of Designations; Duration of Performance Periods. For each Award intended to be “qualified performance-based compensation,” the Committee shall, not later than 90 days after the beginning of each performance period, (i) designate all Participants for such performance period and (ii) establish the objective performance factors for each Participant for that performance period on the basis of one or more objective Performance Goals; provided, however, that, with respect to such Performance Goals, the outcome is substantially uncertain at the time the Committee actually establishes each Performance Goal. The Committee shall have sole discretion to determine the applicable performance period, provided that in the case of a performance period less than 12 months, in no event shall a Performance Goal be considered to be pre-established if it is established after 25 percent of the performance period (as scheduled in good faith at the time the Performance Goal is established) has elapsed.

(ii)
Certification. Following the close of each performance period and prior to payment of any amount to a Participant with respect to an Award intended to be “qualified performance-based compensation,” the Committee shall certify in writing as to the attainment of all factors (including the performance factors for a Participant) upon which any payments to a Participant for that performance period are to be based.

(iii)
Payment of Qualified Performance Awards. Certified Awards shall be paid no later than two and one-half months following the conclusion of the applicable performance period; provided, however, that the Committee may establish procedures that allow for the payment of Awards on a deferred basis subject to the requirements of Section 409A. The Committee may, in its discretion, reduce the amount of a payout achieved and otherwise to be paid in connection with an Award intended to be “qualified performance-based compensation,” but may not exercise discretion to increase such amount.

(e)Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine. Notwithstanding the foregoing, the Committee may not grant Dividend Equivalents to Eligible Persons in connection with grants of Options or Stock Appreciation Rights to such Eligible Persons.
(f)Stock Awards. The Committee is hereby authorized to grant to Eligible Persons Shares without restrictions thereon, as deemed by the Committee to be consistent with the purpose of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, such Stock Awards may have such terms and conditions as the Committee shall determine.
(g)Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of such Awards, subject to the terms of the Plan and any applicable Award Agreement. The consideration paid by the Participant may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), as the Committee shall determine.
(h)General.

(i)	Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

(ii)
Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards

9

granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii)
Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(iv)	Term of Awards. Subject to Section 6(a)(iv)(C), the term of each Award shall be for a period not to exceed 10 years from the date of grant as determined by the Committee at the time of grant.

(v)
Limits on Transfer of Awards. Except as provided by the Committee or by this Plan, any Award (other than Stock Awards) and any right under any such Award shall not be transferable by a Participant other than by will or by the laws of descent and distribution or by transfer of an Award back to the Company, including transfer of an Award (but not any Option) to the Company in connection with a deferral election under a Company deferred compensation plan. Notwithstanding the immediately preceding sentence, Awards of Incentive Stock Options shall not be transferable by a Participant other than by will or by the laws of descent and distribution. The Committee may establish procedures as it deems appropriate for a Participant to designate a Person or Persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death. The Committee, in its discretion and subject to such additional terms and conditions as it determines, may permit a Participant to transfer a Non-Qualified Stock Option to any “family member” (as defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act) at any time that such Participant holds such Option, provided that such transfers may not be for “value” (as defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act) and the family member may not make any subsequent transfers other than by will or by the laws of descent and distribution. Each Award under the Plan or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant (except as provided herein or in an Award Agreement or amendment thereto relating to a Non-Qualified Stock Option) or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award (other than a Stock Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(vi)
Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made with respect to, or legends to be placed on the certificates for, such Shares or other securities to reflect such restrictions. The Company shall not be required to deliver any Shares or other securities covered by an Award unless and until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(vii)
Section 409A Provisions. It is intended that (i) all Option, Stock Appreciation Right, Restricted Stock and Stock Awards under the Plan will not provide for the deferral of compensation within the meaning of Section 409A and thereby be exempt from Section 409A, and (ii) all other

10

Awards under the Plan will either not provide for the deferral of compensation within the meaning of Section 409A, or will comply with the requirements of Section 409A, and Awards shall be structured and the Plan administered and interpreted in accordance with this intent. The Plan and any Award Agreement may be unilaterally amended by the Company in any manner deemed necessary or advisable by the Committee or Board in order to maintain such exemption from or compliance with Section 409A. Notwithstanding anything to the contrary in the Plan or any Award Agreement, with respect to any Award that constitutes a deferral of compensation subject to Section 409A:

(A)
If any amount is payable under such Award upon a termination of employment or other service, a termination of employment or other service will be deemed to have occurred only at such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Section 409A;

(B)
If such Award provides for a change in the time or form of payment upon a Change of Control, then no Change of Control shall be deemed to have occurred upon an event described in Section 2(e) or any applicable Award Agreement unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Section 409A;

(C)	If any amount is payable under such Award due to a Participant’s disability, the term “disability” shall be defined as provided in Treasury Regulation 1.409A-3(i)(4); and

(D)
If any amount shall be payable with respect to any such Award as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee” within the meaning of Section 409A (as determined by the Committee in good faith), then no payment shall be made, except as permitted under Section 409A, prior to the earlier of (i) the date that is six months after the Participant’s separation from service or (ii) the Participant’s death.

None of the Company, the Board, the Committee nor any other person involved with the administration of this Plan shall (i) in any way be responsible for ensuring the exemption of any Award from, or compliance by any Award with, the requirements of Section 409A, (ii) have any obligation to design or administer the Plan or Awards granted thereunder in a manner that minimizes a Participant’s tax liabilities, including the avoidance of any additional tax liabilities under Section 409A, and (iii) have any liability to any Participant for any such tax liabilities.
Section 7. Amendment and Termination; Corrections
(a)Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the stockholders of the Company shall be required for any amendment to the Plan that:

(i)	requires stockholder approval under the rules or regulations of the Securities and Exchange Commission, the New York Stock Exchange or any other securities exchange applicable to the Company;

(ii)	increases the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;

(iii)
increases the number of shares subject to the limitations contained in Section 4(d)(i) or Section 4(d)(ii)(A) of the Plan or the dollar amount subject to the limitation contained in Section 4(d)(ii)(B) of the Plan;

(iv)	permits repricing of Options or Stock Appreciation Rights, which is prohibited by Section 3(a)(v) of the Plan;

(v)
permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Section 6(a) and Section 6(b) of the Plan; or

11

(vi)	would cause Section 162(m) to become unavailable with respect to the Plan.
(b)Amendments to Awards. Subject to the provisions of the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided in the Plan, the Committee may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, but no such action may adversely affect the rights of the holder of such Award without the consent of the Participant or holder or beneficiary thereof. The Company intends that Awards under the Plan shall satisfy the requirements of Section 409A to avoid any adverse tax results thereunder, and the Committee shall administer and interpret the Plan and all Award Agreements in a manner consistent with that intent. If any provision of the Plan or an Award Agreement would result in adverse tax consequences under Section 409A, the Committee may amend that provision (or take any other action reasonably necessary) to avoid any adverse tax results and no action taken to comply with Section 409A shall be deemed to impair or otherwise adversely affect the rights of any holder of an Award or beneficiary thereof.
(c)Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.
Section 8. Income Tax Withholding
In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the applicable taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.
Section 9. General Provisions
(a)No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.
(b)Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant, or until such Award Agreement is delivered and accepted through an electronic medium in accordance with procedures established by the Company.
(c)Plan Provisions Control. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.
(d)No Rights of Stockholders. Except with respect to Restricted Stock and Stock Awards, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued.
(e)No Limit on Other Compensation Plans or Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

12

(f)No Right to Employment or Directorship. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, or the right to be retained as a Director, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause, or remove a Director in accordance with applicable law. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment, or remove a Director who is a Participant, free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement. By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.
(g)Governing Law. The internal law, and not the law of conflicts, of the State of Delaware shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.
(h)Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.
(i)No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.
(j)Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation or benefits under any pension, retirement, savings, profit sharing, group insurance, disability, severance, termination pay, welfare or other benefit plan of the Company, unless required by law or otherwise provided by such other plan.
(k)No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.
(l)Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
(m)Consultation With Professional Tax and Investment Advisors. The holder of any Award granted hereunder acknowledges that the grant, exercise, vesting or any payment with respect to such an Award, and the sale or other disposition of the Shares acquired pursuant to the Plan, may have tax consequences pursuant to the Code or under local, state or international tax laws. Such a holder further acknowledges that such holder is relying solely and exclusively on the holder’s own professional tax and investment advisors with respect to any and all such matters (and is not relying, in any manner, on the Company or any of its employees or representatives). Finally, such a holder understands and agrees that any and all tax consequences resulting from the Award and its grant, exercise, vesting or any payment with respect thereto, and the sale or other disposition of the Shares acquired pursuant to the Plan, is solely and exclusively the responsibility of such holder without any expectation or understanding that the Company or any of its employees, representatives or Affiliates will pay or reimburse such holder for such taxes or other items.
(n)Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to Eligible Persons who are foreign nationals, who are located outside the United States, who are United States citizens or resident aliens on global assignments in foreign nations, who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary

13

or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.
(o)Blackout Periods. Notwithstanding any other provision of this Plan or any Award or Award Agreement to the contrary, the Company shall have the authority to establish any “blackout” period that the Company deems necessary or advisable with respect to any or all Awards.
Section 10. Clawback or Recoupment
All Awards under this Plan shall be subject to forfeiture or other penalties pursuant to the Company’s Clawback Policy, as amended from time to time, and such forfeiture and/or penalty conditions or provisions as determined by the Committee and set forth in the applicable Award Agreement.
Section 11. Effective Date of the Plan; Effect on Prior Plan
The Plan originally became effective on July 17, 2012, and on and after that date no further awards could be granted under the Company’s 2007 Stock Plan. The Board approved ~~this~~an amendment and restatement of the Plan on May 16, 2014, ~~subject to approval by the Company's stockholders,~~ and the Plan as so amended and restated ~~will become~~became effective upon its approval by the stockholders of the Company at the annual meeting of stockholders of the Company held on July 16, 2014. The Board approved a further amendment to the Plan on May 13, 2016, subject to approval by the Company’s stockholders, and the Plan as so amended will become effective upon approval of the amendment by the stockholders of the Company at the annual meeting of stockholders of the Company to be held on July ~~16, 2014~~20, 2016. If the Company’s stockholders fail to approve such amendment ~~and restatment of~~to the Plan by August 31, ~~2014~~2016, the Plan will continue in effect in the form in which it existed immediately prior to that date and any Awards made under the Plan that were expressly contingent upon approval of ~~the~~such amendment ~~and restatement of~~to the Plan by the Company’s stockholders will be of no effect.
Section 12. Term of the Plan
No Award shall be granted under the Plan after (i) 10 years from the date of stockholder approval of the amendment ~~and restatement of~~to the Plan approved by the Board on May 13, 2016 (or, if the Company’s stockholders fail to approve ~~the~~such amendment ~~and restatement of the Plan~~, 10 years after ~~the original adoption of the Plan by the Board~~July 16, 2014) or (ii) any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan; provided, however, that in the case of a Performance Award intended to be “qualified performance-based compensation,” no such Performance Award shall be granted under the Plan after the first meeting of the Company’s stockholders that occurs in the fifth year following the year in which stockholders most recently approved the Performance Goals. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such dates, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

14

SUPERVALU INC.
SUPERVALU INC. Headquarters
11840 Valley View Road
Eden Prairie, MN 55344
July 20, 2016 Annual Meeting of Stockholders
The Annual Meeting will begin at 9:30 a.m., Central Time, at the SUPERVALU Headquarters,
11840 Valley View Road
Eden Prairie, MN 55344
SUPERVALU INC.
Annual Meeting of
Stockholders
July 20, 2016 at 9:30 a.m. Central Time
Please bring a current
brokerage statement, letter from your stockbroker
or other proof of stock ownership to the meeting

SUPERVALU.

SUPERVALU INC.
11840 VALLEY VIEW ROAD
EDEN PRAIRIE, MN 55344

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on July 19, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on July 19, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E11640-P80414 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SUPERVALU INC.

The Board of Directors recommends you vote FOR all Director nominees under Item 1.

1. Election of Directors

Nominees:

	For	Against	Abstain
1a. Donald R. Chappel	☐	☐	☐
1b. Irwin S. Cohen	☐	☐	☐
1c. Philip L. Francis	☐	☐	☐
1d. Mark Gross	☐	☐	☐
1e. Eric G. Johnson	☐	☐	☐
1f. Mathew M. Pendo	☐	☐	☐
1g. Francesca Ruiz de Luzuriaga	☐	☐	☐
1h. Wayne C. Sales	☐	☐	☐
1i. Frank A. Savage	☐	☐	☐
1j. Gerald L. Storch	☐	☐	☐
1k. Mary A. Winston	☐	☐	☐

The Board of Directors recommends you vote FOR Items 2, 3, and 4.

	For	Against	Abstain
2. Ratification of appointment of KPMG LLP as independent registered public accounting firm	☐	☐	☐
3. To approve, by non-binding vote, the executive compensation as disclosed in the proxy statement	☐	☐	☐
4. To approve an amendment to the SUPERVALU INC. 2012 Stock Plan	☐	☐	☐

The Board of Directors recommends you vote AGAINST Item 5.

	For	Against	Abstain
5. To approve a stockholder proposal regarding stockholder proxy access	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

ANNUAL MEETING OF STOCKHOLDERS
July 20, 2016 9:30 a.m. Central Time
SUPERVALU INC. Headquarters
11840 Valley View Road
Eden Prairie, Minnesota 55344

This Proxy is solicited on behalf of the Board of Directors of the Company.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

E11641-P80414

This Proxy is solicited on behalf of the Board of Directors of the Company.

As the stockholder named on this card, you hereby appoint Mark Gross and Karla C. Robertson, and each of them, as your proxy, with power of substitution, to vote the shares of SUPERVALU common stock at the Annual Meeting as directed on the reverse side. These proxies may also vote, in their discretion, upon all other matters that may properly come before the Annual Meeting, or any adjournment or adjournments thereof. The shares will be voted as if you were personally present at the Annual Meeting. All former proxies are revoked. **If not otherwise specified, the shares will be voted as recommended by the Board of Directors.**

Voting Instructions - You may vote by mail, telephone or Internet. Please follow the instructions on the reverse side of this card.

Householding - If you share the same address and last name as other SUPERVALU stockholders, only one copy of SUPERVALU's Annual Report and Proxy Statement or one copy of our Notice Regarding the Availability of Proxy Materials has been mailed to your address. Proxy cards for each SUPERVALU stockholder residing at your address have been mailed under a separate cover.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side.